                                                                    EXHIBIT 10.9

================================================================================

                                  $700,000,000

                  AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT

                          Dated as of December 31, 1999

                                      among

                             LANIER WORLDWIDE, INC.,
                                 as the Company,

                            the SUBSIDIARY BORROWERS,

                       THE INSTITUTIONS FROM TIME TO TIME
                           PARTIES HERETO AS LENDERS,

                               ABN AMRO BANK N.V.,
                     as Administrative Agent, Issuing Bank,
                           and Dollar Swing Line Bank,


                               ABN AMRO BANK N.V.,
                                 BELGIUM BRANCH,
                        as Multicurrency Swing Line Bank,


                             SUNTRUST BANK, ATLANTA,
                              as Syndication Agent,

                                       and

                               WACHOVIA BANK N.A.,
                             as Documentation Agent,

                                   Arranged By

                               ABN AMRO BANK N.V.,
                        as Lead Arranger and Book Runner,


                   SUNTRUST EQUITABLE SECURITIES CORPORATION,
                        as Lead Arranger and Book Runner,

                                       and

                           WACHOVIA SECURITIES, INC.,
                               as Co-Lead Arranger


===============================================================================

                                TABLE OF CONTENTS

SECTION                                                                                                        PAGE
-------                                                                                                        ----
ARTICLE I:  DEFINITIONS...........................................................................................1

   1.1   CERTAIN DEFINED TERMS....................................................................................1
   1.2   REFERENCES..............................................................................................31
   1.3   ROUNDING AND OTHER CONSEQUENTIAL CHANGES................................................................32

ARTICLE II:  LOAN FACILITIES.....................................................................................32

   2.1   REVOLVING LOANS.........................................................................................32
   2.2   COMPETITIVE BID ADVANCES................................................................................34
   2.3   SWING LINE LOANS........................................................................................37
   2.4   RATE OPTIONS FOR ALL ADVANCES; MAXIMUM INTEREST PERIODS.................................................41
   2.5   OPTIONAL PAYMENTS; MANDATORY PREPAYMENTS................................................................41
   2.6   REDUCTIONS IN COMMITMENTS...............................................................................43
   2.7   METHOD OF BORROWING.....................................................................................44
   2.8   METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR ADVANCES.............................................44
   2.9   MINIMUM AMOUNT OF EACH ADVANCE..........................................................................45
   2.10  METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR CONVERSION AND.......................................45
   2.11  DEFAULT RATE............................................................................................47
   2.12  METHOD OF PAYMENT.......................................................................................47
   2.13  EVIDENCE OF DEBT........................................................................................48
   2.14  TELEPHONIC NOTICES......................................................................................49
   2.15  PROMISE TO PAY; INTEREST AND FEES; INTEREST PAYMENT DATES; INTEREST AND.................................49
   2.16  NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND AGGREGATE.....................................55
   2.17  LENDING INSTALLATIONS...................................................................................55
   2.18  NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT........................................................55
   2.19  TERMINATION DATE........................................................................................56
   2.20  REPLACEMENT OF CERTAIN LENDERS..........................................................................56
   2.21  ALTERNATE CURRENCY LOANS................................................................................57
   2.22  JUDGMENT CURRENCY.......................................................................................59
   2.23  MARKET DISRUPTION; DENOMINATION OF AMOUNTS IN DOLLARS; DOLLAR...........................................60
   2.24  SUBSIDIARY BORROWERS....................................................................................61

ARTICLE III: THE LETTER OF CREDIT FACILITY.......................................................................61

   3.1   OBLIGATION TO ISSUE LETTERS OF CREDIT...................................................................61
   3.2   TRANSITIONAL PROVISION..................................................................................62
   3.3   TYPES AND AMOUNTS.......................................................................................62
   3.4   CONDITIONS..............................................................................................62
   3.5   PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT.............................................................62
   3.6   LETTER OF CREDIT PARTICIPATION..........................................................................63
   3.7   REIMBURSEMENT OBLIGATION................................................................................63
   3.8   LETTER OF CREDIT FEES...................................................................................64
   3.9   ISSUING BANK REPORTING REQUIREMENTS.....................................................................65
   3.10  INDEMNIFICATION; EXONERATION............................................................................65
   3.11  CASH COLLATERAL.........................................................................................66

ARTICLE IV:  CHANGE IN CIRCUMSTANCES.............................................................................67

   4.1   YIELD PROTECTION........................................................................................67
   4.2   CHANGES IN CAPITAL ADEQUACY REGULATIONS.................................................................67
   4.3   AVAILABILITY OF TYPES OF ADVANCES.......................................................................68
   4.4   FUNDING INDEMNIFICATION.................................................................................68
   4.5   LENDER STATEMENTS; SURVIVAL OF INDEMNITY................................................................68

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
ARTICLE V:  CONDITIONS PRECEDENT.................................................................................69

   5.1   INITIAL ADVANCES AND LETTERS OF CREDIT..................................................................69
   5.2   INITIAL ADVANCE TO EACH NEW SUBSIDIARY BORROWER.........................................................71
   5.3   EACH ADVANCE, EACH CONVERSION OR CONTINUATION OF AN ADVANCE, AND EACH LETTER OF CREDIT..................72
   5.4   EFFECTIVENESS OF AMENDMENT AND RESTATEMENT..............................................................73

ARTICLE VI:  REPRESENTATIONS AND WARRANTIES......................................................................73

   6.1   ORGANIZATION; CORPORATE POWERS..........................................................................73
   6.2   AUTHORIZATION AND VALIDITY..............................................................................74
   6.3   NO CONFLICT; GOVERNMENT CONSENT.........................................................................74
   6.4   FINANCIAL STATEMENTS....................................................................................74
   6.5   MATERIAL ADVERSE CHANGE.................................................................................74
   6.6   TAXES...................................................................................................74
   6.7   LITIGATION AND CONTINGENT OBLIGATIONS...................................................................75
   6.8   SUBSIDIARIES............................................................................................75
   6.9   ERISA...................................................................................................75
   6.10  ACCURACY OF INFORMATION.................................................................................75
   6.11  REGULATION U............................................................................................75
   6.12  MATERIAL AGREEMENTS.....................................................................................76
   6.13  COMPLIANCE WITH LAWS....................................................................................76
   6.14  OWNERSHIP OF PROPERTIES.................................................................................76
   6.15  STATUTORY INDEBTEDNESS RESTRICTIONS.....................................................................76
   6.16  ENVIRONMENTAL MATTERS...................................................................................76
   6.17  INSURANCE...............................................................................................77
   6.18  LABOR MATTERS...........................................................................................77
   6.19  SOLVENCY................................................................................................77
   6.20  YEAR 2000 ISSUES........................................................................................77
   6.21  DEFAULT.................................................................................................77
   6.22  REPRESENTATIONS AND WARRANTIES OF EACH SUBSIDIARY BORROWER..............................................77
   6.23  FOREIGN EMPLOYEE BENEFIT MATTERS........................................................................79

ARTICLE VII:  COVENANTS..........................................................................................80

   7.1   REPORTING...............................................................................................80
   7.2   AFFIRMATIVE COVENANTS...................................................................................84
   7.3   NEGATIVE COVENANTS......................................................................................88
   7.4   FINANCIAL COVENANTS.....................................................................................95

ARTICLE VIII:  DEFAULTS..........................................................................................96

   8.1   DEFAULTS................................................................................................96

ARTICLE IX:  ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND REMEDIES..................................98

   9.1   TERMINATION OF REVOLVING LOAN COMMITMENTS; ACCELERATION.................................................98
   9.2   AMENDMENTS..............................................................................................99
   9.3   PRESERVATION OF RIGHTS.................................................................................100

ARTICLE X:  GUARANTY............................................................................................100

   10.1  GUARANTY...............................................................................................100
   10.2  WAIVERS................................................................................................100
   10.3  GUARANTY ABSOLUTE......................................................................................101
   10.4  ACCELERATION...........................................................................................102
   10.5  MARSHALING; REINSTATEMENT..............................................................................102
   10.6  SUBROGATION............................................................................................102
   10.7  TERMINATION DATE.......................................................................................102

ARTICLE XI:  GENERAL PROVISIONS.................................................................................103

   11.1  SURVIVAL OF REPRESENTATIONS............................................................................103
   11.2  GOVERNMENTAL REGULATION................................................................................103
   11.3  HEADINGS...............................................................................................103
   11.4  ENTIRE AGREEMENT.......................................................................................103
   11.5  SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT........................................................103
   11.6  EXPENSES; INDEMNIFICATION..............................................................................103
   11.7  NUMBERS OF DOCUMENTS...................................................................................104
   11.8  ACCOUNTING.............................................................................................104
   11.9  SEVERABILITY OF PROVISIONS.............................................................................104
   11.10 NONLIABILITY OF LENDERS................................................................................104
   11.11 GOVERNING LAW..........................................................................................105
   11.12 CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL................................................105
   11.13 OTHER TRANSACTIONS.....................................................................................106

ARTICLE XII:  THE ADMINISTRATIVE AGENT..........................................................................107

   12.1  APPOINTMENT; NATURE OF RELATIONSHIP....................................................................107
   12.2  POWERS.................................................................................................107
   12.3  GENERAL IMMUNITY.......................................................................................107
   12.4  NO RESPONSIBILITY FOR LOANS, CREDITWORTHINESS, RECITALS, ETC...........................................107
   12.5  ACTION ON INSTRUCTIONS OF LENDERS......................................................................108
   12.6  EMPLOYMENT OF AGENTS AND COUNSEL.......................................................................108
   12.7  RELIANCE ON DOCUMENTS; COUNSEL.........................................................................108
   12.8  THE ADMINISTRATIVE AGENT'S, ISSUING BANKS', SWING LINE BANKS' AND ALTERNATE CURRENCY BANKS'
           REIMBURSEMENT AND INDEMNIFICATION....................................................................108
   12.9  RIGHTS AS A LENDER.....................................................................................109
   12.10 LENDER CREDIT DECISION.................................................................................109
   12.11 SUCCESSOR ADMINISTRATIVE AGENT.........................................................................109
   12.12 NO DUTIES IMPOSED UPON SYNDICATION AGENT, DOCUMENTATION AGENT OR LEAD ARRANGERS........................110
   12.13 COLLATERAL AGENT.......................................................................................110

ARTICLE XIII:  SETOFF; RATABLE PAYMENTS.........................................................................110

   13.1  SETOFF.................................................................................................110
   13.2  RATABLE PAYMENTS.......................................................................................110
   13.3  APPLICATION OF PAYMENTS................................................................................111
   13.4  RELATIONS AMONG LENDERS................................................................................111

ARTICLE XIV:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.................................................111

   14.1  SUCCESSORS AND ASSIGNS.................................................................................111
   14.2  PARTICIPATIONS.........................................................................................112
   14.3  ASSIGNMENTS............................................................................................112
   14.4  CONFIDENTIALITY........................................................................................115
   14.5  DISSEMINATION OF INFORMATION...........................................................................115

ARTICLE XV:  NOTICES............................................................................................115

   15.1  GIVING NOTICE..........................................................................................115
   15.2  CHANGE OF ADDRESS......................................................................................116
   15.3  AUTHORITY OF COMPANY...................................................................................116

ARTICLE XVI:  COUNTERPARTS......................................................................................116

                             EXHIBITS AND SCHEDULES

                                    EXHIBITS


EXHIBIT A        --       Loan Commitments
                          (Definitions)

EXHIBIT A-1      --       Eurocurrency Payment Offices

EXHIBIT B        --       Form of Borrowing/Conversion/Continuation Notice
                          (Section 2.3 and Section 2.8 and Section 2.10)

EXHIBIT C        --       Form of Request for Letter of Credit (Section 3.4)

EXHIBIT D        --       Form of Assignment and Acceptance Agreement
                          (Sections 2.20 and 14.3)

EXHIBIT E        --       Form of Officer's Certificate
                          (Section 7.1(A)(iii))

EXHIBIT F        --       Form of Compliance Certificate
                          (Section 7.1(A)(iii))

EXHIBIT G-1      --       Form of Guaranty
                          (Definitions)

EXHIBIT G-2      --       Form of Subordination Agreement
                          (Definitions)

EXHIBIT H        --       Form of Alternate Currency Addendum
                          (Definitions)

EXHIBIT I-1A     --       Form of Tranche A Revolving Loan Note (If Requested)

EXHIBIT I-1B     --       Form of Tranche B Revolving Loan Note (If Requested)

EXHIBIT I-2      --       Form of Term Loan Note (If Requested)

EXHIBIT I-3      --       Form of Competitive Bid Note (If Requested)

EXHIBIT J        --       Form of Competitive Bid Quote Request

EXHIBIT K        --       Form of Invitation for Competitive Bid Quotes

EXHIBIT L        --       Form of Competitive Bid Quote


                                      -i-
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EXHIBIT M        --       Form of Assumption Letter



                                    SCHEDULES


Schedule 1.1.1   --    Permitted Existing Contingent Obligations (Definitions)

Schedule 1.1.2   --    Permitted Existing Indebtedness (Definitions)

Schedule 1.1.3   --    Permitted Existing Liens (Definitions)

Schedule 3.2     --    Transitional Letters of Credit (Section 3.2)

Schedule 6.8     --    Subsidiaries (Section 6.8)

Schedule 7.2     --    Subsidiaries Subject to Stock Pledge (Section 7.2 (N))

              AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT

         This AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT dated as of December __, 1999 is entered into by and among, LANIER WORLDWIDE, INC., a Delaware corporation (the "COMPANY"), one or more Subsidiaries of the Company (whether now existing or hereafter formed, collectively referred to herein as the "SUBSIDIARY BORROWERS"), the institutions from time to time parties hereto as Lenders, whether by execution of this Agreement or an Assignment Agreement pursuant to Section 14.3, ABN AMRO BANK N.V. in its capacity as administrative agent (the "Administrative Agent") for itself and the other Lenders, SUNTRUST BANK, ATLANTA, as Syndication Agent (the "Syndication Agent") and WACHOVIA BANK N.A., as Documentation Agent (the "Documentation Agent").

                                    RECITALS

         A. The Borrowers, the Agents and the Lenders are parties to that certain 5-Year Credit Agreement dated as of October 20, 1999, as amended by that certain Amendment No. 1 dated as of November 4, 1999 (the "Existing Agreement"), pursuant to which the Lenders agreed to make term and revolving loans and provide financial accommodations to the Borrowers, subject to certain restrictions set forth therein.

         B. The Borrowers, the Agents and the Required Lenders desire to amend and restate the Existing Agreement in order to divide the revolving credit facility established thereby into separate tranches and to make certain other changes to the Existing Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and restate the Existing Agreement as follows:


ARTICLE I:        DEFINITIONS

         1.1 Certain Defined Terms. In addition to the terms defined above, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined.

         As used in this Agreement:

         "ABN" means ABN AMRO Bank N.V., in its individual capacity, and its successors.

         "ABSOLUTE RATE" means, with respect to an Absolute Rate Loan made by a given Lender for the relevant Absolute Rate Interest Period, the rate of interest per annum (rounded to the nearest 1/100 of 1%) offered by such Lender and accepted by the Company.

         "ABSOLUTE RATE ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Absolute Rate Loans made by some or all of the Lenders to the Company at the same time and for the same Interest Period.

         "ABSOLUTE RATE AUCTION" means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.2.

         "ABSOLUTE RATE INTEREST PERIOD" means, with respect to an Absolute Rate Advance, a period of not fewer than seven (7) and not more than one hundred eighty (180) days commencing on a Business Day selected by the Company pursuant to this Agreement. If such Absolute Rate Interest Period would end on a day which is not a Business Day, such Absolute Rate Interest Period shall end on the next succeeding Business Day.

         "ABSOLUTE RATE LOAN" means a Loan which bears interest at the Absolute Rate.

         "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding equity interests of another Person.

         "ADMINISTRATIVE AGENT" means ABN in its capacity as administrative agent for itself and the Lenders pursuant to Article XII hereof and any successor Administrative Agent appointed pursuant to Article XII hereof.

         "ADMINISTRATIVE AGENT FEE LETTER" means that certain fee letter between the Company and the Administrative Agent, dated as of October 7, 1999.

         "ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by some or all of the Lenders to the applicable Borrower of the same Type (or on the same interest basis in the case of Competitive Bid Advances) and, in the case of Eurocurrency Rate Advances and Alternate Currency Loans, in the same currency and for the same Interest Period and includes a Competitive Bid Advance.

         "AFFECTED LENDER" is defined in Section 2.20 hereof.

         "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of greater than five percent (5%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

         "AGENTS" means each of the Administrative Agent, the Syndication Agent and the Documentation Agent.

         "AGGREGATE COMMITMENT" means, as of any date of determination, the sum of (i) the Aggregate Revolving Loan Commitment as of such date and (ii) the Aggregate Term Loan Commitment as of such date.

         "AGGREGATE REVOLVING LOAN COMMITMENT" means, as of any date of determination, the sum of (i) the Aggregate Tranche A Revolving Loan Commitment as of such date and (ii) the Aggregate Tranche B Revolving Loan Commitment as of such date.

         "AGGREGATE TERM LOAN COMMITMENT" means the aggregate of the Term Loan Commitments of all the Lenders. The initial Aggregate Term Loan Commitment is Two Hundred Fifty Million and 00/100 Dollars ($250,000,000.00).

         "AGGREGATE TRANCHE A REVOLVING LOAN COMMITMENT" means the aggregate of the Tranche A Revolving Loan Commitments of all the Lenders, as may be adjusted from time to time pursuant to the terms hereof. The initial Aggregate Tranche A Revolving Loan Commitment is Three Hundred Million and 00/100 Dollars ($300,000,000.00).

         "AGGREGATE TRANCHE B REVOLVING LOAN COMMITMENT" means the aggregate of the Tranche B Revolving Loan Commitments of all the Lenders, as may be adjusted from time to time pursuant to the terms hereof. The initial Aggregate Tranche B Revolving Loan Commitment is One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00).

         "AGREED CURRENCIES" means (i) Dollars, (ii) so long as such currency remains an Eligible Currency, euro, and (iii) any other Eligible Currency which the applicable Borrower requests the Administrative Agent to include as an Agreed Currency hereunder and which is agreed to by the Multicurrency Swing Line Bank and all of the Lenders with a Tranche B Revolving Loan Commitment; provided that the Administrative Agent shall promptly notify each such Lender of each such request and each such Lender shall be deemed not to have agreed to each such request unless its written consent thereto has been received by the Administrative Agent within five (5) Business Days from the date of such notification by the Administrative Agent to such Lender.

         "AGREEMENT" means this Amended and Restated 5-Year Credit Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

         "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles as in effect in the United States as of the date of this Agreement, applied in a manner consistent with that used in preparing the financial statements of the Company included in the Form 10 and referred to in Section 6.4 hereof.

         "ALTERNATE BASE RATE" means, for any day, a fluctuating rate of interest per annum equal to in the case of Loans in Dollars, the higher of (i) the Prime Rate for such day and (ii) the sum of (a) the Federal Funds Effective Rate for such day and (b) one half percent (.50%) per annum and in the case of Loans in other Eligible Currencies, the comparable rate for such other Eligible Currency, as reasonably determined by the Administrative Agent, the Multicurrency Swing Line Lender or the Alternate Currency Bank, as applicable.

         "ALTERNATE CURRENCY" shall mean any Eligible Currency which is not an Agreed Currency and which the applicable Borrower requests the applicable Alternate Currency Bank to include as an Alternate Currency hereunder and which is acceptable to the applicable Alternate Currency Bank and with respect to which an Alternate Currency Addendum has been executed by a Subsidiary Borrower or the Company and the applicable Alternate Currency Bank in connection therewith.

         "ALTERNATE CURRENCY ADDENDUM" means an addendum substantially in the form of Exhibit H with such modifications thereto as shall be approved by the applicable Alternate Currency Bank and the Administrative Agent.

         "ALTERNATE CURRENCY BANK" means ABN and any other Lender with a Tranche B Revolving Loan Commitment (or any Affiliate, branch or agency thereof) to the extent it is party to an Alternate Currency Addendum as the "Alternate Currency Bank" thereunder. If any agency, branch or Affiliate of such Lender shall be a party to an Alternate Currency Addendum, such agency, branch or Affiliate shall, to the extent of any commitment extended and any Loans made by it, have all the rights of such Lender hereunder; provided, however, that such Lender shall to the exclusion of such agency, branch or Affiliate, continue to have all the voting rights vested in it by the terms hereof.

         "ALTERNATE CURRENCY BORROWING" means any borrowing consisting of a Loan made in an Alternate Currency.

         "ALTERNATE CURRENCY COMMITMENT" means, for any Alternate Currency Bank for each Alternate Currency, the obligation of such Alternate Currency Bank to make Alternate Currency Loans not exceeding the Dollar Amount set forth in the applicable Alternate Currency Addendum, as such amount may be modified from time to time pursuant to the terms of this Agreement and the applicable Alternate Currency Addendum.

         "ALTERNATE CURRENCY INTEREST PERIOD" means, with respect to any Alternate Currency Loan, the Interest Period as set forth in, or determined in accordance with, the applicable Alternate Currency Addendum.

         "ALTERNATE CURRENCY LOAN" means any Loan denominated in an Alternate Currency made by the applicable Alternate Currency Bank to a Subsidiary Borrower or the Company pursuant to Section 2.21 and an Alternate Currency Addendum.

         "ALTERNATE CURRENCY RATE" means, for any day for any Alternate Currency Loan, the per annum rate of interest selected by the applicable Borrower under and as set forth in the applicable Alternate Currency Addendum.

         "AMENDMENT NO. 1" means that certain Amendment No. 1, dated as of November 4, 1999, by and among the Borrowers, the Agents and the Lenders.

         "APPLICABLE COMMITMENT FEE PERCENTAGE" means, as at any date of determination, the rate per annum then applicable in the determination of the amount payable under Section 2.15(C)(i) hereof determined in accordance with the provisions of Section 2.15(D)(ii) hereof.

         "APPLICABLE EUROCURRENCY MARGIN" means, as at any date of determination, the rate per annum then applicable to Eurocurrency Rate Loans determined in accordance with the provisions of Section 2.15(D)(ii) hereof.

         "APPLICABLE FLOATING RATE MARGIN" means, as at any date of determination, the rate per annum then applicable to Floating Rate Loans determined in accordance with the provisions of Section 2.15(D)(ii) hereof.

         "APPLICABLE L/C FEE PERCENTAGE" means, as at any date of determination, a rate per annum equal to the Applicable Eurocurrency Margin for Eurocurrency Rate Loans in effect on such date.

         "APPROVED FUND" means, with respect to any Lender that is a fund or commingled investment vehicle that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "APPROXIMATE EQUIVALENT AMOUNT" of any currency with respect to any amount of Dollars shall mean the Equivalent Amount of such currency with respect to such amount of Dollars at such date, rounded up to the nearest amount of such currency as determined by the Administrative Agent from time to time.

         "ASSET SALE" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction) to any Person other than the Company or any of its wholly-owned Subsidiaries other than (i) the sale, rental or lease of Inventory in the ordinary course of business (including sales of leased Inventory and rental Inventory), (ii) the sale or other disposition of any obsolete, excess, damaged or worn-out Equipment disposed of in the ordinary course of business, (iii) the sale or liquidation of Cash Equivalents and (iv) the sale-leaseback of Equipment used in the facilities management business of the Company and its Subsidiaries, to the extent such Equipment has an aggregate net depreciated book value of no more than $25,000,000 at any one time.

         "ASSIGNMENT AGREEMENT" means an assignment and acceptance agreement entered into in connection with an assignment pursuant to Section 14.3 hereof in substantially the form of Exhibit D.

         "ASSUMPTION LETTER" means a letter of a Subsidiary of the Company addressed to the Lenders in substantially the form of Exhibit M hereto pursuant to which such Subsidiary agrees to become a Subsidiary Borrower and agrees to be bound by the terms and conditions hereof.

         "AUTHORIZED OFFICER" means any of the Chairman of the Board, the President, the Treasurer, any Vice President or the Chief Financial Officer of the Company, acting singly.

         "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan or a Foreign Employee Benefit Plan) covered by Title IV of ERISA and in respect of which the Company or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

         "BORROWER" means, as applicable, any of the Company and the Subsidiary Borrowers, together with their respective successors and assigns; and "BORROWERS" shall mean, collectively, the Company and the Subsidiary Borrowers.

         "BORROWING DATE" means a date on which a Loan is made hereunder.

         "BORROWING/CONVERSION/CONTINUATION NOTICE" is defined in Section 2.8 hereof.

         "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Loans bearing interest at the Eurocurrency Rate or Eurocurrency Bid Rate Advances, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and New York, New York and (x) in addition, for Loans denominated in Agreed Currencies (other than euro), on which dealings in Dollars and the other applicable Agreed Currencies are carried on in the London interbank market and (y) in addition, for Loans denominated in euro, on which dealings in euro are carried on in Brussels, Belgium interbank market, and
(ii) for all other purposes a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and New York, New York.

         "CAPITAL EXPENDITURES" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with Agreement Accounting Principles excluding (i) the cost of assets acquired with Capitalized Lease Obligations,
(ii) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss and (iii) leasehold improvement expenditures for which the Borrower or a Subsidiary is reimbursed promptly by the lessor.

         "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; provided, however, that "Capital Stock" shall not include any debt securities convertible into equity securities prior to such conversion.

         "CAPITALIZED LEASE" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the government of the United States and backed by the full faith and credit of the United States government; (ii) domestic and Eurocurrency certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies, the long-term indebtedness of which institution at the time of acquisition is rated A- (or better) by Standard & Poor's Ratings Group or A3 (or better) by Moody's Investors Services, Inc., and which certificates of deposit and time deposits are fully protected against currency fluctuations for any such deposits with a term of more than ninety (90) days; (iii) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to (x) investment grade securities (i.e., securities rated at least Baa by Moody's Investors Service, Inc. or at least BBB by Standard & Poor's Ratings Group) and (y) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Ratings Group or P-1 (or better) by Moody's Investors Services, Inc. (all such institutions being, "QUALIFIED INSTITUTIONS"); and (iv) commercial paper of Qualified Institutions; provided that the maturities of such Cash Equivalents shall not exceed three hundred sixty-five (365) days from the date of acquisition thereof.

         "CHANGE" is defined in Section 4.2 hereof.

         "CHANGE OF CONTROL" means an event or series of events by which:

         (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act of 1934), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act of 1934, provided that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of twenty-five percent (25%) or more of the combined voting power of the Company's outstanding Capital Stock ordinarily having the right to vote at an election of directors; or

         (b) the majority of the board of directors of the Company fails to consist of Continuing Directors; or

         (c) the Company consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its property to any Person, or any corporation consolidates with or merges into the Company, in either event pursuant to a transaction in which the outstanding Capital Stock of the Company is reclassified or changed into or exchanged for cash, securities or other property.

         "CLOSING DATE" means the date upon which the applicable conditions precedent set forth in Article V of the Existing Agreement were satisfied and the initial Loans thereunder made, which was November 4, 1999.

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "COLLATERAL AGENT" means ABN in its capacity as collateral agent for the Lenders and the "Lenders" under the 364-Day Agreement.

         "COMMISSION" means the Securities and Exchange Commission of the United States of America and any Person succeeding to the functions thereof.

         "COMMITMENT", as to each Lender, means (i) such Lender's Term Loan Commitment, (ii) such Lender's Tranche A Revolving Loan Commitment and (iii) such Lender's Tranche B Revolving Loan Commitment.

         "COMPANY" means Lanier Worldwide, Inc., a Delaware corporation, together with its successors and assigns, including a debtor-in-possession on behalf of the Company.

         "COMPETITIVE BID ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Competitive Bid Loans made by some or all of the Lenders to the Company at the same time and for the same Interest Period.

         "COMPETITIVE BID BORROWING NOTICE" is defined in Section 2.2(F).

         "COMPETITIVE BID LOAN" means a Eurocurrency Bid Rate Loan or an Absolute Rate Loan, or both, as the case may be and in either case in Dollars.

         "COMPETITIVE BID MARGIN" means the margin above or below the applicable Eurocurrency Base Rate offered for a Eurocurrency Bid Rate Loan, expressed as a percentage (rounded to the nearest 1/100 of 1%) to be added to or subtracted from such Eurocurrency Base Rate.

         "COMPETITIVE BID RATE" means, for any day for any Competitive Bid Loan for the relevant Interest Period, the per annum rate of interest selected by the Company in accordance with Section 2.2.

         "COMPETITIVE BID QUOTE" means a Competitive Bid Quote substantially in the form of Exhibit L hereto completed and delivered by a Lender to the Administrative Agent in accordance with Section 2.2(D).

         "COMPETITIVE BID QUOTE REQUEST" means a Competitive Bid Quote Request substantially in the form of Exhibit J hereto completed and delivered by the Company to the Administrative Agent in accordance with Section 2.2(B).

         "CONSOLIDATED NET ASSETS" means the total assets of the Company and its Subsidiaries on a consolidated basis (determined in accordance with Agreement Accounting Principles), but excluding therefrom all goodwill and other intangible assets under Agreement Accounting Principles.

         "CONSOLIDATED NET SALES" means all product and supply sales and rentals, facilities management revenues and service income (net of returns and allowances and excluding financial income) shown on a consolidated income statement of the Company and its Subsidiaries, prepared in accordance with Agreement Accounting Principles.

         "CONSOLIDATED NET WORTH" means, at a particular date, all amounts which would be included under shareholders' equity on the consolidated balance sheet for the Company and its consolidated Subsidiaries, in each case as determined in accordance with Agreement Accounting Principles; excluding the effects, whether positive or negative, of foreign exchange translation adjustments after the Closing Date.

         "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls ("PCBS"), or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in Environmental, Health or Safety Requirements of Law.

         "CONTINGENT OBLIGATION", as applied to any Person, means any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received. The amount of any Contingent Obligation shall be equal to the portion of the obligation so guaranteed or otherwise supported, in the case of known recurring obligations, and the maximum reasonably anticipated liability in respect of the portion of the obligation so guaranteed or otherwise supported assuming such Person is required to perform thereunder, in all other cases.

         "CONTINUING DIRECTOR" means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who (a) was a member of such board of directors on the Closing Date or, with respect to the Company, was identified in the Form 10 as a Person who would become a member of such board of directors in connection with the Spin-off, or (b) was nominated for election or elected to such board of directors with the approval of the Continuing Directors who were members of such board at the time of such nomination or election.

         "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

         "CONTROLLED GROUP" means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Company; and
(iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, in each case ((i), (ii) or (iii)) giving effect to the consummation of the transactions contemplated by the Loan Documents and the Spinoff Materials.

         "CUSTOMARY PERMITTED LIENS" means:

                  (i) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or any such proceeding after being commenced is stayed) which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

                  (ii) Statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen, service providers or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not more than sixty (60) days past due or which thereafter can be paid without penalty or which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

                  (iii) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security benefits; provided that all such Liens do not in the aggregate materially detract from the value of the Company's or its Subsidiaries' assets or property taken as a whole or materially impair the use thereof in the operation of their businesses taken as a whole;

                  (iv) Liens arising with respect to zoning restrictions, easements, encroachments, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges, restrictions or encumbrances on the use of real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary use or occupancy of the real property or with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (v) Any interest or title of the lessor in the property subject to any operating lease entered into by the Company or any of its Subsidiaries in the ordinary course of business; and

                  (vi) Liens securing the performance of bids, tenders, contracts, surety and appeal bonds, incurred in the ordinary course of business, not to exceed at any time $10,000,000 in the aggregate.

         "DEFAULT" means an event described in Article VIII hereof.

         "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Revolving Loan Termination Date.

         "DIVIDEND" means the cash distribution of approximately $568,000,000 (which amount gives effect to a positive cash adjustment of approximately $23,000,000 in favor of the Company pursuant to the Spin-off Materials) paid by the Company to Harris in connection with the Spin-off. Notwithstanding anything in this Agreement to the contrary, (i) such distribution may take the form of a redemption by the Company of shares in the Company held by Harris in exchange for cash or for promissory notes in the approximate amount of $568,000,000 followed by the repayment or redemption of such notes in full for cash on the Closing Date and (ii) such transactions shall not be deemed to give rise to a Default or Unmatured Default or to result in any representation or warranty of the Borrowers in any Loan Document being untrue or incorrect.

         "DOCUMENTATION AGENT" means Wachovia Bank N.A., in its capacity as documentation agent for the loan transaction evidenced by this Agreement, together with its successors and assigns.

         "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

         "DOLLAR" and "$" means dollars in the lawful currency of the United States of America.

         "DOLLAR AMOUNT" of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the Equivalent Amount of Dollars if such currency is any currency other than Dollars.

         "DOLLAR SWING LINE BANK" means the Administrative Agent or any other Lender as a successor Swing Line Bank pursuant to the terms hereof.

         "DOLLAR SWING LINE COMMITMENT" means the obligation of the Dollar Swing Line Bank to make Dollar Swing Line Loans up to a maximum principal amount of $25,000,000 at any one time outstanding.

         "DOLLAR SWING LINE LOAN" means a Loan made to the Company by the Dollar Swing Line Bank pursuant to Section 2.3 hereof.

         "DOMESTIC SUBSIDIARY" means a Subsidiary of the Company organized under the laws of a jurisdiction located in the United States of America (excluding the Commonwealth of Puerto Rico).

         "EBITDA" means, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, of (i) Net Income, plus (ii) Interest Expense to the extent deducted in computing Net Income, plus (iii) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Net Income, plus (iv) depreciation expense to the extent deducted in computing Net Income, plus (v) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Net Income, plus (vi) other extraordinary non-cash charges to the extent deducted in computing Net Income, minus (vii) other extraordinary non-cash credits to the extent added in computing Net Income, plus (viii) nonrecurring after-tax losses (or minus nonrecurring after-tax gains); provided that, with respect to fiscal quarters ending on or before December 31, 1999, EBITDA shall be adjusted (x) to add back all professional fees and expenses incurred by the Company in connection with the Spin-off and this Agreement (not to exceed $15,000,000), to the extent deducted in computing Net Income; (y) to add back the special charges incurred by the Company for the fiscal quarter ended July 2, 1999, totaling $18,700,000, and deducted in computing Net Income; and (z) to add back any management fee charged by Harris to the Company, to the extent deducted in computing Net Income, and to subtract the sum of $1,750,000 for each such fiscal quarter (pro rated for the fiscal year ending December 31, 1999), representing the pro forma legal, audit and other similar expenses that the Company is expected to incur after the Spin-off, all on the basis set forth in the pro forma adjustments described in Note (A) of the Unaudited Pro Forma Consolidated Income Statement of the Company for the Fiscal Year ended July 2, 1999 set forth in the Form 10.

         "EBITDAR" means, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, of (i) EBITDA, plus Rentals to the extent deducted in computing Net Income.

         "EFFECTIVE DATE" means the date upon which this Agreement becomes effective in accordance with Section 5.4.

         "ELIGIBLE CURRENCY" means any currency other than Dollars with respect to which the Administrative Agent or the applicable Borrower has not given notice in accordance with Section 2.23 and that is readily available, freely traded, in which deposits are customarily offered to banks in the London interbank market (or other market where the Administrative Agent's or Alternate Currency Bank's, as applicable, foreign currency operations in respect of such currency are then being conducted), convertible into Dollars in the international interbank market available to the Lenders in such market and as to which an Equivalent Amount may be readily calculated. If, after the designation pursuant to the terms of this Agreement of any currency as an Agreed Currency or Alternate Currency, (i) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, such country's currency is, in the determination of the Administrative Agent, no longer readily available or freely traded or (ii) in the determination of the Administrative Agent, an Equivalent Amount for such currency is not readily calculable (each of clause (i) and (ii), a "DISQUALIFYING EVENT"), then the Administrative Agent shall promptly notify the Lenders and the Company, and such country's currency shall no longer be an Agreed Currency or Alternate Currency until such time as the Disqualifying Event(s) no longer exist, but in any event within five (5) Business Days of receipt of such notice from the Administrative Agent, the applicable Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loan into Loans in Dollars or another Agreed Currency or Alternate Currency, subject to the other terms contained in Articles II and IV.

         "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all Requirements of Law derived from or relating to foreign, federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. ss. 651 et seq., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 et seq., in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.

         "ENVIRONMENTAL LIEN" means a lien in favor of any Governmental Authority for (a) any liability under Environmental, Health or Safety Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "EQUIPMENT" means all of the Company's and its Subsidiaries' present and future (i) equipment, including, without limitation, machinery, manufacturing, distribution, selling, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures,
(ii) other tangible personal property (other than the Company's or its Subsidiaries' Inventory), and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

         "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock). Equity Interests will not include any Incentive Arrangements or obligations or payments thereunder.

         "EQUIVALENT AMOUNT" of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetic mean of the buy and sell spot rates of exchange of the Administrative Agent or

Alternate Currency Bank, as applicable, in the London interbank market (or other market where the Administrative Agent's or Alternate Currency Bank's, as applicable, foreign exchange operations in respect of such currency are then being conducted) for such other currency at or about 11:00 a.m. (local time) two
(2) Business Days prior to the date on which such amount is to be determined, rounded up to the nearest amount of such currency as determined by the applicable Alternate Currency Bank from time to time; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent or Alternate Currency Bank, as applicable, may use any reasonable method it deems appropriate to determine such amount, and such determination shall be conclusive absent manifest error.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

         "EURO" means the euro referred to in the Council Regulation (EC) No. 1103/97 dated 17 June 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of the Economic and Monetary Union.

         "EUROCURRENCY AUCTION" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins pursuant to Section 2.2.

         "EUROCURRENCY BASE RATE" means, with respect to a Eurocurrency Rate Loan or Eurocurrency Bid Rate Loan for any specified Interest Period, (a) for any Eurocurrency Bid Rate Loan or Eurocurrency Rate Loan in any Agreed Currency other than euro, either (i) the rate of interest per annum equal to the rate for deposits in the applicable Agreed Currency in the approximate amount of the Pro Rata Tranche A Revolving Share, Pro Rata Tranche B Revolving Share or Pro Rata Term Share, as applicable, of the Administrative Agent of such Eurocurrency Rate Advance with a maturity approximately equal to such Interest Period which appears on Telerate Page 3740 or Telerate Page 3750, as applicable, or, if there is more than one such rate, the average of such rates rounded to the nearest 1/100 of 1%, as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period or (ii) if no such rate of interest appears on Telerate Page 3740 or Telerate Page 3750, as applicable, for any specified Interest Period, the rate at which deposits in the applicable Agreed Currency are offered by the Administrative Agent to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of the Pro Rata Tranche A Revolving Share, Pro Rata Tranche B Revolving Share or Pro Rata Term Share, as applicable, of the Administrative Agent of such Eurocurrency Rate Loan, or, in the case of a Eurocurrency Bid Rate Loan, the amount of the Eurocurrency Bid Rate Loan requested by the Company, and having a maturity approximately equal to such Interest Period; and (b) with respect to any Eurocurrency Rate Loan in euro for any Interest Period, the interest rate per annum equal to the rate determined by the Administrative Agent to be the rate at which deposits in euro appear on Telerate Page 248 as of 11:00 a.m. (Brussels time), on the date that is two (2) TARGET Settlement Days preceding the first day of such Interest Period; provided, that if such rate does not appear on Telerate Page 248, then the

Eurocurrency Base Rate shall be an interest rate per annum equal to the arithmetic mean determined by the Administrative Agent (rounded upwards to the nearest .01%) of the rates per annum at which deposits in euro are offered by the three (3) leading banks in the euro-zone interbank market on or about 11:00 a.m. (Brussels time), on the date which is two (2) TARGET Settlement Days prior to the first day of such Interest Period to other leading banks in the euro-zone interbank market, in the case of each of clause (a) and clause (b), as adjusted for Reserves. The terms "Telerate Page 3740", "Telerate Page 3750" and "Telerate Page 248" mean the display designated as "Page 3740", "Page 3750" and "Page 248", as applicable, on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3740, Page 3750 or Page 248, as applicable, on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest rate settlement rates for the relevant Agreed Currency). Any Eurocurrency Base Rate determined on the basis of the rate displayed on Telerate Page 3740 or Telerate Page 3750 or Telerate Page 248 in accordance with the foregoing provisions of this subparagraph shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one hour of the time when such rate is first displayed by such service.

         "EUROCURRENCY BID RATE" means, with respect to a Eurocurrency Bid Rate Loan made by a given Lender for the relevant Interest Period, the sum of (a) the Eurocurrency Base Rate and (b) the Competitive Bid Margin offered by such Lender and accepted by the Company.

         "EUROCURRENCY BID RATE ADVANCE" means a Competitive Bid Advance which bears interest at a Eurocurrency Bid Rate.

         "EUROCURRENCY BID RATE LOAN" means a Loan which bears interest at the Eurocurrency Bid Rate.

         "EUROCURRENCY PAYMENT OFFICE" of the Administrative Agent shall mean, for each of the Agreed Currencies, any agency, branch or Affiliate of the Administrative Agent, specified as the "Eurocurrency Payment Office" for such Agreed Currency in Exhibit A-1 hereto or such other agency, branch, Affiliate or correspondence bank of the Administrative Agent, as it may from time to time specify to the applicable Borrowers and each Lender as its Eurocurrency Payment Office.

         "EUROCURRENCY RATE" means, with respect to a Eurocurrency Rate Loan for the relevant Interest Period, the Eurocurrency Base Rate applicable to such Interest Period plus the then Applicable Eurocurrency Margin, changing as and when the Applicable Eurocurrency Margin changes.

         "EUROCURRENCY RATE ADVANCE" means an Advance (other than a Eurocurrency Bid Rate Advance) which bears interest at the Eurocurrency Rate.

         "EUROCURRENCY RATE LOAN means a Loan made by a Lender pursuant to
Section 2.1, which bears interest at the Eurocurrency Rate.

         "EXISTING AGREEMENT" means that certain 5-Year Credit Agreement, dated as of October 20, 1999, by and among the Borrowers, the Agents and certain Lenders, as amended by Amendment No. 1.

         "FACILITY TERMINATION DATE" shall mean the date on which all of the Termination Conditions have been satisfied.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         "FEE LETTERS" means, collectively, the Administrative Agent Fee Letter and that certain fee letter, dated as of October 7, 1999, by and among the Company, the Lead Arrangers and the Agents and the related letter dated October 20, 1999 from the Administrative Agent to the Company.

         "FIXED-RATE ADVANCE" means an Advance which bears interest at the Eurocurrency Rate, the Eurocurrency Bid Rate, the Absolute Rate or at a fixed Alternate Currency Rate.

         "FIXED-RATE LOANS" means, collectively, the Eurocurrency Rate Loans, the Eurocurrency Bid Rate Loans, the Absolute Rate Loans and the Alternate Currency Loans.

         "FLOATING RATE" means, for any day for any Loan, a rate per annum equal to (a) in the case of Loans in Dollars or Multicurrency Swing Line Loans in any Agreed Currency, the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes, plus the then Applicable Floating Rate Margin, and
(b) in the case of Alternate Currency Loans, the rate specified as such in the applicable Alternate Currency Addendum.

         "FLOATING RATE ADVANCE" means an Advance which bears interest at the Floating Rate.

         "FLOATING RATE LOAN" means a Loan, or portion thereof, which bears interest at the Floating Rate.

         "FOREIGN EMPLOYEE BENEFIT PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Company, any of its Subsidiaries or any members of its Controlled Group and is not covered by ERISA pursuant to ERISA Section 4(b)(4).

         "FOREIGN SUBSIDIARY" means a Subsidiary of the Company which is not a Domestic Subsidiary.

         "FOREIGN PENSION PLAN" means any employee benefit plan as described in
Section 3(3) of ERISA for which the Company or any member of its Controlled Group is a sponsor or administrator and which (i) is maintained or contributed to for the benefit of employees of the Company, any of its Subsidiaries or any member of its Controlled Group, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

         "FORM 10" means the Form 10/A (Amendment No. 3) Registration Statement filed by the Company with the Commission on October 20, 1999 regarding the Spin-off.

         "GOVERNMENTAL ACTS" is defined in Section 3.10(A) hereof.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

         "GUARANTEED OBLIGATIONS" is defined in Section 10.1 hereof.

         "GUARANTOR" means each Subsidiary of the Company that from time to time is party to a Guaranty.

         "GUARANTY" means each of (i) that certain Guaranty (and any and all supplements thereto) executed from time to time by each Subsidiary Borrower that is a Domestic Subsidiary and each other Domestic Subsidiary of the Company as required pursuant to Section 7.2(K) in favor of the Administrative Agent for the benefit of itself and the Holders of Obligations, in substantially the form of Exhibit G-1 attached hereto, and (ii) the guaranty by the Company of all of the Obligations of the Subsidiary Borrowers pursuant to this Agreement and the Alternate Currency Addenda, in each case as amended, restated, supplemented or otherwise modified from time to time.

         "HARRIS" means Harris Corporation, a Delaware corporation, and its successors and assigns.

         "HEDGING AGREEMENTS" is defined in Section 7.3(P) hereof.

         "HEDGING OBLIGATIONS" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

         "HOLDERS OF OBLIGATIONS" means the holders of the Obligations from time to time and shall include (i) each Lender in respect of its Loans, (ii) each Issuing Bank in respect of Reimbursement Obligations owed to it, (iii) the Agents, the Lenders and the Issuing Banks in respect of all other present and future obligations and liabilities of the Company or any of its Subsidiaries of every type and description arising under or in connection with this Agreement or any other Loan Document, (iv) each Indemnitee in respect of the obligations and liabilities of the Company or any of its Subsidiaries to such Person hereunder or under the other Loan Documents, and (v) their respective successors, transferees and assigns.

         "INCENTIVE ARRANGEMENTS" means any stock appreciation rights, "phantom" stock plans, employment agreements, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with the retention of executives, officers or employees of the Company and its Subsidiaries.

         "INDEBTEDNESS" of a Person means, without duplication, such Person's
(i) obligations for borrowed money, including, without limitation, subordinated indebtedness, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens on or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other similar instruments, (v) Capitalized Lease Obligations, (vi) Hedging Obligations, (vii) Contingent Obligations, (viii) actual and contingent reimbursement obligations in respect of letters of credit, (ix) outstanding principal balances (representing securitized but unliquidated assets) under asset securitization agreements (including, without limitation, the outstanding principal balance of Receivables under Receivables transactions) and (x) the implied debt component of synthetic leases of which such Person is lessee or any other off-balance sheet financing arrangements (including, without limitation, any such arrangements giving rise to any Off-Balance Sheet Liabilities).

         "INTEREST EXPENSE" means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, whether paid or accrued (including the interest component of Capitalized Leases, commitment fees and fees for stand-by letters of credit), all as determined in conformity with Agreement Accounting Principles.

         "INTEREST PERIOD" means (i) any Alternate Currency Interest Period,
(ii) any Absolute Rate Interest Period, and (iii) with respect to a Eurocurrency Rate Loan or a Eurocurrency Bid Rate Loan, a period of one (1), two (2), three
(3) or six (6) months, commencing on a Business Day selected by the applicable Borrower on which a Eurocurrency Rate Advance is made to such Borrower pursuant to this Agreement. Such Interest Period described in clause (iii) above shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "INVENTORY" shall mean any and all goods, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by the Company or any of its Subsidiaries, which are held for sale, rental or lease, furnished under any contract of service or held as raw materials, work in process or supplies, and all materials used or consumed in the business of the Company or any of its Subsidiaries.

         "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business (whether of a division, branch, unit operation, or otherwise) conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

         "INVITATION FOR COMPETITIVE BID QUOTES" means an Invitation for Competitive Bid Quotes substantially in the form of Exhibit K hereto, completed and delivered by the Administrative Agent to the Lenders in accordance with
Section 2.2(C).

         "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

         "ISSUING BANKS" means ABN or any of its Affiliates or any of the Agents in its separate capacity as an issuer of Letters of Credit pursuant to Section
3.1. The designation of any Lender as an Issuing Bank after the date hereof shall be subject to the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, and of the Company and such Lender.

         "L/C DOCUMENTS" is defined in Section 3.4 hereof.

         "L/C DRAFT" means a draft drawn on an Issuing Bank pursuant to a Letter of Credit.

         "L/C INTEREST" shall have the meaning ascribed to such term in Section
3.6 hereof.

         "L/C OBLIGATIONS" means, without duplication, an amount equal to the sum of (i) the aggregate of the Dollar Amount then available for drawing under each of the Letters of Credit, (ii) the Dollar Amount equal to the face amount of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by the applicable Issuing Bank, (iii) the aggregate outstanding Dollar Amount of all Reimbursement Obligations at such time and (iv) the aggregate Dollar Amount equal to the face amount of all Letters of Credit requested by the

Borrowers but not yet issued (unless the request for an unissued Letter of Credit has been denied).

         "LEAD ARRANGERS" means each of ABN, as Lead Arranger, SunTrust Equitable Securities Corporation, as Lead Arranger, and Wachovia Securities, Inc., as Co-Lead Arranger, in their respective capacities as arrangers for the loan transaction evidenced by this Agreement.

         "LENDERS" means the lending institutions listed on the signature pages of Amendment No. 1, and their successors and assigns.

         "LENDING INSTALLATION" means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or Affiliate of such Lender or the Administrative Agent.

         "LETTER OF CREDIT" means standby letters of credit to be (a) issued by the Issuing Banks pursuant to Section 3.1 hereof or (b) deemed issued by the Issuing Banks pursuant to Section 3.2 hereof.

         "LEVERAGE RATIO" means, as of any date of determination, the ratio of
(a) Total Indebtedness on such date of determination to (b) EBITDA for the period of four fiscal quarters ending on the fiscal quarter end occurring on such date of determination.

         "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "LOAN(S)" means, (i) in the case of any Lender, such Lender's portion of any Advance made pursuant to Section 2.1 hereof, in the case of any Alternate Currency Bank, any Alternate Currency Loan made by it pursuant to Section 2.21 and the applicable Alternate Currency Addendum, in the case of any Lender which has made a Competitive Bid Loan, any Competitive Bid Loan made by it pursuant to
Section 2.2, and in the case of any Swing Line Bank, any Swing Line Loan made by it pursuant to Section 2.3, and (ii) collectively, all Revolving Loans, Term Loans, Alternate Currency Loans, Competitive Bid Loans and Swing Line Loans.

         "LOAN ACCOUNT" is defined in Section 2.13(A) hereof.

         "LOAN DOCUMENTS" means this Agreement, each Alternate Currency Addendum executed hereunder, each Assumption Letter executed hereunder, the Pledge Agreement, the Guaranty, the Subordination Agreement, the Fee Letters and all other documents, instruments, notes and agreements executed in connection therewith or contemplated thereby (other than the 364-Day Credit Agreement and the documents related thereto), as the same may be amended, restated or otherwise modified and in effect from time to time.

         "LOAN PARTIES" means each of the Company, each Subsidiary Borrower and each of the Guarantors.

         "MARGIN STOCK" shall have the meaning ascribed to such term in Regulation U.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company or any of its Subsidiaries to perform their respective obligations under the Loan Documents, or (c) the ability of the Lenders or the Agents to enforce the Obligations.

         "MATERIAL SUBSIDIARY" means each Subsidiary Borrower and each other Subsidiary having assets in excess of $10,000,000 or annual sales (determined as of the most recently ended fiscal quarter) in excess of $20,000,000.

         "MULTICURRENCY SWING LINE BANK" means ABN AMRO Bank N.V., Belgium Branch or any other Lender as a successor Multicurrency Swing Line Bank pursuant to the terms hereof.

         "MULTICURRENCY SWING LINE COMMITMENT" means the obligation of the Multicurrency Swing Line Bank to make Multicurrency Swing Line Loans up to a maximum principal Dollar Amount of $25,000,000 at any one time outstanding.

         "MULTICURRENCY SWING LINE LOAN" means a Loan made to the Company by the Multicurrency Swing Line Bank pursuant to Section 2.3 hereof.

         "MULTIEMPLOYER PLAN" means a "Multiemployer Plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Company or any member of the Controlled Group.

         "NATIONAL CURRENCY UNIT" means the unit of currency (other than a euro) of each member state of the European Union that participates in the third stage of Economic and Monetary Union.

         "NET INCOME" means, for any period, the net income (or loss) after taxes of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with Agreement Accounting Principles.

         "NOTICE OF ASSIGNMENT" is defined in Section 14.3(B) hereof.

         "OBLIGATIONS" means all Loans, L/C Obligations, advances, debts, liabilities, obligations, covenants and duties owing by the Borrowers or any of their Subsidiaries to the Administrative Agent, any Lender, any Swing Line Bank, any Arranger, any Affiliate of the Administrative Agent or any Lender, any Issuing Bank or any Indemnitee, of any kind or nature, present or future, arising under this Agreement, the L/C Documents, any Alternate Currency Addendum or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, reasonable paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Company or any of its Subsidiaries under this Agreement or any other Loan Document.

         "OFF-BALANCE SHEET LIABILITIES" of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to Receivables sold by such Person or any of its Subsidiaries, (b) any liability of such Person or any of its Subsidiaries under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability of such Person or any of its Subsidiaries under any financing lease or so-called "synthetic" lease transaction, or (d) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

         "OTHER TAXES" is defined in Section 2.15(E)(ii) hereof.

         "PARTICIPANTS" is defined in Section 14.2(A) hereof.

         "PAYMENT DATE" means the last day of each March, June, September and December, the Termination Date (or such earlier date on which the Aggregate Commitment shall terminate or be cancelled), and the Facility Termination Date.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PERMITTED ACQUISITION" is defined in Section 7.3(G) hereof.

         "PERMITTED EXISTING CONTINGENT OBLIGATIONS" means the Contingent Obligations of the Company and its Subsidiaries identified as such on Schedule
1.1.1 to this Agreement.

         "PERMITTED EXISTING INDEBTEDNESS" means the Indebtedness of the Company and its Subsidiaries identified as such on Schedule 1.1.2 to this Agreement.

         "PERMITTED EXISTING LIENS" means the Liens on assets of the Company and its Subsidiaries identified as such on Schedule 1.1.3 to this Agreement.

         "PERMITTED REFINANCING INDEBTEDNESS" means any replacement, renewal, refinancing or extension of any Indebtedness permitted by this Agreement that
(i) does not exceed the aggregate principal amount (plus accrued interest and any applicable premium and associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended, (ii) does not have a Weighted Average Life to Maturity at the time of such replacement, renewal, refinancing or extension that is less than the Weighted Average Life to Maturity of the Indebtedness being replaced, renewed, refinanced or extended, (iii) does not rank at the time of such replacement, renewal, refinancing or extension senior to the Indebtedness being replaced, renewed, refinanced or extended, and (iv) does not contain terms (including, without limitation, terms relating to security, amortization, interest rate, premiums, fees, covenants, event of default and remedies) materially less favorable to the Company, its Subsidiaries or the Lenders than those applicable to the Indebtedness being replaced, renewed, refinanced or extended; provided, that Indebtedness being refinanced at maturity may be subject to then current market rates of interest, provisions and fees.

         "PERSON" means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

         "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA, other than a Multiemployer Plan, in respect of which the Company or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

         "PLEDGE AGREEMENT" means one or more pledge agreements, each in form and substance reasonably satisfactory to the Administrative Agent, executed and delivered by the Company and/or certain of its Subsidiaries pursuant to Section 7.2(N) hereof, as the same may be amended, supplemented or otherwise modified from time to time.

         "PRIME RATE" means the "prime rate" of interest announced by ABN from time to time at its Chicago office, changing when and as said prime rate changes.

         "PRO RATA REVOLVING SHARE" means, with respect to any Lender, the percentage obtained by dividing (x) such Lender's Revolving Loan Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement) by (y) the Aggregate Revolving Loan Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement); provided, however, if all of the Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Revolving Share" means, with respect to any Lender, the percentage obtained by dividing (x) the sum of
(A) such Lender's Revolving Loans, plus (B) such Lender's share of the obligations to purchase participations in Alternate Currency Loans and Letters of Credit plus (C) such Lender's share of the obligations to refund or purchase participations in Swing Line Loans plus (D) such Lender's Competitive Bid Advances, by (y) the sum of (A) the aggregate outstanding amount of all Revolving Loans, plus (B) the aggregate outstanding amount of all Alternate Currency Loans and all Letters of Credit, plus (C) the aggregate outstanding amount of all Swing Line Loans, plus (D) the aggregate outstanding amount of all Competitive Bid Advances.

         "PRO RATA SHARE" means, with respect to any Lender, the percentage obtained by dividing (x) such Lender's Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement) by (y) the Aggregate Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement); provided, however, if all of the Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (x) the sum of (A) such Lender's Revolving Loans, plus (B) such Lender's Term Loans, plus (C) such Lender's share of the obligations to purchase participations in Alternate Currency Loans and Letters of Credit plus (D) such Lender's share of the obligations to refund or purchase participations in Swing Line Loans plus
(E) such Lender's Competitive Bid Advances, by (y) the sum of (A) the aggregate outstanding amount of all Revolving Loans, plus (B) the aggregate outstanding amount of all Term Loans, plus (C) the aggregate outstanding amount of all Alternate Currency Loans and all Letters of Credit, plus (D) the aggregate outstanding amount of all Swing Line Loans, plus (E) the aggregate outstanding amount of all Competitive Bid Advances.

         "PRO RATA TERM SHARE" means, with respect to any Lender, the percentage obtained by dividing such Lender's Term Loan Commitment by the Aggregate Term Loan Commitment.

         "PRO RATA TRANCHE A REVOLVING SHARE" means, with respect to any Lender, the percentage obtained by dividing (x) such Lender's Tranche A Revolving Loan Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement) by (y) the Aggregate Tranche A Revolving Loan Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement); provided, however, if all of the Tranche A Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Tranche A Revolving Share" means, with respect to any Lender, the percentage obtained by dividing (x) the sum of (A) such Lender's Tranche A Revolving Loans, plus (B) such Lender's share of the obligations to purchase participations in Letters of Credit plus (C) such Lender's share of the obligations to refund or purchase participations in Dollar Swing Line Loans plus
(D) such Lender's Competitive Bid Advances, by (y) the sum of (A) the aggregate outstanding amount of all Tranche A Revolving Loans, plus (B) the aggregate outstanding amount of all Letters of Credit, plus (C) the aggregate outstanding amount of all Dollar Swing Line Loans, plus (D) the aggregate outstanding amount of all Competitive Bid Advances.

         "PRO RATA TRANCHE B REVOLVING SHARE" means, with respect to any Lender, the percentage obtained by dividing (x) such Lender's Tranche B Revolving Loan Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement) by (y) the Aggregate Tranche B Revolving Loan Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement); provided, however, if all of the Tranche B Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Tranche B Revolving Share" means, with respect to any Lender, the percentage obtained by dividing (x) the sum of (A) such Lender's Tranche B Revolving Loans plus (B) such Lender's share of the obligations to purchase Alternate Currency Loans, plus (C) such Lender's share of the obligations to refund or purchase participations in Multicurrency Swing Line Loans by (y) the sum of (A) the aggregate outstanding amount of all Tranche B Revolving Loans, plus (B) the aggregate outstanding amount of all Alternate Currency Loans, plus (C) the aggregate outstanding amount of all Multicurrency Swing Line Loans.

         "PURCHASERS" is defined in Section 14.3(A) hereof.

         "RATE OPTION" means the Eurocurrency Rate, the Floating Rate, the Competitive Bid Rate or the Alternate Currency Rate, as applicable.

         "RECEIVABLE(S)" means and includes all of the Company's and its Subsidiaries' presently existing and hereafter arising or acquired accounts, accounts receivable, notes receivable, and all present and future rights of the Company or its Subsidiaries, as applicable, to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

         "REGISTER" is defined in Section 14.3(C) hereof.

         "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

         "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

         "REIMBURSEMENT OBLIGATION" is defined in Section 3.7 hereof.

         "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

         "RENTALS" of a Person means the aggregate fixed amounts payable by such Person under any lease of real or personal property.

         "REPLACEMENT LENDER" is defined in Section 2.20 hereof.

         "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days after such event occurs, provided, however, that a failure to meet the minimum funding standards of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "REQUIRED LENDERS" means Lenders hereunder whose Pro Rata Shares, in the aggregate, are at least fifty-one percent (51%); provided, however, that solely with respect to any waiver or amendment of the provisions of Section 7.4, until such time as the aggregate amount of Revolving Loan Commitments hereunder and "Commitments" under the 364-Day Credit Agreement of the Agents (in their individual capacities) and their Affiliates are $330,000,000 or less, "Required Lenders" shall mean Lenders hereunder whose Pro Rata Shares, in the aggregate, are at least sixty-six and two-thirds percent (66-2/3%).

         "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, the Americans with Disabilities Act of 1990, and any environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

         "RESERVES" shall mean the maximum reserve requirement, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to "Eurocurrency liabilities" or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Rate Loans is determined or category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents.

         "RESTRICTED PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any Equity Interests of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in the Company's Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, (ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Company or any of its Subsidiaries now or hereafter outstanding, other than in exchange for other Equity Interests of the Company (other than Disqualified Stock), (iii) any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any Indebtedness subordinated to the Obligations, and (iv) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any Indebtedness (other than the Obligations) or any Equity Interests of the Company, or any of its Subsidiaries, or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission.

         "REVOLVING CREDIT OBLIGATIONS" means, at any particular time, the sum of (i) the Tranche A Revolving Credit Obligations at such time, plus (ii) the Tranche B Revolving Credit Obligations at such time.

         "REVOLVING LOAN" is defined in Section 2.1 hereof.

         "REVOLVING LOAN COMMITMENT" means, for each Lender, the aggregate of such Lender's Tranche A Revolving Loan Commitment and such Lender's Tranche B Revolving Loan Commitment.

         "REVOLVING LOAN TERMINATION DATE" means October 20, 2004.

         "SALE AND LEASEBACK TRANSACTION" shall mean any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed), (i) which the Company or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (ii) which the Company or one of its Subsidiaries intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Company or one of its Subsidiaries to any other Person in connection with such lease.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "SINGLE EMPLOYER PLAN" means a Benefit Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

         "SOLVENT" means, when used with respect to any Person, that at the time of determination:

                  (i) the fair value of its assets (both at fair valuation and at present fair saleable value) is equal to or in excess of the total amount of its liabilities, including, without limitation, contingent liabilities; and

                  (ii) it is then able and expects to be able to pay its debts as they mature; and

                  (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

With respect to contingent liabilities (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the amount which can be reasonably be expected to become an actual or matured liability.

         "SPIN-OFF" means the distribution of approximately ninety percent (90%) of the Capital Stock of the Company by Harris to Harris's stockholders.

         "SPIN-OFF MATERIALS" means the Form 10, the Distribution Agreement referred to therein, the Tax Disaffiliation Agreement referred to therein and the Transition Services Agreement referred to therein, the Registration Rights Agreement referred to therein and the Employee Benefits and Compensation Allocation Agreement referred to therein.

         "SUBORDINATION AGREEMENT" means that certain Subordination Agreement (and any and all supplements thereto) executed from time to time by each Subsidiary of the Company listed on Schedule 6.8 and each other Subsidiary of the Company as required pursuant to Section 7.2(K) in favor of the Administrative Agent for the benefit of itself and the Holders of Obligations, in substantially the form of Exhibit G-2 attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "SUBSIDIARY" of a Person means (i) any corporation more than fifty (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" mean a Subsidiary of the Company.

         "SUBSIDIARY BORROWER" means each of the Company's Subsidiaries listed on the signature pages hereto and any other Subsidiaries of the Company duly designated by the Company pursuant to Section 2.24 to request Advances hereunder, which Subsidiary shall have delivered to the Administrative Agent an Assumption Letter in accordance with Section 2.24 and such other documents as may be required pursuant to this Agreement, in each case together with its respective successors and assigns, including a debtor-in-possession on behalf of such Subsidiary Borrower.

         "SWING LINE BANK" means, as applicable, the Dollar Swing Line Bank or the Multicurrency Swing Line Bank.

         "SWING LINE COMMITMENT" means the sum of the Dollar Swing Line Commitment and the Multicurrency Swing Line Commitment.

         "SWING LINE LOAN" means, as applicable, a Dollar Swing Line Loan or a Multicurrency Swing Line Loan.

         "SYNDICATION AGENT" means SunTrust Bank, Atlanta, in its capacity as syndication agent for the loan transaction evidenced by this Agreement, together with its successors and assigns.

         "364-DAY CREDIT AGREEMENT" means that certain 364-Day Credit Agreement, dated as of October 20, 1999 among the Company, the subsidiary borrowers from time to time parties thereto, the Agents and the financial institutions from time to time parties thereto as lenders, as amended by that certain Amendment No. 1, dated as of November 4, 1999, and as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "TARGET SETTLEMENT DAY" means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

         "TAXES" is defined in Section 2.15(E)(i) hereof.

         "TERM LOAN" means a term loan made by a Lender pursuant to Section 2.1(D) hereof and, collectively, all such term loans.

         "TERM LOAN COMMITMENT" means, for each Lender, (i) prior to the making of the Term Loans, the amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading "Term Loan Commitment" and (ii) after the making of the Term Loans, the outstanding principal balance of its Term Loan.

         "TERM LOAN TERMINATION DATE" means October 20, 2001.

         "TERMINATION CONDITIONS" is defined in Section 2.19.

         "TERMINATION DATE" means the earlier of (a) the later of (i) the Revolving Loan Termination Date and (ii) the Term Loan Termination Date, and (b) the date of termination in whole of the Aggregate Revolving Loan Commitment pursuant to Section 2.6 hereof or the Revolving Loan Commitments pursuant to
Section 9.1 hereof.

         "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Company or any member of the Controlled Group from a Benefit Plan during a plan year in which the Company or such Controlled Group member was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Benefit Plan participants who are employees of the Company or any member of the Controlled Group; (iii) the imposition of an obligation on the Company or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC or any similar foreign governmental authority of proceedings to terminate a Benefit Plan or Foreign Pension Plan; (v) any event or condition which constitutes grounds under
Section 4042 of ERISA which are reasonably likely to lead to the termination of, or the appointment of a trustee to administer, any Benefit Plan; (vi) that a foreign governmental authority shall appoint or institute proceedings to appoint a trustee to administer any Foreign Pension Plan in place of the existing administrator, or (vii) the partial or complete withdrawal of the Company or any member of the Controlled Group from a Multiemployer Plan or Foreign Pension Plan.

         "TOTAL INDEBTEDNESS" means, without duplication, (a) all Indebtedness of the Company and its Subsidiaries, on a consolidated basis, required to be reflected on a balance sheet prepared in accordance with Agreement Accounting Principles, plus, without duplication, (b) (i) the face amount of all outstanding letters of credit (including Letters of Credit) in respect of which the Company or any Subsidiary has any actual or contingent reimbursement obligation, plus (ii) the principal amount of all Indebtedness of any Person in respect of which the Company or any Subsidiary has a Contingent Obligation, plus
(iii) outstanding principal balances (representing securitized but unliquidated assets) under asset securitization agreements (including, without limitation, the outstanding principal balance of Receivables under Receivables transactions), plus (iv) the implied debt component of synthetic leases of which the Company or any Subsidiary is lessee or any other off-balance sheet financing arrangements (including, without limitation, any such arrangements giving rise to any Off-Balance Sheet Liabilities).

         "TRANCHE A ADVANCE" means an Advance comprised of Tranche A Revolving Loans.

         "TRANCHE A REVOLVING CREDIT AVAILABILITY" means, at any particular time, the amount by which (i) the Aggregate Tranche A Revolving Loan Commitment at such time exceeds (ii) the Dollar Amount of the Tranche A Revolving Credit Obligations outstanding at such time.

         "TRANCHE A REVOLVING CREDIT OBLIGATIONS" means, at any particular time, the sum of (i) the outstanding principal Dollar Amount of the Tranche A Revolving Loans at such time, plus (ii) the outstanding L/C Obligations at such time, plus (iii) the outstanding principal amount of all Competitive Bid Loans at such time plus (iv) the outstanding principal amount of all Dollar Swing Line Loans at such time.

         "TRANCHE A REVOLVING LOAN" is defined in  Section 2.1 hereof.

         "TRANCHE A REVOLVING LOAN COMMITMENT" means, for each Lender, the obligation of such Lender to make Tranche A Revolving Loans, to purchase participations in Letters of Credit and to refund or participate in Dollar Swing Line Loans not exceeding the amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading "Tranche A Revolving Loan Commitment" or the signature page of the assignment and acceptance by which it became a Lender as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable assignment and acceptance.

         "TRANCHE B ADVANCE" means an Advance comprised of Tranche B Revolving Loans.

         "TRANCHE B REVOLVING CREDIT AVAILABILITY" means, at any particular time, the amount by which (i) the Aggregate Tranche B Revolving Loan Commitment at such time exceeds (ii)(a) the Dollar Amount of the Tranche B Revolving Credit Obligations outstanding at such time, plus (b) the aggregate unused Alternate Currency Commitments at such time, plus (c) the unused Multicurrency Swing Line Commitment.

         "TRANCHE B REVOLVING CREDIT OBLIGATIONS" means, at any particular time,
(i) the outstanding principal Dollar Amount of the Tranche B Revolving Loans at such time, plus (ii) the Dollar Amount of the outstanding principal amount of the Alternate Currency Loans at such time.

         "TRANCHE B REVOLVING LOAN" is defined in  Section 2.1 hereof.

         "TRANCHE B REVOLVING LOAN COMMITMENT" means, for each Lender, the obligation of such Lender to make Tranche B Revolving Loans, to refund or participate in Multicurrency Swing Line Loans and to participate in Alternate Currency Loans not exceeding the amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading "Tranche B Revolving Loan Commitment" or the signature page of the assignment and acceptance by which it became a Lender as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable assignment and acceptance.

         "TRANSFEREE" is defined in Section 14.5 hereof.

         "TYPE" means, with respect to any Loan, its nature as a Floating Rate Loan or a Eurocurrency Rate Loan.

         "UNFUNDED LIABILITIES" means (i) in the case of Single Employer Plans, the amount (if any) by which the aggregate accumulated benefit obligations exceeds the aggregate fair market value of assets of all Single Employer Plans as of the most recent measurement date for which actuarial valuations have been completed and certified to the Company, all as determined under FAS 87 using the methods and assumptions used by the Company for financial accounting purposes, and (ii) in the case of Multiemployer Plans, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all Multiemployer Plans.

         "UNMATURED DEFAULT" means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "WHOLLY-OWNED SUBSIDIARY" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless the context otherwise requires, "Wholly-Owned Subsidiary" means a wholly-owned subsidiary of the Company.

         "YEAR 2000 ISSUES" means, with respect to any Person, anticipated costs, problems and uncertainties associated with the inability of certain computer applications and imbedded systems to effectively handle data, including dates, prior to, on and after January 1, 2000, as it affects the business, operations, and financial condition of such Person and such Person's material customers, suppliers and vendors.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with generally accepted accounting principles in existence as of the date hereof.

         1.2 References. Any references to Subsidiaries of the Company set forth herein shall not in any way be construed as consent by the Administrative Agent or any Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder.

         1.3 Rounding and Other Consequential Changes. Without prejudice to any method of conversion or rounding prescribed by any legislative measures of the Council of the European Union, each reference in this Agreement to a fixed amount or to fixed amounts in a National Currency Unit to be paid to or by the Administrative Agent shall be replaced by a reference to such comparable and convenient fixed amount or fixed amounts in euro as the Administrative Agent may from time to time specify unless such National Currency Unit remains available and the Company and the Administrative Agent agree to use such National Currency Unit instead of the euro.


ARTICLE II:       LOAN FACILITIES

                  2.1      Revolving Loans; Term Loans.

                  (A) Upon the satisfaction of the conditions precedent set forth in Sections 5.1, 5.2 and 5.3, as applicable, from and including the Closing Date and prior to the Revolving Loan Termination Date, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to the Borrowers from time to time (i) in Dollars, in a Dollar Amount not to exceed such Lender's Pro Rata Tranche A Revolving Share of Tranche A Revolving Credit Availability at such time (each individually, a "TRANCHE A REVOLVING LOAN" and, collectively, the "TRANCHE A REVOLVING LOANS"); and (ii) in Dollars or any Agreed Currency, in a Dollar Amount not to exceed such Lender's Pro Rata Tranche B Revolving Share of Tranche B Revolving Credit Availability at such time (each individually, a "Tranche B Revolving Loan," collectively, the "Tranche B Revolving Loans" and, together with the Tranche A Revolving Loans, the "Revolving Loans"); provided, however, that (i) at no time shall the Dollar Amount of the Tranche A Revolving Credit Obligations exceed the Aggregate Tranche A Revolving Loan Commitment; (ii) at no time shall the Dollar Amount of the Tranche B Revolving Credit Obligations exceed the Aggregate Tranche B Revolving Loan Commitment; (iii) at no time shall the Dollar Amount of the Revolving Credit Obligations of any Subsidiary Borrower that is a Domestic Subsidiary exceed $200,000,000; (iv) at no time shall the aggregate Dollar Amount of the Revolving Credit Obligations of all Foreign Subsidiaries exceed $150,000,000 and (v) Tranche A Revolving Loans shall not be made to any Borrower which is not organized under the laws of a jurisdiction located in the United States of America (excluding the Commonwealth of Puerto Rico). Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow Revolving Loans at any time prior to the Revolving Termination Date. Revolving Loans shall be, at the option of the applicable Borrower, selected in accordance with
                           Section 2.10, and shall be either Floating Rate Loans or Eurocurrency Rate Loans. On the Revolving Loan Termination Date, the applicable Borrower shall repay in full the outstanding principal balance of the Revolving Loans. Tranche A Revolving Loans shall be made by each Lender ratably in proportion to such Lender's respective Pro Rata Tranche A Revolving Share and Tranche B Revolving Loans shall be made by each Lender ratably in proportion to such Lender's respective Pro Rata Tranche B Revolving Share.

                  (B) Making of Tranche A Revolving Loans. Promptly after receipt of the Borrowing/ Conversion/Continuation Notice under Section 2.8 in respect of Tranche A Revolving Loans, the Administrative Agent shall notify each Lender with a Tranche A Revolving Loan Commitment by telex or telecopy, or other similar form of transmission, of the requested Tranche A Revolving Loan. Each Lender with a Tranche A Revolving Loan Commitment shall make available its Tranche A Revolving Loan in accordance with the terms of Section 2.7. The Administrative Agent will promptly make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent's office in New York, New York on the applicable Borrowing Date and shall disburse such proceeds in accordance with the applicable Borrower's disbursement instructions set forth in such Borrowing/Conversion/Continuation Notice. The failure of any Lender to deposit the amount described above with the Administrative Agent on the applicable Borrowing Date shall not relieve any other Lender of its obligations hereunder to make its Tranche A Revolving Loan on such Borrowing Date.

                  (C) Making of Tranche B Revolving Loans. Promptly after receipt of the Borrowing/ Conversion/Continuation Notice under Section 2.8 in respect of Tranche B Revolving Loans, the Administrative Agent shall notify each Lender with a Tranche B Revolving Loan Commitment by telex or telecopy, or other similar form of transmission, of the requested Tranche B Revolving Loan. Each Lender with a Tranche B Revolving Loan Commitment shall make available its Tranche B Revolving Loan in accordance with the terms of Section 2.7. The Administrative Agent will promptly make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent's office in New York, New York on the applicable Borrowing Date and shall disburse such proceeds in accordance with the applicable Borrower's disbursement instructions set forth in such Borrowing/Conversion/Continuation Notice. The failure of any Lender to deposit the amount described above with the Administrative Agent on the applicable Borrowing Date shall not relieve any other Lender of its obligations hereunder to make its Tranche B Revolving Loan on such Borrowing Date.


                  (D) Term Loans. Upon the satisfaction of the conditions precedent set forth in Section 5.1, each Lender has made, on the terms and conditions set forth in this Agreement, a single term loan to the Company on the Closing Date, in Dollars, in an amount not to exceed such Lender's Term Loan Commitment. Amounts borrowed as a Term Loan which are repaid or prepaid by the Company may not be reborrowed. The Company shall repay all outstanding principal and all accrued but unpaid interest on the Term Loan Termination Date.


                  (E) Allocation of Outstanding Loans on the Effective Date. As of the Effective Date, all Revolving Loans then outstanding and denominated in Dollars shall be Tranche A Revolving Loans and all Revolving Loans then outstanding and denominated in Agreed Currencies other than Dollars shall be deemed to be Tranche B Revolving Loans.

                  2.2      Competitive Bid Advances.

                  (A) Competitive Bid Option. In addition to Advances pursuant to Section 2.1, but subject to the terms and conditions of this Agreement (including, without limitation, the limitation set forth in Section 2.2(B) as to the maximum aggregate principal amount of all outstanding Advances hereunder), the Company may, as set forth in this Section 2.2, request the Lenders, prior to the Revolving Loan Termination Date, to make offers to make Competitive Bid Advances to the Company in Dollars. Each Lender may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.2. The aggregate outstanding amount of Competitive Bid Advances shall reduce the available portion of each Lender's Tranche A Revolving Loan Commitment ratably relative to such Lender's Pro Rata Tranche A Revolving Share regardless of which Lender or Lenders make such Competitive Bid Advances.

                  (B) Competitive Bid Quote Request. When the Company wishes to request offers to make Competitive Bid Loans under this Section 2.2, it shall transmit to the Administrative Agent by facsimile a Competitive Bid Quote Request substantially in the form of Exhibit J hereto so as to be received no later than
                           (x) 11:00 a.m. (New York time) at least five (5) Business Days prior to the Borrowing Date proposed therein, in the case of a Eurocurrency Auction or
                           (y) 10:00 a.m. (New York time) at least one (1) Business Day prior to the Borrowing Date proposed therein, in the case of an Absolute Rate Auction specifying:

                           (i) the proposed Borrowing Date, which shall be a Business Day, for the proposed Competitive Bid Advance,

                           (ii) the aggregate principal amount of such Competitive Bid Advance, which must be at least $10,000,000 (and in integral multiples of $1,000,000 if in excess thereof),

                           (iii)    whether the Competitive Bid Quotes
                  requested are to set forth a Eurocurrency Bid Rate or an Absolute Rate, or both, and


                           (iv) the Interest Period applicable thereto (which may not end after the Revolving Loan Termination
                  Date).

                           The Company may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within five (5) Business Days (or such other number of days as the Company and the Administrative Agent may agree) of any other Competitive Bid Quote Request. A Competitive Bid Quote Request that does not conform substantially to the format of Exhibit J hereto shall be rejected, and the Administrative Agent shall promptly notify the Company of such rejection by facsimile. The aggregate amount of outstanding Competitive Bid Advances shall not exceed $50,000,000. All Competitive Bid Loans shall be in Dollars.

                  (C) Invitation for Competitive Bid Quotes. Promptly and in any event before the close of business on the same Business Day of receipt of a Competitive Bid Quote Request that is not rejected pursuant to
                           Section 2.2(B), the Administrative Agent shall send to each of the Lenders by facsimile an Invitation for Competitive Bid Quotes substantially in the form of Exhibit K hereto, which shall constitute an invitation by the Company to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this
                           Section 2.2.

                  (D)      Submission and Contents of Competitive Bid Quotes.
                           (i) Each Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.2(D) and must be submitted to the Administrative Agent by facsimile at its offices specified in or pursuant to Article XVII not later than (x) 2:00 p.m. (New York time) at least four (4) Business Days prior to the proposed Borrowing Date, in the case of a Eurocurrency Auction or (y) 10:00 a.m. (New York time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Company and the Administrative Agent may agree); provided that Competitive Bid Quotes submitted by the Administrative Agent may only be submitted if the Administrative Agent notifies the Company of the terms of the offer or offers contained therein not later than 15 minutes prior to the latest time at which the relevant Competitive Bid Quotes must be submitted by the other Lenders. Subject to Articles V and XI, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Company.

                           (ii) Each Competitive Bid Quote shall be in substantially the form of Exhibit L hereto and shall in any case specify:

                           (a) the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes,

                           (b) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (1) may be greater than, less than or equal to the Revolving Loan Commitment of the quoting Lender, (2) must be at least $5,000,000 (and in integral multiples of $1,000,000 if in excess thereof), and (3) may not exceed the principal amount of Competitive Bid Loans for which offers were requested,

                           (c) in the case of a Eurocurrency Auction, the Competitive Bid Margin offered for each such Competitive Bid Loan,

                           (d)      the minimum amount, if any, of the
                  Competitive Bid Loan which may be accepted by the Company,

                           (e) in the case of an Absolute Rate Auction, the Absolute Rate offered for each such Competitive Bid Loan,

                           (f)      the identity of the quoting Lender, and

                           (g)      the applicable Interest Period.

                  (iii) The Administrative Agent shall reject any Competitive Bid Quote that:

                           (a) is not substantially in the form of Exhibit L hereto or does not specify all of the information required by Section 2.2(D)(ii);

                           (b) contains qualifying, conditional or similar language, other than any such language contained in Exhibit L hereto;

                           (c) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

                           (d) arrives after the time set forth in Section 2.2(D)(i).

         If any Competitive Bid Quote shall be rejected pursuant to this
         Section 2.2(D)(iii), then the Administrative Agent shall notify the relevant Lender of such rejection as soon as practical.

                  (E) Notice to Company. The Administrative Agent shall promptly notify the Company of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with Section 2.2(D) and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent's notice to the Company shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Eurocurrency Bid Rates or Absolute Rates, as the case may be, so offered.

                  (F) Acceptance and Notice by Company. Not later than (x) 10:00 a.m. (New York time) at least three (3) Business Days prior to the proposed Borrowing Date, in the case of a Eurocurrency Auction or
         (y) 11:00 a.m. (New York time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Company and the Administrative Agent may agree), the Company shall notify the Administrative Agent of its acceptance or rejection of the offers so notified to it pursuant to Section 2.2(E); provided, however, that the failure by the Company to give such notice to the Administrative Agent shall be deemed to be a rejection of all such offers.

         In the case of acceptance, such notice (a "COMPETITIVE BID BORROWING NOTICE") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Company may accept any Competitive Bid Quote in whole or in part (subject to the terms of Section 2.2(D)(ii)(d)); provided that:

                           (a) the aggregate principal amount of each Competitive Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

                           (b) acceptance of offers may only be made on the basis of ascending Eurocurrency Bid Rates or Absolute Rates, as the case may be, and

                           (c) the Company may not accept any offer that is described in Section 2.2(D)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                           (G) Allocation by Administrative Agent. If offers are made by two or more Lenders with the same Eurocurrency Bid Rates or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in such multiples, not greater than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers provided, however, that no Lender shall be allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Lender has indicated that it is willing to accept. Allocations by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Administrative Agent shall promptly, but in any event on the same Business Day, notify each Lender of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Advance allocated to each participating Lender.

                           (H) Administration Fee. The Company hereby agrees to pay to the Administrative Agent an administration fee as detailed in the Administrative Agent Fee Letter per each Competitive Bid Quote Request transmitted by the Company to the Administrative Agent pursuant to Section 2.2(B). Such administration fee shall be payable in arrears on each Payment Date hereafter, on the Termination Date (or such earlier date on which the Aggregate Revolving Loan Commitment shall terminate or be canceled), and on the Facility Termination Date for any period then ending for which such fee, if any, shall not have been theretofore paid.

                  2.3      Swing Line Loans.

                  (A) Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 5.1,
                           5.2 and 5.3, as applicable, from and including the Closing Date and prior to the Revolving Loan Termination Date, the Dollar Swing Line Bank agrees, on the terms and conditions set forth in this Agreement, to make revolving swing line loans (each, individually, a "DOLLAR SWING LINE LOAN" and collectively, the "DOLLAR SWING LINE LOANS") to the Company from time to time in Dollars; provided, however, that at no time shall the aggregate outstanding principal amount of all Dollar Swing Line Loans exceed the Dollar Swing Line Commitment; and provided further that, at no time shall the Dollar Amount of the Tranche A Revolving Credit Obligations exceed the Aggregate Tranche A Revolving Loan Commitment; and provided, further, that at no time shall the sum of (a) the outstanding principal amount of the Dollar Swing Line Loans plus
                           (b) the Dollar Amount of the Dollar Swing Line Bank's Pro Rata Tranche A Revolving Share of the amount equal to the Tranche A Revolving Credit Obligations less the outstanding principal amount of Dollar Swing Line Loans, exceed the Dollar Swing Line Bank's Tranche A Revolving Loan Commitment at such time. Upon the satisfaction of the conditions precedent set forth in Section 5.1, 5.2 and 5.3, as applicable, from and including the Closing Date and prior to the Revolving Loan Termination Date, the Multicurrency Swing Line Bank agrees, on the terms and conditions set forth in this Agreement, to make revolving swing line loans (each, individually, a "MULTICURRENCY SWING LINE LOAN" and collectively, the "MULTICURRENCY SWING LINE LOANS") to the Borrowers from time to time in any Agreed Currency other than Dollars; provided, however, that, after giving effect to any Multicurrency Swing Line Loan, the aggregate outstanding principal Dollar Amount of all Multicurrency Swing Line Loans shall not exceed the Multicurrency Swing Line Commitment; provided further that at no time shall the Dollar Amount of the Tranche B Revolving Credit Obligations exceed the Aggregate Tranche B Revolving Loan Commitment.

                  (B) Borrowing/Conversion/Continuation Notice; Interest Rate. The Company and/or the applicable Borrower shall deliver to the Administrative Agent and the applicable Swing Line Bank a
                           Borrowing/Conversion/Continuation Notice, signed by it, (a) not later than 1:00 p.m. (New York time) on the Borrowing Date of each Dollar Swing Line Loan (or at such later time as may be acceptable to the Swing Line Bank in its sole discretion) or (b) not later than 11:00 a.m. (Brussels time) on the Borrowing Date of each Multicurrency Swing Line Loan, in each case, specifying (i) the applicable Borrowing Date (which date shall be a Business Day and which may be the same date as the date the Borrowing/Conversion/Continuation Notice is given,
                           (ii) in the case of Multicurrency Swing Line Loans, the Agreed Currency applicable thereto, (iii) the aggregate amount of the requested Swing Line Loan, the Dollar Amount of which shall be not less than $1,000,000 and (iv) payment instructions for the disbursement of such Loans. The Swing Line Loans shall bear interest at the Floating Rate.

                  (C) Making of Dollar Swing Line Loans. Not later than 4:00 p.m. (New York time) on the applicable Borrowing Date, the Dollar Swing Line Bank shall make available its Dollar Swing Line Loan, in funds immediately available in New York, New York to the Administrative Agent at its address specified pursuant to Article XV. The Administrative Agent will promptly make the funds so received from the Dollar Swing Line Bank available to the Company on the Borrowing Date at the Administrative Agent's aforesaid address.

                  (D) Making of Multicurrency Swing Line Loans. Not later than 4:00 p.m. (Brussels time) on the applicable Borrowing Date, the Multicurrency Swing Line Bank shall make available its Multicurrency Swing Line Loan, in funds immediately available to the applicable Borrower at the Administrative Agent's Eurocurrency Payment Office.

                  (E) Repayment of Dollar Swing Line Loans. Each Dollar Swing Line Loan shall be paid in full by the Company on or before the seventh (7th) Business Day after the Borrowing Date for such Dollar Swing Line Loan. The Company may at any time pay, without penalty or premium, all outstanding Dollar Swing Line Loans. In addition, the Administrative Agent (i) may at any time in its sole discretion with respect to any outstanding Dollar Swing Line Loan, or (ii) shall on the seventh (7th) Business Day after the Borrowing Date of any Dollar Swing Line Loan, require (by giving notice thereof to each Lender with a Tranche A Revolving Loan Commitment not later than 11:00 a.m. (New York time) on the date of such Loan) each Lender with a Tranche A Revolving Loan Commitment (including the Dollar Swing Line Bank) to make a Tranche A Revolving Loan in the amount of such Lender's Pro Rata Tranche A Revolving Share of such Dollar Swing Line Loan, for the purpose of repaying any outstanding portion such Swing Line Loan. Not later than 3:00 p.m. (New York time) on the date of any notice received pursuant to this Section 2.3(E), each Lender shall make available its required Tranche A Revolving Loan, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XV. Tranche A Revolving Loans made pursuant to this
                           Section 2.3(E) shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurocurrency Rate Loans in the manner provided in Section 2.10 and subject to the other conditions and limitations therein set forth and set forth in this Article II. Unless a Lender shall have notified the Dollar Swing Line Bank, prior to its making any Dollar Swing Line Loan, that any applicable condition precedent set forth in Sections 5.1, 5.2 and 5.3, as applicable, had not then been satisfied, such Lender's obligation to make Tranche A Revolving Loans pursuant to this Section 2.3(E) to repay Dollar Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation,
                           (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, a Swing Line Bank or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Company, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.3(E), the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.3(E) or may not make any Revolving Loan required by this Section 2.3(E), such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the applicable Swing Line Bank, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation shall be paid by such Lender upon demand by the applicable Swing Line Bank together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Revolving Loan Termination Date, the Company shall repay in full the outstanding principal balance of the Dollar Swing Line Loans.

                  (F) Repayment of Multicurrency Swing Line Loans. Each Multicurrency Swing Line Loan shall be paid in full by the Company on or before the seventh (7th) Business Day after the Borrowing Date for such Multicurrency Swing Line Loan. The Company may at any time pay, without penalty or premium, all outstanding Multicurrency Swing Line Loans upon one
                           (1) Business Day's prior notice to the Multicurrency Swing Line Bank. In addition, the Administrative Agent (i) may at any time in its sole discretion with respect to any outstanding Multicurrency Swing Line Loan (ii) shall at any time at the direction of the Multicurrency Swing Line Bank in its sole discretion with respect to any outstanding Multicurrency Swing Line Loan, or (iii) shall on the seventh (7th) Business Day after the Borrowing Date of any Multicurrency Swing Line Loan, require (by giving notice thereof to each Lender with a Tranche B Revolving Loan Commitment not later than 10:00 a.m. (Brussels time) on the date of such Loan) each Lender with a Tranche B Revolving Loan Commitment to make a Revolving Loan in the Dollar Amount of such Lender's Pro Rata Tranche B Revolving Share of such Multicurrency Swing Line Loan, for the purpose of repaying any outstanding portion such Swing Line Loan. Not later than 2:00 p.m. (Brussels time) on the date of any notice received pursuant to this
                           Section 2.3(F), each Lender shall make available its required Tranche B Revolving Loan or Tranche B Revolving Loans, in Dollars immediately available to the Administrative Agent at its address specified in
                           Section 2.3(D). Tranche B Revolving Loans made pursuant to this Section 2.3(F) shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurocurrency Rate Loans in the manner provided in
                           Section 2.10 and subject to the other conditions and limitations therein set forth and set forth in this
                           Article II. Unless a Lender shall have notified the Multicurrency Swing Line Bank, prior to its making any Multicurrency Swing Line Loan, that any applicable condition precedent set forth in Sections 5.1, 5.2 and 5.3, as applicable, had not then been satisfied, such Lender's obligation to make Tranche B Revolving Loans pursuant to this Section 2.3(F) to repay Multicurrency Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, a Swing Line Bank or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Company, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this
                           Section 2.3(F), the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this
                           Section 2.3(F) or may not make any Revolving Loan required to be made by this Section 2.3(F), such Lender shall be deemed, at the option of the Administrative Agent or the Multicurrency Swing Line Bank, to have unconditionally and irrevocably purchased from the applicable Swing Line Bank, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation shall be paid by such Lender upon demand by the applicable Swing Line Bank together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Termination Date, the applicable Borrower shall repay in full the outstanding principal balance of the Multicurrency Swing Line Loans.

                  2.4 Rate Options for all Advances; Maximum Interest Periods. The Revolving Loans and Term Loans may be Floating Rate Advances or Eurocurrency Rate Advances, or a combination thereof, selected by the Company or the applicable Borrower in accordance with
         Section 2.10; provided that until syndication of the Aggregate Commitment and the commitments under the 364-Day Credit Facility has been completed to the satisfaction of the Administrative Agent, the Revolving Loans and Term Loans shall be Floating Rate Advances. The Company or the applicable Borrower may select, in accordance with
         Section 2.10, Rate Options and Interest Periods applicable to portions of the Revolving Loans, Term Loans and Alternate Currency Loans; provided that there shall be no more than ten (10) Interest Periods in effect with respect to all of the Loans at any time (unless otherwise provided in the applicable Alternate Currency Addendum with respect to Alternate Currency Loans). Each Alternate Currency Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at the Alternate Currency Rate as set forth in the applicable Alternate Currency Addendum.

                  2.5      Optional Payments; Mandatory Prepayments.

                  (A) Optional Payments. The Company or the applicable Borrower may from time to time and at any time upon at least one (1) Business Day's prior written notice repay or prepay without penalty or premium all or any part of outstanding Floating Rate Advances in an aggregate minimum amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof. Eurocurrency Rate Advances, Eurocurrency Bid Rate Advances and Absolute Rate Advances may be voluntarily repaid or prepaid prior to the last day of the applicable Interest Period, subject to the indemnification provisions contained in Section 4.4, provided that the applicable Borrower may not so prepay Eurocurrency Rate Advances, Eurocurrency Bid Rate Advances or Absolute Rate Advances unless it shall have provided at least four (4) Business Days' prior written notice to the Administrative Agent of such prepayment. Each Subsidiary Borrower may, upon prior written notice to the Administrative Agent and to the applicable Alternate Currency Bank as prescribed in the applicable Alternate Currency Addendum and specifying that it is prepaying all or a portion of its Alternate Currency Loans, prepay its Alternate Currency Loans in whole at any time, or from time to time in part in a Dollar Amount aggregating $5,000,000 or any larger multiple Dollar Amount of $1,000,000 (or as otherwise specified in the applicable Alternate Currency Addendum) by paying the principal amount to be paid together with all accrued and unpaid interest thereon to and including the date of payment; provided that any such payment occurring prior to the last day of any Interest Period related to such Alternate Currency Loan shall be subject to the indemnification provisions contained in Section 4.4.


                  (B) Mandatory Prepayments of Revolving Loans. (i) If at any time and for any reason (other than fluctuations in currency exchange rates) the Dollar Amount of the Tranche A Revolving Credit Obligations or Tranche B Revolving Credit Obligations is greater than the Aggregate Tranche A Revolving Loan Commitment or the Aggregate Tranche B Revolving Loan Commitment, respectively, the Company shall immediately make or cause to be made a mandatory prepayment of the Tranche A Revolving Credit Obligations or the Tranche B Revolving Credit Obligations, as the case may be, in an amount equal to such excess.

                  (ii) On the last Business Day of each month, the Administrative Agent shall calculate the Dollar Amount of all outstanding Alternate Currency Loans and Revolving Credit Obligations using, for each currency, the arithmetic mean of the buy and sell spot rates of exchange of the Administrative Agent in the London interbank market (or other market where the Administrative Agent's foreign exchange operations in respect of such currency are then being conducted) and if, on such Business Day:

                           (w)      the Dollar Amount of the Tranche A
                                    Revolving Credit Obligations exceeds one hundred percent (100%) of the Aggregate Tranche A Revolving Loan Commitment as a result of fluctuations in currency exchange rates, the applicable Borrower shall immediately prepay Tranche A Revolving Loans for the ratable benefit of the Lenders with a Tranche A Revolving Loan Commitment in an aggregate amount such that after giving effect thereto the Dollar Amount of the Tranche A Revolving Credit Obligations is less than or equal to the Aggregate Tranche A Revolving Loan Commitment; or

                           (x)      the Dollar Amount of the Tranche B
                                    Revolving Credit Obligations exceeds one hundred percent (100%) of the Aggregate Tranche B Revolving Loan Commitment as a result of fluctuations in currency exchange rates, the applicable Borrower shall immediately prepay Tranche B Revolving Loans for the ratable benefit of the Lenders with a Tranche B Revolving Loan Commitment in an aggregate amount such that after giving effect thereto the Dollar Amount of the Tranche B Revolving

                                    Credit Obligations is less than or equal to the Aggregate Tranche B Revolving Loan Commitment; or

                           (y) the Dollar Amount of all outstanding Alternate Currency Loans under the Alternate Currency Addenda exceeds one hundred percent (100%) of the aggregate Alternate Currency Commitments with respect thereto as a result of fluctuations in currency exchange rates, the applicable Borrower shall on such date prepay, or cause to be prepaid, Alternate Currency Loans in an aggregate amount such that after giving effect thereto the Dollar Amount of all such Alternate Currency Loans is less than or equal to the aggregate Alternate Currency Commitments with respect thereto; or

                           (z)      the Dollar Amount of the aggregate
                                    outstanding principal amount of Alternate
                                    Currency Loans in the same Alternate
                                    Currency exceeds the aggregate Alternate
                                    Currency Commitments with respect thereto as a result of fluctuations in currency exchange rates, the applicable Borrowers shall on such date prepay Alternate Currency Loans in such Alternate Currency in an aggregate amount such that after giving effect thereto the Dollar amount of all Alternate Currency Loans is less than or equal to the aggregate Alternate Currency Commitments with respect thereto.

                  (iii) The Company shall make all mandatory prepayments required under Section 2.6.

                  (iv)     All of the mandatory prepayments made under this
         Section 2.5(B) shall be applied to the Tranche A Revolving Credit Obligations or Tranche B Revolving Credit Obligations, as applicable, first to Floating Rate Loans and to any Eurocurrency Rate Loans and Alternate Currency Loans maturing on such date and then to subsequently maturing Eurocurrency Rate Loans and Alternate Currency Loans in order of maturity.

                  (C) Mandatory Prepayments of Term Loans. Upon the receipt by any Borrower of (1) the proceeds from any sale of United States domestic Receivables or (2) the proceeds from the incurrence of any single issue of Indebtedness in excess of $50,000,000 which is not permitted by Section 7.3(D)(i)-(vi) hereof, the Company shall immediately make a mandatory prepayment of the Term Loans in an amount equal to such proceeds (applying the same first to accrued and unpaid interest and then to principal).

                  2.6 Reductions in Commitments. The Company may permanently reduce (i) the Aggregate Tranche A Revolving Loan Commitment in whole, or in part ratably among the Lenders with a Tranche A Revolving Loan Commitment, in an aggregate minimum amount of $10,000,000 and in integral multiples of $5,000,000 in excess of that amount (unless the Aggregate Tranche A Revolving Loan Commitment is reduced in whole), (ii) the Aggregate Tranche B Revolving Loan Commitment in whole, or in part ratably among the Lenders with a Tranche B Revolving Loan Commitment, in an aggregate minimum amount of $10,000,000 and in integral multiples of $5,000,000 in excess of that amount (unless the Aggregate Tranche B Revolving Loan Commitment is reduced in whole), (iii) the Swing Line Commitments in whole or in part in amounts of $5,000,000 upon at least three (3) Business Day's prior written notice to the Administrative Agent, which notice shall specify the amount of any such reduction or (iv) in whole and terminate the Aggregate Term Loan Commitment upon any reduction in whole of the Aggregate Revolving Loan Commitment; provided, however, that (a) the amount of the Aggregate Tranche A Revolving Loan Commitment may not be reduced below the aggregate principal Dollar Amount of the outstanding Tranche A Revolving Credit Obligations or below the aggregate amount of the Dollar Swing Line Commitments and (b) the amount of the Aggregate Tranche B Revolving Loan Commitment may not be reduced below the aggregate principal Dollar Amount of the outstanding Tranche B Revolving Obligations or below the aggregate amount of the Multicurrency Swing Line Commitments or below the aggregate amount of Alternate Currency Commitments. All accrued commitment fees shall be payable on the effective date of any termination of all or any part the obligations of the Lenders to make Loans hereunder. Each Subsidiary Borrower may, upon three (3) Business Days prior written notice to the Administrative Agent and to the applicable Alternate Currency Bank, terminate entirely at any time or reduce from time to time by an aggregate amount of $5,000,000 or any larger multiple of $1,000,000 (or as set forth on the applicable Alternate Currency Addendum), the unused portions of the applicable Alternate Currency Commitment as specified by the applicable Subsidiary Borrower in such notice to the Administrative Agent and the applicable Alternate Currency Bank; provided, however, that at no time shall the Alternate Currency Commitment of any Lender in respect of any Alternate Currency be reduced to an amount less than the total outstanding principal amount of all Alternate Currency Loans of such Lender made in such Alternate Currency.

                  2.7 Method of Borrowing. Not later than 1:00 p.m. (New York time) on each Borrowing Date, each Lender shall make available its Revolving Loan in immediately available funds in the Agreed Currency to the Administrative Agent at its address specified on its signature page hereto or as otherwise specified pursuant to Article XV, unless the Administrative Agent has notified the Lenders that such Loan is to be made available to the applicable Borrower at the Administrative Agent's Eurocurrency Payment office, in which case each Lender shall make available its Loan or Loans, in funds immediately available to the Administrative Agent at its Eurocurrency Payment Office, not later than 12:00 noon (local time in the city of the Administrative Agent's Eurocurrency Payment Office) in the Agreed Currency designated by the Administrative Agent. The Administrative Agent will promptly make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent's aforesaid address.

                  2.8 Method of Selecting Types and Interest Periods for Advances. The applicable Borrower shall select the Type of Advance and, in the case of each Eurocurrency Rate Advance, the Interest Period, Agreed Currency and/or Alternate Currency applicable to each Advance from time to time. The applicable Borrower shall give the Administrative Agent irrevocable notice in substantially the form of Exhibit B hereto (a "BORROWING/CONVERSION/CONTINUATION NOTICE") not later than 10:00 a.m. (New York time) (a) on the Borrowing Date of each Floating Rate Advance, and (b) three (3) Business Days before the Borrowing Date for each Eurocurrency Rate Advance to be made in Dollars, and (c) four (4) Business Days before the Borrowing Date for each Eurocurrency Rate Advance to be made in any Agreed Currency other than Dollars and (d) three (3) Business Days before the Borrowing Date for each Alternate Currency Loan (or such other period as may be agreed to by the Administrative Agent and the applicable Borrower), and the applicable Borrower shall give the applicable Alternate Currency Bank irrevocable notice by 10:00 a.m. (local time) three (3) Business Days prior to the Borrowing Date for such Alternate

         Currency Loan (or such other period as may be agreed to by the applicable Alternate Currency Bank or specified in the applicable Alternate Currency Addendum), specifying: (i) the Borrowing Date (which shall be a Business Day) of such Advance; (ii) the aggregate amount of such Advance; (iii) the Type of Advance selected; (iv) whether the Advance will be a Tranche A Advance or a Tranche B Advance; and (v) in the case of each Eurocurrency Rate Loan, the Interest Period and Agreed Currency or Alternate Currency applicable thereto. Notwithstanding the foregoing, if the Company has submitted a Competitive Bid Quote Request pursuant to Section 2.2(B), a Borrowing/Conversion/Continuation Notice for a Floating Rate Advance may be given not later than one (1) hour after the time which the Company is required to reject one or more bids offered in connection with an Absolute Rate Auction pursuant to Section 2.2(F) and a Borrowing/Conversion/Continuation Notice for a Eurocurrency Rate Loan may be given not later than one (1) hour after the time the Company is required to reject one or more bids offered in connection with a Eurocurrency Auction pursuant to Section 2.2(F). Each Floating Rate Advance, each Alternate Currency Loan bearing a fluctuating Alternate Currency Rate and all Obligations other than Loans shall bear interest from and including the date of the making of such Advance, in the case of Loans, and the date such Obligation is due and owing in the case of such other Obligations, to (but not including) the date of repayment thereof at the Floating Rate or Alternate Currency Rate, as applicable, changing when and as such Floating Rate or Alternate Currency Rate, as applicable, changes. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate. Changes in the rate of interest on any portion of any Alternate Currency Loan bearing a fluctuating Alternate Currency Rate will take effect simultaneously with each change in such Alternate Currency Rate. Each Eurocurrency Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurocurrency Rate Advance and shall change as and when the Applicable Eurocurrency Margin changes.

                  2.9 Minimum Amount of Each Advance. Each Advance (other than an Advance to repay a Swing Line Loan or Reimbursement Obligation) shall be in the minimum Dollar Amount of $20,000,000 (or the Approximate Equivalent Amount of any Agreed Currency other than Dollars or any Alternate Currency) and in Dollar Amount multiples of $1,000,000 (or the Approximate Equivalent Amount of any Agreed Currency other than Dollars or any Alternate Currency) if in excess thereof (or such other amounts as may be specified in the applicable Alternate Currency Addendum), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Tranche A Revolving Loan Commitment or Tranche B Revolving Loan Commitment, as the case may be.

                  2.10 Method of Selecting Types and Interest Periods for Conversion and Continuation of Advances.

                  (A) Right to Convert. The applicable Borrower may elect from time to time, subject to the provisions of
                           Section 2.4 and this Section 2.10, to convert all or any part of a Loan (other than a Competitive Bid Loan or Swing Line Loan) of any Type into any other Type or Types of Loans (other than a Competitive Bid Loan or Swing Line Loan); provided that any conversion of any Eurocurrency Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.

                  (B) Automatic Conversion and Continuation. Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurocurrency Rate Loans. Eurocurrency Rate Loans shall continue as Eurocurrency Rate Loans until the end of the then applicable Interest Period therefor, at which time such Eurocurrency Rate Loans shall be automatically converted into Floating Rate Loans unless the Company shall have given the Administrative Agent notice in accordance with
                           Section 2.10(D) requesting that, at the end of such Interest Period, such Eurocurrency Rate Loans continue as a Eurocurrency Rate Loan. Unless a Borrowing/Conversion/Continuation Notice shall have timely been given in accordance with the terms of this Section 2.10, Eurocurrency Rate Advances in an Agreed Currency other than Dollars and Alternate Currency Loans shall automatically continue as Eurocurrency Rate Advances in the same Agreed Currency or Alternate Currency Loans in the same Alternate Currency, as applicable, with an Interest Period of one (1) month.

                  (C) No Conversion Post-Default or Post-Unmatured Default. Notwithstanding anything to the contrary contained in Section 2.10(A) or Section 2.10(B), no Loan may be converted into or continued as a Eurocurrency Rate Loan (except with the consent of the Required Lenders) when any Default or Unmatured Default has occurred and is continuing.

                  (D) Borrowing/Conversion/Continuation Notice. The Company shall give the Administrative Agent a Borrowing/Conversion/Continuation Notice with respect to each conversion of a Floating Rate Loan into a Eurocurrency Rate Loan or continuation of a Eurocurrency Rate Loan not later than 10:00 a.m. (New York time) (x) three (3) Business Days prior to the date of the requested conversion or continuation, with respect to any Loan to be converted or continued as a Eurocurrency Rate Loan in Dollars, (y) four (4) Business Days prior to the date of the requested conversion or continuation with respect to any Loan to be converted or continued as a Eurocurrency Rate Loan in an Agreed Currency other than Dollars, and (z) five (5) Business Days before the date of the requested conversion or continuation Borrowing Date with respect to the conversion or continuation of any Alternate Currency Loan (or such other period as may be agreed to by the Administrative Agent), and the applicable Subsidiary Borrower shall give the applicable Alternate Currency Bank irrevocable notice by 10:00 a.m. (local time) three (3) Business Days prior to the conversion or continuation of such Alternate Currency Loan (or such other period as may specified in the applicable Alternate Currency Addendum), specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and Type of the Loan to be converted or continued; and (3) the amount of Eurocurrency Rate Loan(s) or Alternate Currency Loan(s), as applicable, into which such Loan is to be converted or continued, the Agreed Currency or Alternate Currency, as applicable, and the duration of the Interest Period applicable thereto.

                  (E) Notwithstanding anything herein to the contrary, (w) Eurocurrency Rate Advances in an Agreed Currency may be continued as Eurocurrency Rate Advances only in the same Agreed Currency, (x) Alternate Currency Loans in an

                           Alternate Currency may be continued as Alternate Currency Loans only in the same Alternate Currency,
                           (y) Tranche A Advances may only be continued as Tranche A Advances and (z) Tranche B Advances may only be continued as Tranche B Advances.

                  2.11 Default Rate. After the occurrence and during the continuance of a Default, each outstanding Loan shall bear interest at a rate equal to the rate otherwise applicable thereto (giving effect to the provisions of Section 2.15(D)(ii)) plus 2% per annum.

                  2.12 Method of Payment. All payments of principal, interest, fees, commissions and L/C Obligations hereunder shall be made, without setoff, deduction or counterclaim (unless indicated otherwise in Section 2.15(E)), in immediately available funds to the Administrative Agent (i) at the Administrative Agent's address specified pursuant to Article XV with respect to Advances or other Obligations denominated in Dollars and (ii) at the Administrative Agent's Eurocurrency Payment Office with respect to any Advance or other Obligations denominated in an Agreed Currency other than Dollars, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Company, by 2:00 p.m. (New York time) on the date when due and shall be applied ratably among the Lenders with respect to any principal and interest due in connection with Loans. Each Advance shall be repaid or prepaid in the Agreed Currency in which it was made in the amount borrowed and interest payable thereon shall also be paid in such currency. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds which the Administrative Agent received at its address specified pursuant to Article XV or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Company authorizes the Administrative Agent to charge the account of the Company maintained with ABN, after one (1) Business Day's prior written notice to the Company, for each payment of principal, interest, fees, commissions and L/C Obligations as it becomes due hereunder. Each reference to the Administrative Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to each Issuing Bank, in the case of payments required to be made by the Company to any Issuing Bank pursuant to Article III.

                  All payments to be made by the Borrowers hereunder in respect of any Alternate Currency Loans shall be made in the currencies in which such Loans are denominated and in funds immediately available, at the office or branch from which the Loan was made pursuant to
         Section 2.21 and the applicable Alternate Currency Addendum not later than 3:00 p.m. (local time) on the date on which such payment shall become due. Promptly upon receipt of any payment of principal of the Alternate Currency Loans the applicable Alternate Currency Bank shall give written notice to the Administrative Agent by telex or telecopy of the receipt of such payment.

                  Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such Agreed Currency or Alternate Currency, as applicable, with the result that different types of such Agreed Currency or Alternate Currency, as applicable, (the "NEW CURRENCY") are introduced and the type of currency in which the Advance was made (the "ORIGINAL CURRENCY") no longer exists or any Borrower is not able to make payment to the

         Administrative Agent for the account of the Lenders or Alternate Currency Bank, as applicable, in such Original Currency, then all payments to be made by the Borrowers hereunder in such currency shall be made to the Administrative Agent or Alternate Currency Bank, as applicable, in such amount and such type of the New Currency or Dollars as shall be equivalent to the amount of such payment otherwise due hereunder in the Original Currency, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations. In addition, notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, the applicable Borrower is not able to make payment to the Administrative Agent for the account of the Lenders or the applicable Alternate Currency Bank in the type of currency in which such Advance was made because of the imposition of any such currency control or exchange regulation, then such Advance shall instead be repaid when due in Dollars in a principal amount equal to the Dollar Amount (as of the date of repayment) of such Advance.

                  2.13     Evidence of Debt.

                  (A) Each Lender shall maintain in accordance with its usual practice an account or accounts (a "LOAN ACCOUNT") evidencing the indebtedness of the Borrowers to such Lender owing to such Lender hereunder from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (B) The Register maintained by the Administrative Agent pursuant to Section 14.3(C) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded
                           (i) the date and the amount of each Loan made hereunder, the Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount and the currency of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, (iii) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to Section 14.3, (iv) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof, and (v) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

                  (C) The entries made in the Loan Account, the Register and the other accounts maintained pursuant to subsections (A) or (B) of this Section shall be presumptively correct for all purposes, absent manifest error, unless the applicable Borrower (or the Company on behalf of such Borrower) objects to information contained in the Loan Accounts, the Register or the other accounts within thirty (30) days of the applicable Borrower's receipt of such information; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with the terms of this Agreement.

                  (D) Any Lender may request that the Tranche A Revolving Loans, the Tranche B Revolving Loans, the Term Loans or Competitive Bid Loans made by it each be evidenced by a promissory note in substantially the forms of Exhibit I-1A, Exhibit I-1B, Exhibit

                           I-2 or Exhibit I-3, respectively, to evidence such Lender's Tranche A Revolving Loans, Tranche B Revolving Loans, Term Loans or Competitive Bid Loans, as applicable. In such event, the applicable Borrower shall promptly prepare, execute and deliver to such Lender a promissory note for such Loans payable to the order of such Lender and in a form approved by the Administrative Agent and consistent with the terms of this Agreement. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 14.3) be represented by one or more promissory notes in such form payable to the order of the payee named therein. Notwithstanding the foregoing, unless and until replaced by a promissory note or notes in the form of Exhibit I-1A and/or Exhibit I-1B, each promissory note in the form of Exhibit I to the Existing Agreement executed and delivered by any Borrower to any Lender prior to the Effective Date shall continue to evidence such Lender's Revolving Loans to such Borrower outstanding on the Effective Date and shall also evidence any Tranche A Revolving Loans or Tranche B Revolving Loans made by such Lender to such Borrower thereafter.

                  2.14 Telephonic Notices. The Borrowers authorize the Lenders and the Administrative Agent to extend Loans, effect selections of Types of Advances and submit Competitive Bid Quotes and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the applicable Borrower. The Borrowers agree to deliver promptly to the Administrative Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error. In case of disagreement concerning such notices, if the Administrative Agent has recorded telephonic borrowing notices, such recordings will be made available to the applicable Borrower upon the Company's request therefor.

                  2.15 Promise to Pay; Interest and Fees; Interest Payment Dates; Interest and Fee Basis; Taxes; Loan and Control Accounts.

                  (A) Promise to Pay. All Loans shall be paid in full by the applicable Borrowers on the earlier of (i) the Revolving Loan Termination Date (in the case of Loans other than Term Loans) or Term Loan Termination Date (in the case of Term Loans) and
                           (ii) the Facility Termination Date; provided, that all Competitive Bid Advances shall be paid in full by the Company on the last day of the Interest Period applicable thereto, or, if earlier, on the Termination Date or Facility Termination Date and all Swing Line Loans shall also be paid as set forth in Section 2.3. Each Borrower unconditionally promises to pay when due the principal amount of each Loan and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the other Loan Documents.

                  (B) Interest Payment Dates. Interest accrued on each Floating Rate Loan and each Alternate Currency Loan bearing a fluctuating Alternate Currency Rate shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, upon any prepayment whether by acceleration or otherwise, and at maturity (whether by acceleration or otherwise). Interest accrued on each Fixed-Rate Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Fixed-Rate Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Fixed-Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) on the last day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (ii) upon repayment thereof in full or in part, and (iii) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

                  (C)      Fees.

                           (i) The Company shall pay to the Administrative Agent (A) for the account of the Lenders in accordance with their Pro Rata Tranche A Revolving Shares, from and after the date of this Agreement until the Facility Termination Date, a commitment fee accruing at the rate of the then Applicable Commitment Fee Percentage on the unutilized portion of such Lender's Tranche A Revolving Loan Commitment (treating Letters of Credit, but not Competitive Bid Loans or Dollar Swing Line Loans, as usage) and (B) for the account of the Lenders in accordance with their Pro Rata Tranche B Revolving Shares, from and after the date of this Agreement until the Facility Termination Date, a commitment fee accruing at the rate of the then Applicable Commitment Fee Percentage on the unutilized portion of such Lender's Tranche B Revolving Loan Commitment (not treating Dollar Swing Line Loans as usage). The commitment fee shall be payable in arrears on each Payment Date hereafter, and, in addition, on any date on which the Aggregate Revolving Loan Commitment shall be terminated in whole or, with respect to such terminated amount, in part.

                           (ii) The Company shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Term Shares, from and after the date of this Agreement until the earlier of the Facility Termination Date and the making of the Term Loans, a commitment fee accruing at the rate of the then Applicable Commitment Fee Percentage on such Lender's Term Loan Commitment. The commitment fee shall be payable in arrears at the time of the making of the Term Loans and, in addition, on any date upon which the Aggregate Term Loan Commitment shall be terminated.

                           (iii)    The Company agrees to pay to the
                  Administrative Agent, for the sole account of the Administrative Agent, the Lead Arrangers and the Agents (unless otherwise agreed between the Administrative Agent, the Lead Arrangers, the Agents and any Lender) the fees set forth in the Fee Letters, payable at the times and in the amounts set forth therein.

                           (iv) The applicable Borrower agrees to pay to each Alternate Currency Bank, for its sole account, a fronting fee equal to 0.25% of the average daily outstanding Dollar Amount of all Alternate Currency Loans made by such Alternate Currency Bank.

                  (D) Interest and Fee Basis; Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage.

                           (i) Interest on all Fixed-Rate Loans (except as provided otherwise in the applicable Alternate Currency Addendum in the case of an Alternate Currency Loan) and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on all Floating Rate Loans shall be calculated for actual days elapsed on the basis of a 365-, or when appropriate 366-, day year. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 3:00 p.m. (New York time) at the place of payment. If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.

                           (ii) The Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage shall be determined on the basis of the then applicable Leverage Ratio as described in this Section 2.15(D)(ii), from time to time by reference to the following table:

                                          APPLICABLE
                                        FLOATING RATE                                         APPLICABLE COMMITMENT
           LEVERAGE RATIO                   MARGIN         APPLICABLE EUROCURRENCY MARGIN        FEE PERCENTAGE
----------------------------------------------------------------------------------------------------------------------
           Less than 1.50                   0.25%                      1.25%                         0.300%
----------------------------------------------------------------------------------------------------------------------
1.50 or greater, but less than 2.00         0.50%                      1.50%                         0.375%
----------------------------------------------------------------------------------------------------------------------
2.00 or greater, but less than 2.50         0.75%                      1.75%                         0.450%
----------------------------------------------------------------------------------------------------------------------
2.50 or greater, but less than 3.00         1.00%                      2.00%                         0.500%
----------------------------------------------------------------------------------------------------------------------
          3.00 or greater                   1.25%                      2.25%                         0.500%
----------------------------------------------------------------------------------------------------------------------

                           The Applicable Floating Rate Margin, Applicable
                  Eurocurrency Margin and Applicable Commitment Fee Percentage shall be 1.00%, 2.00% and 0.500%, respectively, until the Administrative Agent has received the Company's financial statements for the fiscal quarter ending September 30, 2000; provided that if the Leverage Ratio as reflected in the most recently delivered financial statements, delivered pursuant to Sections 7.1(A)(i) and (ii), as applicable, is 3.00 or greater, the Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage shall be 1.25%, 2.25% and 0.500%, respectively. Thereafter, upon receipt of the financial statements to be delivered by the Company in accordance with Section 7.1(A)(i) or (ii), as applicable, for any fiscal quarter or, if earlier, upon receipt of the Company's unaudited financial statements for any fiscal year, the Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage shall be adjusted, such adjustment being effective five (5) Business Days following the Administrative Agent's receipt of such financial statements and the compliance certificate required to be delivered in connection therewith pursuant to

         Section 7.1(A)(iii); provided, that if the Company shall not have timely delivered its financial statements in accordance with Section 7.1(A)(i) or (ii), as applicable, then commencing on the date upon which such financial statements should have been delivered and continuing until such financial statements are actually delivered, it shall be assumed for purposes of determining the Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage that the Leverage Ratio was greater than 3.00 to 1.0. Notwithstanding the foregoing, for so long as any Default shall have occurred and been continuing, the Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage shall be the highest Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Margin set forth in the foregoing table. At all times after the first anniversary of the Closing Date until the Term Loans have been repaid in full, each of the Applicable Floating Rate Margin and the Applicable Eurocurrency Margin shall increase by 25 basis points.

         (E)      Taxes.

                  (i) Any and all payments by the Borrowers hereunder (whether in respect of principal, interest, fees or otherwise) shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings or any interest, penalties and liabilities with respect thereto including those arising after the date hereof as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender's or the Administrative Agent's, as the case may be, net income by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities which the Administrative Agent or a Lender determines to be applicable to this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit being hereinafter referred to as "TAXES"). If any Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions applicable to additional sums payable under this Section 2.15(E)) such Lender or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Borrower shall make such deductions or withholdings, and (iii) the applicable Borrower shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law. If a withholding tax of the United States of America or any other Governmental Authority shall be or become applicable (y) after the date of this Agreement, to such payments by the applicable Borrower made to the Lending Installation or any other office that a Lender may claim as its Lending Installation, or (z) after such Lender's selection and designation of any other Lending Installation, to such payments made to such other Lending Installation, such Lender shall use reasonable efforts to make, fund and maintain the affected Loans through another Lending Installation of such Lender in another jurisdiction so as to reduce the applicable Borrower's liability hereunder, if the making, funding or maintenance of such Loans through such other Lending Installation of such Lender does not, in the judgment of such Lender, otherwise adversely affect such Loans, or obligations under the Revolving Loan Commitments of such Lender.

                  (ii) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, from the issuance of Letters of Credit hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit (hereinafter referred to as "OTHER TAXES").

                  (iii) The Company and each Subsidiary Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.15(E)) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. If the Taxes or Other Taxes with respect to which the Company or any Subsidiary Borrower has made either a direct payment to the taxation or other authority or an indemnification payment hereunder are subsequently refunded to any Lender, such Lender will return to the applicable Borrower an amount equal to the lesser of the indemnification payment or the refunded amount. A certificate as to any additional amount payable to any Lender or the Administrative Agent under this Section 2.15(E) submitted to the applicable Borrower and the Administrative Agent (if a Lender is so submitting) by such Lender or the Administrative Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, the applicable Borrower shall promptly (and in any event not later than thirty (30) days after receipt) furnish to each Lender and the Administrative Agent such certificates, receipts and other documents as may be required (in the reasonable judgment of such Lender or the Administrative Agent) to establish any tax credit to which such Lender or the Administrative Agent may be entitled.

                  (iv) Within thirty (30) days after the date of any payment of Taxes or Other Taxes by the Company or any Subsidiary Borrower, the Company shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

                  (v) Without prejudice to the survival of any other agreement of the Company and the Subsidiary Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.15(E) shall survive the payment in full of all Obligations, the termination of the Letters of Credit and the termination of this Agreement.

                  (vi) Each Lender (including any Replacement Lender or Purchaser) that is not created or organized under the laws of the United States of America or a political subdivision thereof (each a "NON-U.S. LENDER") shall deliver to the Company and the Administrative Agent on or before the Closing Date, or, if later, the date on which such Lender becomes a Lender pursuant to Section 12.3 hereof (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only for so long as such Non-U.S. Lender is legally entitled to do so), either (1) (x) two (2) duly completed copies of either (A) IRS Form W-8BEN (or, if delivered on or before December 31, 1999, IRS Form 1001), or (B) IRS Form W-8ECI (or, if delivered on or before December 31, 1999, IRS Form 4224), or in either case an applicable successor form, and (y) for periods prior to January 1, 2000, a duly completed copy of IRS Form W-8 or W-9 or applicable successor form; or (2) in the case of a Non-U.S. Lender that is not legally entitled to deliver either form listed in clause
         (vi)(1)(x), (x) a certificate of a duly authorized officer of such Non-U.S. Lender to the effect that such Non-U.S. Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Company or any Subsidiary Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an "EXEMPTION CERTIFICATE") and (y) two (2) duly completed copies of IRS Form W-8BEN or applicable successor form. Each such Lender further agrees to deliver to the Company and the Administrative Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender in a form satisfactory to the Company and the Administrative Agent, before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Company and the Administrative Agent pursuant to this Section 2.15(E)(vi). Further, each Lender which delivers a form or certificate pursuant to this clause (vi) covenants and agrees to deliver to the Company and the Administrative Agent within fifteen (15) days prior to the expiration of such form, for so long as this Agreement is still in effect, another such certificate and/or two (2) accurate and complete original newly-signed copies of the applicable form (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder).

                  Each Lender shall promptly furnish to the Company and the Administrative Agent such additional documents as may be reasonably required by any Borrower or the Administrative Agent to establish any exemption from or reduction of any Taxes or Other Taxes required to be deducted or withheld and which may be obtained without undue expense to such Lender. Notwithstanding any other provision of this Section 2.15(E), no Borrower shall be obligated to gross up any payments to any Lender pursuant to Section 2.15(E)(i), or to indemnify any Lender pursuant to Section 2.15(E)(iii), in respect of United States federal withholding taxes to the extent imposed as a result of (x) the failure of such Lender to deliver to the Company the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to
         Section 2.15(E)(vi), (y) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or (z) the Lender designating a successor Lending Installation at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided, however, that the applicable Borrower shall be obligated to gross up any payments to any such Lender pursuant to Section 2.15(E)(i), and to indemnify any such Lender pursuant to Section 2.15(E)(iii), in respect of United States federal withholding taxes if (x) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or exemption certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the date hereof, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or the certifications made in such form or forms or Exemption Certificate untrue or inaccurate in any material respect,
         (y) the redesignation of the Lender's Lending Installation was made at the request of the Company or (z) the obligation to gross up payments to any such Lender pursuant to Section 2.15(E)(i), or to indemnify any such Lender pursuant to Section 2.15(E)(iii), is with respect to a Purchaser that becomes a Purchaser as a result of an assignment made at the request of the Company.

         2.16 Notification of Advances, Interest Rates, Prepayments and Aggregate Revolving Loan Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Revolving Loan Commitment reduction notice, Borrowing/Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify the applicable Borrower and each Lender of the interest rate and Agreed Currency applicable to each Fixed-Rate Loan promptly upon determination of such interest rate and Agreed Currency and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.17 Lending Installations. Each Lender may book its Loans or Letters of Credit at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation. Each Lender may, by written or facsimile notice to the Administrative Agent and the Company, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments and/or payments of L/C Obligations are to be made.

         2.18 Non-Receipt of Funds by the Administrative Agent. Unless a Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or
(ii) in the case of any Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The

Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the applicable Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan.

         2.19 Termination Date. This Agreement shall be effective until the Facility Termination Date. Notwithstanding the termination of this Agreement, until (A) all of the Obligations (other than contingent indemnity obligations) shall have been fully and indefeasibly paid and satisfied, (B) all commitments of the Lenders to extend credit hereunder have expired or have been terminated and (C) all of the Letters of Credit shall have expired, been canceled or terminated (collectively, the "TERMINATION CONDITIONS"), all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

         2.20 Replacement of Certain Lenders. In the event a Lender ("AFFECTED LENDER") shall have: (i) failed to fund its Pro Rata Tranche A Revolving Share or Pro Rata Tranche B Revolving Share of any Advance requested by the applicable Borrower, or to make payment in respect of any Alternate Currency Loan purchased by such Lender pursuant to Section 2.21(E), which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured, (ii) requested compensation from any Borrower under Sections 2.15(E), 4.1 or 4.2 to recover Taxes, Other Taxes or other additional costs incurred by such Lender which are not being incurred generally by the other Lenders except as provided under any applicable Alternate Currency Addendum, or (iii) delivered a notice pursuant to Section 4.3 claiming that such Lender is unable to extend Eurocurrency Rate Loans to the Company for reasons not generally applicable to the other Lenders, then, in any such case, after the engagement of one or more "Replacement Lenders" (as defined below) by the Company and/or the Administrative Agent, the Company or the Administrative Agent may make written demand on such Affected Lender (with a copy to the Administrative Agent in the case of a demand by the Company and a copy to the Company in the case of a demand by the Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall use commercially reasonable efforts to assign pursuant to one or more duly executed Assignment Agreements five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 14.3(A) which the Company or the Administrative Agent, as the case may be, shall have engaged for such purpose ("REPLACEMENT LENDER"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Revolving Loan Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit and Alternate Currency Loans hereunder) in accordance with Section 14.3. The Administrative Agent is authorized to execute one or more of such assignment agreements as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. With respect to such assignment the Affected Lender shall be entitled to receive, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under Sections 2.15(E), 4.1, and 4.2 with respect to such Affected Lender and compensation payable under Section 2.15(C) in the event of any replacement of any Affected Lender under clause (ii) or clause (iii) of this Section 2.20; provided that upon such Affected Lender's replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15(E), 4.1, 4.2, 4.4, and 11.6, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under Section 12.8.

         2.21     Alternate Currency Loans.

         (A) Upon the satisfaction of the conditions precedent set forth in Article V hereof and set forth in the applicable Alternate Currency Addendum, from and including the later of the date of this Agreement and the date of execution of the applicable Alternate Currency Addendum and prior to the Termination Date (or such earlier termination date as shall be specified in or pursuant to the applicable Alternate Currency Addendum), each Alternate Currency Bank agrees, on the terms and conditions set forth in this Agreement and in the applicable Alternate Currency Addendum, to make Alternate Currency Loans under such Alternate Currency Addendum to the applicable Borrower party to such Alternate Currency Addendum from time to time in the applicable Alternate Currency, in an amount not to exceed each such Alternate Currency Bank's applicable Alternate Currency Commitment; provided, further, at no time shall the Dollar Amount of the Alternate Currency Loans for any specific Alternate Currency exceed the maximum amount specified as the maximum amount for such Alternate Currency in the applicable Alternate Currency Addendum other than as a result of currency fluctuations and then only to the extent permitted in Section 2.5(B)(ii) and provided, further that at no time shall the Dollar Amount of the Tranche B Revolving Credit Obligations exceed the Aggregate Tranche B Revolving Loan Commitments. Subject to the terms of this Agreement and the applicable Alternate Currency Addendum, the applicable Borrowers may borrow, repay and reborrow Alternate Currency Loans in the applicable Alternate Currency at any time prior to the Termination Date (or such earlier termination date as shall be specified in or pursuant to the applicable Alternate Currency Addendum). On the Termination Date (or such earlier termination date as shall be specified in or pursuant to the applicable Alternate Currency Addendum), the outstanding principal balance of the Alternate Currency Loans shall be paid in full by the applicable Borrower and prior to the Termination Date (or such earlier termination date as shall be specified in or pursuant to the applicable Alternate Currency Addendum) prepayments of the Alternate Currency Loans shall be made by the applicable Borrower if and to the extent required by Section 2.5(B)(ii). For the avoidance of doubt, it is understood that no Lender shall have any obligation hereunder to execute an Alternate Currency Addendum and so to become an Alternate Currency Bank.

         (B) Borrowing Notice. When the applicable Borrower desires to borrow under this Section 2.21, the applicable Borrower shall deliver to the applicable Alternate Currency Bank and the Administrative Agent a Borrowing/Conversion/Continuation Notice, signed by it, as provided in this Section 2.21, and the Administrative Agent shall give prompt notice to the Lenders with a Tranche B Revolving Loan Commitment of any such request for an Alternate Currency Loan. Any Borrowing/Conversion/Continuation Notice given pursuant to this Section 2.21 shall be irrevocable.

         (C) Termination. Except as otherwise required by applicable law, in no event shall any Alternate Currency Bank have the right to accelerate the Alternate Currency Loans outstanding under any Alternate Currency Addendum or to terminate its commitments (if any) thereunder to make Alternate Currency Loans prior to the stated termination date in respect thereof, except that each Alternate Currency Bank shall have such rights upon an acceleration of the Loans and a termination of the Revolving Credit Commitments pursuant to
                  Article IX.

         (D) Statements. Each Alternate Currency Bank shall furnish to the Administrative Agent not less frequently than monthly, at the end of each Fiscal Quarter, and at any other time at the reasonable request of the Administrative Agent, a statement setting forth the outstanding Alternate Currency Loans made and repaid during the period since the last such report under such Alternate Currency Addendum.

         (E) Risk Participation. Immediately and automatically upon the occurrence of an Event of Default under Sections 8.1(A), (E) or (F), each Lender with a Tranche B Revolving Loan Commitment shall be deemed to have unconditionally and irrevocably purchased from the applicable Alternate Currency Bank, without recourse or warranty, an undivided interest in and participation in each Alternate Currency Loan ratably in an amount equal to such Lender's Pro Rata Tranche B Revolving Share of the amount of principal and accrued interest of such Loan, and immediately and automatically all Alternate Currency Loans shall be converted to and redenominated in Dollars equal to the Dollar Amount of each such Alternate Currency Loan determined as of the date of such conversion; provided, that to the extent such conversion shall occur other than at the end of an Interest Period, the applicable Borrower shall pay to the applicable Alternate Currency Bank, all losses and breakage costs related thereto in accordance with Section 4.4. Each of the Lenders shall pay to the applicable Alternate Currency Bank not later than two (2) Business Days following a request for payment from such Alternate Currency Bank, in Dollars, an amount equal to the undivided interest in and participation in the Alternate Currency Loan purchased by such Lender pursuant to this
                  Section 2.21(E). In the event that any Lender fails to make payment to the applicable Alternate Currency Bank of any amount due under this Section 2.21(E), the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives from such Lender an amount sufficient to discharge such Lender's payment obligation as prescribed in this Section 2.21(E) together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand by the applicable Alternate Currency Bank and ending on the date such obligation is fully satisfied. The Administrative Agent will promptly remit all payments received as provided above to the applicable Alternate Currency Bank. In consideration of the risk participations prescribed in this Section 2.21(E), each Lender shall receive, from the accrued interest paid for periods prior to the conversion of any Alternate Currency Loan as described above by the applicable Borrower on each Alternate Currency Loan, a fee equal to such Lender's Pro Rata Tranche B Revolving Share of the Applicable Eurocurrency Margin component of the interest accrued on such Loan, as in effect from time to time during the period such interest accrued. Such portion of the interest paid by the applicable Borrower on Alternate Currency Loans to the applicable Alternate Currency Bank shall be paid as promptly as possible by such Alternate Currency Bank to the Administrative Agent, and the Administrative Agent shall as promptly as possible convert such amount into Dollars at the spot rate of exchange in accordance with its normal banking practices and apply such resulting amount ratably among the Lenders (including the Alternate Currency Banks) in proportion to their Pro Rata Tranche B Revolving Share.

         (F) Other Provisions Applicable to Alternate Currency Loans. The specification of payment of Alternate Currency Loans in the related Alternate Currency at a specific place pursuant to this Agreement is of the essence. Such Alternate Currency shall be the currency of account and payment of such Loans under this Agreement and the applicable Alternate Currency Addendum. Notwithstanding anything in this Agreement, the obligation of the applicable Borrower in respect of such Loans shall not be discharged by an amount paid in any other currency or at another place, whether pursuant to a judgment or otherwise, to the extent the amount so paid, on prompt conversion into the applicable Alternate Currency and transfer to such Lender under normal banking procedure, does not yield the amount of such Alternate Currency due under this Agreement or the applicable Alternate Currency Addendum. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in payment of the amount of such Alternate Currency due under this Agreement or the applicable Alternate Currency Addendum, such Lender shall have an independent cause of action against each of the Borrowers for the currency deficit.

         2.22 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the "SPECIFIED CURRENCY") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's office in New York, New York on the Business Day preceding that on which the final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 13.2, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

         2.23 Market Disruption; Denomination of Amounts in Dollars; Dollar Equivalent of Reimbursement Obligations.

         (A) Notwithstanding the satisfaction of all conditions referred to in this Article II with respect to any Advance in any Agreed Currency other than Dollars or an Alternate Currency, as applicable, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Company, any Subsidiary Borrower, any Alternate Currency Bank, the Administrative Agent or the Required Lenders make it impracticable for the Eurocurrency Rate Loans or Alternate Currency Loans comprising such Advance to be denominated in the Agreed Currency or Alternate Currency, as applicable, specified by the applicable Borrower, then the Administrative Agent shall forthwith give notice thereof to such Borrower, the applicable Alternate Currency Bank and the Lenders, or the applicable Borrower shall give notice to the Administrative Agent, the applicable Alternate Currency Bank and the Lenders, as the case may be, and such Eurocurrency Rate Loans or Alternate Currency Loans shall not be denominated in such currency but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice, as Floating Rate Loans, unless the applicable Borrower notifies the Administrative Agent at least one (1) Business Day before such date that (i) it elects not to borrow on such date or
                  (ii) it elects to borrow on a date at least three (3) Business Days thereafter in a different Agreed Currency or Alternate Currency, as the case may be, in which the denomination of such Loans would in the opinion of the Administrative Agent, any Alternate Currency Bank, if applicable, and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice.

         (B) Except as set forth in Sections 2.1, 2.5 and 2.21, all amounts referenced in this Article II shall be calculated using the Dollar Amount determined based upon the Equivalent Amount in effect as of the date of any determination thereof; provided, however, to the extent that any Borrower shall be obligated hereunder to pay in Dollars any Advance denominated in a currency other than Dollars, such amount shall be paid in Dollars using the Dollar Amount of the Advance (calculated based upon the Equivalent Amount in effect on the date of payment thereof) and in the event that the applicable Borrower does not reimburse the Administrative Agent and the Lenders are required to fund a purchase of a participation in such Advance, such purchase shall be made in Dollars in an amount equal to the Dollar Amount of such Advance (calculated based upon the Equivalent Amount in effect on the date of payment thereof). Notwithstanding anything herein to the contrary, the full risk of currency fluctuations shall be borne by the Borrowers and the Borrowers agree to indemnify and hold harmless each Issuing Bank, the Alternate Currency Banks, the Administrative Agent and the Lenders from and against any loss resulting from any borrowing denominated in a currency other than in Dollars and for which the Lenders are not reimbursed on the day of such borrowing.

         2.24 Subsidiary Borrowers. The Company may at any time or from time to time, with the consent of the Administrative Agent add as a party to this Agreement any Wholly-Owned Subsidiary to be a "Subsidiary Borrower" hereunder by the execution and delivery to the Administrative Agent and the Lenders of (a) a duly completed Assumption Letter by such Subsidiary, with the written consent of the Company at the foot thereof and (b) such other guaranty and subordinated intercompany indebtedness documents as may be reasonably required by the Administrative Agent, such documents with respect to any additional Subsidiaries to be substantially similar in form and substance to the Loan Documents executed on or about the date of the Existing Agreement by the Subsidiaries parties hereto as of the Closing Date. Upon such execution, delivery and consent such Subsidiary shall for all purposes be a party hereto as a Subsidiary Borrower as fully as if it had executed and delivered this Agreement. So long as the principal of and interest on any Advances made to any Subsidiary Borrower under this Agreement shall have been repaid or paid in full, all Letters of Credit issued for the account of such Subsidiary Borrower have expired or been returned and terminated and all other obligations of such Subsidiary Borrower under this Agreement shall have been fully performed, the Company may, by not less than five (5) Business Days' prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), terminate such Subsidiary Borrower's status as a "Subsidiary Borrower". Notwithstanding anything contained in this Section 2.24, the Company may not add as a Subsidiary Borrower any Subsidiary that is organized by the Company to serve as a so-called "bankruptcy remote subsidiary" in connection with a securitization of Receivables.

ARTICLE III:  THE LETTER OF CREDIT FACILITY

         3.1 Obligation to Issue Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Company herein set forth, each Issuing Bank hereby agrees to issue for the account of the Company or any Subsidiary Borrower through such Issuing Bank's branches as it and the Company may jointly agree, one or more Letters of Credit denominated in Dollars, in an Agreed Currency or in any other Eligible Currency agreed to by the Company and the applicable Issuing Bank in accordance with this Article III, from time to time during the period, commencing on the Closing Date and ending on the Business Day prior to the Termination Date.

         3.2 Transitional Provision. Schedule 3.2 contains a schedule of certain letters of credit issued by ABN for the account of the Company (or in certain cases, Harris) and its Subsidiaries prior to the Closing Date. From and after the Closing Date, such letters of credit shall be deemed to be Letters of Credit issued pursuant to this Article III. All Letters of Credit issued prior to the Effective Date pursuant to Article III of the Existing Agreement shall be deemed to be Letters of Credit issued pursuant to this Article III.

         3.3 Types and Amounts. No Issuing Bank shall have any obligation to and no Issuing Bank shall:

                  (A) issue (or amend) any Letter of Credit if on the date of issuance (or amendment), before or after giving effect to the Letter of Credit requested hereunder, (i) the Dollar Amount of the Tranche A Revolving Credit Obligations at such time would exceed the Aggregate Revolving Tranche A Loan Commitment at such time, or (ii) the aggregate outstanding Dollar Amount of the L/C Obligations would exceed $80,000,000; or

                  (B) issue (or amend) any Letter of Credit which has an expiration date later than the date which is the earlier of one (1) year after the date of issuance thereof or the Termination Date; provided, that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (not to extend beyond the Termination Date) with the consent of the applicable Issuing Bank.

         3.4 Conditions. In addition to being subject to the satisfaction of the conditions contained in Sections 5.1, 5.2 and 5.3, the obligation of an Issuing Bank to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

                  (A) the Company shall have delivered to the applicable Issuing Bank (at such times and in such manner as such Issuing Bank may reasonably prescribe) and the Administrative Agent, a request for issuance of such Letter of Credit in substantially the form of Exhibit C hereto (each such request a "REQUEST FOR LETTER OF CREDIT"), duly executed applications for such Letter of Credit, and such other documents, instructions and agreements as may be required pursuant to the terms thereof (all such applications, documents, instructions, and agreements being referred to herein as the "L/C DOCUMENTS"), and the proposed Letter of Credit shall be reasonably satisfactory to such Issuing Bank as to form and content; and

                  (B) as of the date of issuance no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the applicable Issuing Bank from issuing such Letter of Credit and no law, rule or regulation applicable to such Issuing Bank and no request or directive (whether or not having the force of law) from a Governmental Authority with jurisdiction over such Issuing Bank shall prohibit or request that such Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit.

         3.5 Procedure for Issuance of Letters of Credit. (A) Subject to the terms and conditions of this Article III and provided that the applicable conditions set forth in Sections 5.1,

5.2 and 5.3 hereof have been satisfied, the applicable Issuing Bank shall, on the requested date, issue a Letter of Credit on behalf of the Company or a Subsidiary Borrower, as applicable in accordance with such Issuing Bank's usual and customary business practices and, in this connection, such Issuing Bank may assume that the applicable conditions set forth in Section 5.3 hereof have been satisfied unless it shall have received notice to the contrary from the Administrative Agent or a Lender or has knowledge that the applicable conditions have not been met.

         (B) Promptly, and in any event not more than one (1) Business Day following the date of issuance of any Letter of Credit, the applicable Issuing Bank shall give the Administrative Agent written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit (provided, however, that the failure to provide such notice shall not result in any liability on the part of such Issuing Bank), and the Administrative Agent shall promptly give notice to the Lenders of each such issuance.

         (C) No Issuing Bank shall extend or amend any Letter of Credit unless the requirements of this Section 3.5 are met as though a new Letter of Credit was being requested and issued.

         3.6 Letter of Credit Participation. On the date of this Agreement, with respect to the Letters of Credit identified on Schedule 3.2, and immediately upon the issuance of each Letter of Credit hereunder, each Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the applicable Issuing Bank an undivided interest and participation in and to such Letter of Credit, the obligations of the Company in respect thereof, and the liability of such Issuing Bank thereunder (collectively, an "L/C INTEREST") in an amount equal to the Dollar Amount available for drawing under such Letter of Credit multiplied by such Lender's Pro Rata Tranche A Revolving Share.

         3.7 Reimbursement Obligation. (a) The Company agrees unconditionally, irrevocably and absolutely to pay immediately to the Administrative Agent, for the account of the Lenders, the amount of each advance drawn under or pursuant to a Letter of Credit or an L/C Draft related thereto (such obligation of the Company to reimburse the Administrative Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a "REIMBURSEMENT OBLIGATION" with respect to such Letter of Credit or L/C Draft), each such reimbursement to be made by the Company no later than the Business Day on which the applicable Issuing Bank makes payment of each such L/C Draft or, if the Company shall have received notice of a Reimbursement Obligation later than 1:00 p.m. (New York time), on any Business Day or on a day which is not a Business Day, no later than 1:00 p.m. (New York time), on the immediately following Business Day or, in the case of any other draw on a Letter of Credit, the date specified in the demand of such Issuing Bank. If the Company at any time fails to repay a Reimbursement Obligation pursuant to this Section 3.7, the Issuing Bank shall promptly notify the Administrative Agent and the Administrative Agent shall promptly notify each Lender and the Company shall be deemed to have requested to borrow Tranche A Revolving Loans from the Lenders, as of the date of the advance giving rise to the Reimbursement Obligation, equal in amount to the Dollar Amount of the unpaid Reimbursement Obligation. Such Tranche A Revolving Loans shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an Advance of Tranche A Revolving Loans.

         (b) Each Lender with a Tranche A Revolving Loan Commitment shall upon any notice pursuant to Section 3.7(a) make available to the Administrative Agent for the account of the relevant Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Tranche A Revolving Share of the Dollar Equivalent of the amount of the drawing, whereupon such Lenders shall (subject to Section 3.7(d)) each be deemed to have made a Revolving Loan constituting a Floating Rate Advance, the proceeds of which Advance shall be used to repay such Reimbursement Obligation. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Bank the amount of such Lender's Pro Rata Revolving Share of the Dollar Equivalent of the amount of the drawing by no later than 3:00 p.m. (New York time) on the date of the advance giving rise to the Reimbursement Obligation, then interest shall accrue on such Lender's obligation to make such payment, from such date to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the draw, but failure of the Administrative Agent to give any such notice in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section 3.7.

         (c) Each Lender's obligation in accordance with this Agreement to make the Tranche A Revolving Loans, as contemplated by this Section 3.7, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Banks and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against an Issuing Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         (d) If, for any reason, the Company fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make Revolving Loans, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Floating Rate Advance.

         3.8      Letter of Credit Fees. The Company agrees to pay:

                  (A) quarterly, in arrears, to the Administrative Agent for the ratable benefit of the Lenders with a Tranche A Revolving Loan Commitment a letter of credit fee at a rate per annum equal to the Applicable L/C Fee Percentage on the average daily outstanding Dollar Amount available for drawing under all Letters of Credit;

                  (B) quarterly, in arrears, to the applicable Issuing Bank, a letter of credit fronting fee in an amount agreed to between the Company and the applicable Issuing Bank on the average daily outstanding face amount available for drawing under all Letters of Credit issued by such Issuing Bank; and

                  (C) to the applicable Issuing Bank, all customary fees and other issuance, amendment, document examination, negotiation and presentment expenses and related charges in connection with the issuance, amendment, presentation of L/C Drafts, and the like customarily charged by such Issuing Banks with respect to standby and commercial Letters of Credit, including, without limitation, standard commissions with respect to commercial Letters of Credit, payable at the time of invoice of such amounts.

         3.9 Issuing Bank Reporting Requirements. In addition to the notices required by Section 3.5(B), each Issuing Bank shall, no later than the tenth (10th) Business Day following the last day of each month, provide to the Administrative Agent, upon the Administrative Agent's request, schedules, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issue, account party, Agreed Currency and amount in such Agreed Currency, expiration date and the reference number of each Letter of Credit issued by it outstanding at any time during such month and the aggregate amount paid by the Company during such month. In addition, upon the request of the Administrative Agent, each Issuing Bank shall furnish to the Administrative Agent copies of any Letter of Credit and any application for or reimbursement agreement with respect to a Letter of Credit to which the Issuing Bank is party and such other documentation as may reasonably be requested by the Administrative Agent. Upon the request of any Lender, the Administrative Agent will provide to such Lender information concerning such Letters of Credit.

         3.10 Indemnification; Exoneration. (A) In addition to amounts payable as elsewhere provided in this Article III, the Company hereby agrees to protect, indemnify, pay and save harmless the Administrative Agent, each Issuing Bank and each Lender from and against any and all liabilities and costs which the Administrative Agent, such Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the applicable Issuing Bank, as a result of its gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the applicable Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

         (B) As among the Company, the Lenders, the Administrative Agent and the Issuing Banks, the Company assumes all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by the Company at the time of request for any Letter of Credit, neither the Administrative Agent, any Issuing Bank nor any Lender shall be responsible (in the absence of gross negligence or willful misconduct of such party in connection therewith, as determined by the final judgment of a court of competent jurisdiction): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions not expressly provided on the face of such Letter of Credit and required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Administrative Agent, the Issuing Banks and the Lenders, including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any Issuing Bank's rights or powers under this Section 3.10.

         (C) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Bank under or in connection with the Letters of Credit or any related certificates shall not, in the absence of gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the applicable Issuing Bank, the Administrative Agent or any Lender under any resulting liability to the Company or relieve the Company of any of its obligations hereunder to any such Person.

         (D) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this Section 3.10 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

         3.11 Cash Collateral. Notwithstanding anything to the contrary herein or in any application for a Letter of Credit, after the occurrence and during the continuance of a Default, the Company shall, on the Business Day that it receives the Administrative Agent's demand, deliver to the Administrative Agent for the benefit of the Lenders and the Issuing Banks, cash, or other collateral of a type satisfactory to the Required Lenders, having a value, as determined by such Lenders, equal to one hundred percent (100%) of the aggregate Dollar Amount of the outstanding L/C Obligations. In addition, if the Tranche A Revolving Credit Availability is at any time less than the Dollar Amount of all contingent L/C Obligations outstanding at any time, the Company shall deposit cash collateral with the Administrative Agent in Dollars in an amount equal to one-hundred five percent (105%) of the Dollar Amount by which such L/C Obligations exceed such Tranche A Revolving Credit Availability. Any such collateral shall be held by the Administrative Agent in a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Administrative Agent for the benefit of the Lenders and the Issuing Banks as collateral security for the Company's obligations in respect of this Agreement and each of the Letters of Credit and L/C Drafts. Such amounts shall be applied to reimburse the Issuing Banks for drawings or payments under or pursuant to Letters of Credit or L/C Drafts, or if no such reimbursement is required, to payment of such of the other Obligations as the Administrative Agent shall determine. If no Default shall be continuing, amounts remaining in any cash collateral account established pursuant to this Section 3.11 which are not to be applied to reimburse an Issuing Bank for amounts actually paid or to be paid by such Issuing Bank in respect of a Letter of

Credit or L/C Draft, shall be returned to the Company within one (1) Business Day (after deduction of the Administrative Agent's expenses incurred in connection with such cash collateral account).


ARTICLE IV:   CHANGE IN CIRCUMSTANCES

         4.1 Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this Agreement or any interpretation or application thereof by any Governmental Authority charged with the interpretation or application thereof, or the compliance of any Lender therewith,

         (A) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from any Borrower (excluding taxation of the overall net income of any Lender or taxation of a similar basis, which are governed by Section 2.15(E)), or changes the basis of taxation of payments to any Lender in respect of its Revolving Loan Commitment, Loans, its L/C Interests, the Letters of Credit or other amounts due it hereunder, or

         (B) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Rate Loans) with respect to its Revolving Loan Commitment, Loans, L/C Interests or the Letters of Credit, or

         (C) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Revolving Loan Commitment, Loans, the L/C Interests or the Letters of Credit or reduces any amount received by any Lender or any applicable Lending Installation in connection with its Revolving Loan Commitment, Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Revolving Loan Commitment, Loans or L/C Interests held or interest received by it or by reference to the Letters of Credit, by an amount deemed material by such Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining its Revolving Loan Commitment, Loans, L/C Interests, or Letters of Credit or to reduce any amount received under this Agreement, then, within fifteen (15) days after receipt by the Company or any other Borrower of written demand by such Lender pursuant to Section 4.5, the applicable Borrowers shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, L/C Interests, Letters of Credit and its Revolving Loan Commitment.

         4.2 Changes in Capital Adequacy Regulations. If a Lender determines (i) the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such

Lender or any corporation controlling such Lender is increased as a result of a "Change" (as defined below), and (ii) such increase in capital will result in an increase in the cost to such Lender of maintaining its Revolving Loan Commitment, Loans, L/C Interests, the Letters of Credit or its obligation to make Loans hereunder, then, within fifteen (15) days after receipt by the Company or any other Borrower of written demand by such Lender pursuant to
Section 4.5, the applicable Borrowers shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Revolving Loan Commitment, its Loans, its L/C Interests, the Letters of Credit or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the "Risk-Based Capital Guidelines" (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such Risk-Based Capital Guidelines or any other capital requirements passed prior to the date hereof, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         4.3 Availability of Types of Advances. If (i) any Lender determines that maintenance of its Eurocurrency Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (ii) the Required Lenders determine that (x) deposits of a type, currency or maturity appropriate to match fund Fixed-Rate Advances are not available or (y) the interest rate applicable to a Fixed-Rate Advance does not accurately reflect the cost of making or maintaining such an Advance, then the Administrative Agent shall suspend the availability of the affected Type of Advance and, in the case of any occurrence set forth in clause (i), require any Advances of the affected Type to be repaid or converted into another Type.

         4.4 Funding Indemnification. If any payment of a Fixed-Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, or otherwise, or a Fixed-Rate Advance is not made on the date specified by the applicable Borrower for any reason other than default by the Lenders, the Borrowers shall indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed-Rate Advance or Swing Line Loan, as applicable.

         4.5 Lender Statements; Survival of Indemnity. If reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed-Rate Loans to reduce any liability of any Borrower to such Lender under Sections 4.1 and 4.2 or to avoid the unavailability of a Type of Advance under Section 4.3, so long as such designation is not, in such

Lender's judgment, disadvantageous to such Lender. Any demand for compensation pursuant to this Article IV shall be in writing and shall state the amount due, if any, under Section 4.1, 4.2 or 4.4 and shall set forth in reasonable detail the calculations upon which such Lender determined such amount. Such written demand shall be rebuttably presumed correct for all purposes. Determination of amounts payable under such Sections in connection with a Fixed-Rate Loan shall be calculated as though each Lender funded its Fixed-Rate Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Fixed-Rate applicable to such Loan, whether in fact that is the case or not. The obligations of the Company and the other Borrowers under Sections 4.1, 4.2 and 4.4 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE V:    CONDITIONS PRECEDENT

         5.1 Initial Advances and Letters of Credit. The Lenders shall not be required to make the initial Loans or issue any Letters of Credit unless (i) such initial Loans are made not later than November 15, 1999; and (ii) the Company has furnished to the Administrative Agent each of the following, with sufficient copies for the Lenders, and the other conditions set forth below have been satisfied (and the Lenders hereby acknowledge that such conditions have been satisfied):

         (A) Copies of the Spin-off Materials and such other information with respect to the Spin-off as the Lead Arrangers may reasonably request, which shall be in form and substance satisfactory to the Administrative Agent, and evidence satisfactory to the Administrative Agent that all conditions precedent thereunder or otherwise to the consummation of the Spin-off (other than payment of the Dividend) shall have been satisfied (and not waived).

         (B) Arrangements satisfactory to the Administrative Agent shall have been made for the consummation of the Spin-off promptly following the initial Loans.

         (C) Copies of the Certificate of Incorporation or equivalent document of each of the Loan Parties, together with all amendments thereto and, to the extent applicable, a certificate of good standing, all certified by the appropriate governmental officer in its jurisdiction of incorporation (or, in the case of Lanier Europe AG, as may otherwise be satisfactory to the Administrative Agent).

         (D) Copies, certified by the Secretary or Assistant Secretary of each of the Loan Parties of their respective By-Laws and of their respective Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents.

         (E) An incumbency certificate, executed by the Secretary or Assistant Secretary of each of the Loan Parties, which shall identify by name and title and bear the signature of the officers of the applicable Loan Party authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the applicable Loan Party.

         (F) A certificate, in form and substance satisfactory to the Administrative Agent, signed by the chief financial officer of the Company, stating that on the date of the Existing Agreement (which was the initial Borrowing Date) all the representations and warranties of the Loan Parties in the Loan Documents are true and correct (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true in all material respects as of such date) and no Default or Unmatured Default has occurred and is continuing.

         (G) The written opinions of the Loan Parties' US counsel, and, if applicable, foreign counsel, addressed to the Agents and the Lenders, in form and substance satisfactory to the Administrative Agent.

         (H) Evidence reasonably satisfactory to the Administrative Agent that the Company and each of its Subsidiaries (a) has made a reasonable assessment of the Year 2000 Issues; (b) has a program for remediating the Year 2000 Issues, including a timetable and budget of anticipated costs; and (c) has a source of funds as required in such budget.

         (I) The capital structure and corporate structure of the Company and its Subsidiaries is consistent in all material respects with the Spin-off Materials, and there exists no injunction or temporary restraining order which, in the reasonable judgment of the Administrative Agent, could prohibit or impose material restrictions on the Spin-off or prohibit the making of the Loans and the other transactions contemplated by the Loan Documents or any litigation seeking such an injunction or restraining order.

         (J) A written solvency certificate from the chief financial officer of the Borrower in form and substance satisfactory to the Administrative Agent, dated the initial Borrowing Date, with respect to the value, Solvency and other factual information of or relating to, as the case may be, the Borrower and its Subsidiaries on a consolidated basis, after giving effect to the Dividend, the Spin-off, and the incurrence of Indebtedness related thereto (including the initial extensions of credit hereunder).

         (K) The Administrative Agent shall have received (i) pro forma opening financial statements giving effect to the Spin-off which must not be materially less favorable, in the Administrative Agent's reasonable judgment, than the projections previously provided to the Lead Arrangers and which must demonstrate, in the reasonable judgment of the Administrative Agent, together with all other information then available to the Administrative Agent, that the Company and its Subsidiaries can repay their debts and satisfy their respective other obligations as and when due, and can comply with the financial covenants set forth herein, (ii) a certificate from an Authorized Officer demonstrating to the satisfaction of the Administrative Agent that as of October 1, 1999, but giving pro forma effect to the Spin-off, the Company would have been in compliance with the financial covenants in
                  Section 7.4 at the level prescribed for the fiscal ----------- quarter ending December 31, 1999 and (iii) such information as the Administrative Agent may reasonably request to confirm the tax, legal and business assumptions made in such pro forma financial statements.

         (L) The Administrative Agent shall have received a satisfactory business plan for the Company for the five fiscal years following the Closing Date, including a projected consolidated balance sheet, consolidated statements of income, retained earnings and cash flow with assumptions used in preparing the statements.

         (M) All governmental, shareholder and third party consents and approvals necessary in connection with this Agreement, the Spin-off and the other transactions contemplated hereby shall have been obtained; all such consents and approvals shall be in full force and effect; and all applicable waiting periods shall have expired without any action being taken by any Governmental Authority that could restrain, prevent or impose any material adverse conditions on the Spin-off or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of any of the Agents could have such effect.

         (N) There shall not have occurred a material adverse change since June 30, 1999 in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

         (O) The Agents, Lenders and/or their Affiliates shall have received all fees and expenses, including fees and expenses of Winston & Strawn, required to be paid on or before the Closing Date (including, without limitation, the commitment fees provided for in Section 2.15(C) of this Agreement, which fees, with respect to the period prior to the effectiveness of Amendment No. 1 to this Agreement, shall be solely for the account of the Lenders signatory to the Agreement as of October 20, 1999).

         (P) The Administrative Agent shall have received evidence satisfactory to it that all outstanding Indebtedness of the Company and its Subsidiaries except for Permitted Existing Indebtedness has been paid in full and all Liens securing such Indebtedness shall have been terminated.

         (Q) Such other documents as the Administrative Agent or any Lender or its counsel may have reasonably requested.

         5.2 Initial Advance to Each New Subsidiary Borrower. No Lender shall be required to make an Advance hereunder or purchase participations in Letters of Credit, Swing Line Loan or Alternate Currency Loans hereunder, no Issuing Lender shall be required to issue a Letter of Credit hereunder, no Swing Line Bank shall be required to make any Swing Line Loans hereunder, and no Alternate Currency Bank shall be required to make any Alternate Currency Loans, in each case, to a new Subsidiary Borrower added after the Closing Date unless the Company has furnished or caused to be furnished to the Administrative Agent with sufficient copies for the Lenders:

         (A) The Assumption Letter executed and delivered by such Subsidiary Borrower and containing the written consent of the Company thereon, as contemplated by Section 2.24.

         (B) Copies, certified by the Secretary, Assistant Secretary, Director or Officer of the Subsidiary Borrower, of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by the Administrative Agent) approving the Assumption Letter.

         (C) An incumbency certificate, executed by the Secretary, Assistant Secretary, Director or Officer of the Subsidiary Borrower, which shall identify by name and title and bear the signature of the officers of such Subsidiary Borrower authorized to sign the Assumption Letter and the other documents to be executed and delivered by such Subsidiary Borrower hereunder, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company.

         (D) An opinion of counsel to such Subsidiary Borrower, in form and substance satisfactory to the Administrative Agent.

         (E) Guaranty documentation and contribution agreement documentation from such Subsidiary Borrower in form and substance satisfactory to the Administrative Agent.

         (F) With respect to the initial Advance or any Swing Line Loan made to any Subsidiary Borrower organized under the laws of England and Wales, the Administrative Agent shall have received originals and/or copies, as applicable, of all filings required to be made and such other evidence as the Administrative Agent may require establishing to the Administrative Agent's satisfaction that each Lender, Swing Line Bank and Issuing Lender is entitled to receive payments under the Loan Documents without deduction or withholding of any English taxes or with such deductions and withholding of English taxes as may be acceptable to the Administrative Agent.

         5.3 Each Advance, Each Conversion or Continuation of an Advance, and Each Letter of Credit. The Lenders shall not be required to make any Loan, or convert or continue any Advance, or issue any Letter of Credit, unless on the applicable Borrowing Date, or in the case of a Letter of Credit, the date on which the Letter of Credit is to be issued:

                  (A)      There exists no Default or Unmatured Default;

                  (B) All of the representations and warranties contained in Article VI are true and correct in all material respects as of such Borrowing Date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true in all material respects as of such date);

                  (C) (i) The Revolving Credit Obligations do not, and after making such proposed Advance or issuing such Letter of Credit would not, exceed the Aggregate Revolving Loan Commitment, and (ii) the aggregate outstanding principal Dollar Amount of all Advances in Agreed Currencies other than Dollars and all L/C Obligations in Agreed Currencies other than Dollars and all Alternate Currency Loans does not and would not exceed the Maximum Eurocurrency Amount; and

                  (D) the Administrative Agent has received a timely Borrowing Notice with respect to the applicable Loan.

         Each Borrowing/Conversion/Continuation Notice or Competitive Bid Quote Request with respect to each such Advance and the letter of credit application with respect to each Letter of Credit shall constitute a representation and warranty by the Company that the conditions contained in Sections 5.3(A), (B) and (C) have been satisfied (except, in the case of any conversion or continuation of a Loan, Section 6.5).

         5.4 Effectiveness of Amendment and Restatement. The amendments to the Existing Agreement embodied in this Agreement shall not be effective (in which case the Existing Agreement shall remain in full force and effect) unless and until the Borrowers, the Agents and the Required Lenders shall have executed and delivered this Agreement and the Company has furnished to the Administrative Agent each of the following, with sufficient copies for the Lenders, and the other conditions set forth below have been satisfied:

         (A) A certificate, in form and substance satisfactory to the Administrative Agent, signed by the chief financial officer of the Company, stating that on the date of this Agreement all the representations and warranties of the Loan Parties in the Loan Documents are true and correct (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true in all material respects as of such date) and no Default or Unmatured Default has occurred and is continuing.

         (B) The written opinion of the Loan Parties' US counsel, addressed to the Agents and the Lenders, in form and substance satisfactory to the Administrative Agent.

         (C) Executed and delivered reaffirmations of the Guaranty and the Subordination Agreement, each in form and substance satisfactory to the Administrative Agent.


ARTICLE VI:   REPRESENTATIONS AND WARRANTIES

         In order to induce the Agents and the Lenders to enter into this Agreement and to make and continue the Loans and the other financial accommodations to the Borrowers and to issue the Letters of Credit described herein, the Company represents and warrants as follows to each Lender and the Administrative Agent as of the date of this Agreement and on the Closing Date, giving effect to the consummation of the transactions contemplated by the Loan Documents and the Spin-off Materials as if each had occurred on the date of the Existing Agreement, and thereafter on each date as required by Sections 5.2 and 5.3:

         6.1 Organization; Corporate Powers. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to do so would not have a Material Adverse Effect.

         6.2 Authorization and Validity. The Company has the requisite power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Company of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         6.3 No Conflict; Government Consent. Neither the execution and delivery by the Company of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any Subsidiary or the Company's or any Subsidiary's articles of incorporation or by-laws or other constitutive documents and agreements or the provisions of any indenture, instrument or agreement to which the Company or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the property of the Company or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize the Company, or is required to be obtained by the Company in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

         6.4 Financial Statements. Each of the consolidated financial statements of the Company and its Subsidiaries for the fiscal years ended June 30, 1996, June 27, 1997 and July 3, 1998 were prepared in accordance with Agreement Accounting Principles except that restatements reflected in the Form 10 have not been included for the Australian write-off and the 1998 restructuring reserves; and the consolidated financial statements of the Company and its Subsidiaries included in the Form 10 were prepared in accordance with Agreement Accounting Principles and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries at such dates and the consolidated results of their operations for the periods then ended.

         6.5 Material Adverse Change. Since July 2, 1999, there has occurred no change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects, of the Company, or the Company and its Subsidiaries taken as a whole or any other event which has had or could reasonably be expected to have a Material Adverse Effect.

         6.6 Taxes. The Company and the Subsidiaries have filed all United States federal tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any

Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed (other than to secure payment of contested taxes in an amount not to exceed $5,000,000 in any one case and $10,000,000 in the aggregate) and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any taxes or other governmental charges are adequate.

         6.7 Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) challenging the Spin-off or validity or enforceability of any material provision of the Loan Documents or (ii) which could reasonably be expected to have a Material Adverse Effect. There is no material loss contingency within the meaning of Agreement Accounting Principles which has not been reflected in the consolidated financial statements of the Company set forth in the Form 10 or prepared and delivered pursuant to Section 7.1(A) for the fiscal period during which such material loss contingency was incurred. Neither the Company nor any of its Subsidiaries is subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which could reasonably be expected to have a Material Adverse Effect.

         6.8 Subsidiaries. Schedule 6.8 hereto contains an accurate list of all of the Subsidiaries of the Company in existence on the date of the Existing Agreement, setting forth their respective jurisdictions of formation and the percentage of their respective capital stock owned directly or indirectly by the Company or other Subsidiaries. All of the issued and outstanding Capital Stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

         6.9 ERISA. As at March 31, 1999 the Unfunded Liabilities of all Single Employer Plans did not in the aggregate exceed $0. Each Plan complies in all material respects with all applicable requirements of law and regulations. No Reportable Event has occurred with respect to any Single Employer Plan having any Unfunded Liability which has or may reasonably be expected to result in a liability to the Company in excess of $10,000,000. Neither the Company nor any other members of the Controlled Group has terminated any Single Employer Plan without in each instance funding all vested benefit obligations thereunder. Each member of the Controlled Group has fulfilled its minimum funding obligations with respect to each Multiemployer Plan.

         6.10 Accuracy of Information. No information, exhibit or report furnished by the Company or any Subsidiary to any Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, including, without limitation, the Form 10, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

         6.11 Regulation U. Margin Stock constitutes less than 25% of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         6.12 Material Agreements. Neither the Company nor any of its Subsidiaries is a party to any Contractual Obligation the performance of which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any charter or other restriction in any constitutive agreement or document affecting its business, properties, financial condition, prospects or results of operations which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

         6.13 Compliance With Laws. The Company and its Subsidiaries have complied with all Requirements of Law except to the extent that such non-compliance could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any Requirements of Law or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         6.14 Ownership of Properties. On the Closing Date, the Company and its Subsidiaries have good title, free of all Liens, to all of the properties and assets reflected in the financial statements included in the Form 10 as owned by it, except Liens permitted under Section 7.3(C).

         6.15 Statutory Indebtedness Restrictions. Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.

         6.16 Environmental Matters. Each of the Company and its Subsidiaries is in compliance with all Environmental, Health or Safety Requirements of Laws in effect in each jurisdiction where it is presently doing business and as to which the failure to so comply, in the aggregate for all such failures, would not reasonably be likely to subject the Company to liability that would have a Material Adverse Effect. Neither the Company nor any Subsidiary is subject to any liability under the Environmental, Health or Safety Requirements of Laws in effect in each jurisdiction where it is presently doing business that could reasonably be expected to have a Material Adverse Effect. As of the date hereof, neither the Company nor any Subsidiary has received any:

         (A) notice from any Governmental Authority by which any of the Company's or such Subsidiary's present or previously-owned or leased property has been identified in any manner by any such Governmental Authority as a hazardous substance disposal or removal site, "Super Fund" clean-up site or candidate for removal or closure pursuant to any Environmental, Health or Safety Requirements of Law; or

         (B) notice of any Lien arising under or in connection with any Environmental, Health or Safety Requirements of Law that has attached to any of the Company's or such

                  Subsidiary's owned or leased property or any revenues of the Company's or such Subsidiary's owned or leased property; or

         (C) communication, written or oral, from any Governmental Authority concerning action or omission by the Company or such Subsidiary in connection with its ownership or leasing of any property resulting in the release of any hazardous substance resulting in any violation of any Environmental, Health or Safety Requirements of Law;

where the effect of which, in the aggregate for all such notices and communications, could reasonably be expected to have a Material Adverse Effect.

         6.17 Insurance. The properties and assets and business of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Subsidiaries of the Company (unless consented to by the Administrative Agent), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and are similarly situated.

         6.18 Labor Matters. As of the Closing Date, no labor disputes, strikes or walkouts affecting the operations of the Company or any of its Subsidiaries, are pending, or, to the Company's knowledge, threatened, planned or contemplated which could reasonably be expected to have a Material Adverse Effect.

         6.19 Solvency. After giving effect to (i) the extensions of credit made hereunder and under the 364-Day Agreement on the Closing Date and the Dividend paid on the Closing Date or such other date as Loans requested hereunder were made, (ii) the other transactions contemplated by this Agreement, the Existing Agreement and the other Loan Documents, including the Spin-off and
(iii) the payment and accrual of all transaction costs with respect to the foregoing, the Company and its Subsidiaries taken as a whole are Solvent.

         6.20 Year 2000 Issues. Each of the Company and its Subsidiaries has made a reasonable assessment of the Year 2000 Issues and has a program for remediating the Year 2000 Issues on a timely basis. Based on this assessment and program, the Company does not reasonably anticipate any Material Adverse Effect as a result of Year 2000 Issues.

         6.21 Default. No Default or Unmatured Default has occurred and is continuing.

         6.22 Representations and Warranties of each Subsidiary Borrower. Each Subsidiary Borrower represents and warrants to the Lenders that:

         (A)      Organization and Corporate Powers. Such Subsidiary Borrower
                  (i) is a company duly formed and validly existing and in good standing under the laws of the state or country of its organization (such jurisdiction being hereinafter referred to as the "Home Country"); (ii) has the requisite power and authority to own its property and assets and to carry on its business substantially as now conducted except where the failure to have such requisite authority would not have a material adverse effect on such Subsidiary Borrower; and (iii) has the requisite power and authority and legal right to execute and deliver the Alternate Currency Addendum to which it is a party and each other Loan Document to which it is a party and the performance by it of its obligations thereunder have been duly authorized by proper corporate proceedings.

         (B) Binding Effect. Each Loan Document, including, without limitation, any Alternate Currency Addendum, executed by such Subsidiary Borrower is the legal, valid and binding obligations of such Subsidiary Borrower enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

         (C) No Conflict; Government Consent. Neither the execution and delivery by such Subsidiary Borrower of the Loan Documents to which it is a party, nor the consummation by it of the transactions therein contemplated to be consummated by it, nor compliance by such Subsidiary Borrower with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Subsidiary Borrower or any of its Subsidiaries or such Subsidiary Borrower's or any of its Subsidiaries' memoranda or articles of association or the provisions of any indenture, instrument or agreement to which such Subsidiary Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any lien in, of or on the property of such Subsidiary Borrower or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement in any such case which violation, conflict, default, creation or imposition could reasonably be expected to have a material adverse effect on such Subsidiary Borrower. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental agency is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

         (D) Filing. To ensure the enforceability or admissibility in evidence of this Agreement and each Loan Document to which such Subsidiary Borrower is a party (including, without limitation, any Alternate Currency Addendum) in its Home Country, it is not necessary that this Agreement or any other Loan Document to which such Subsidiary Borrower is a party or any other document be filed or recorded with any court or other authority in its Home Country or that any stamp or similar tax be paid to or in respect of this Agreement or any other Loan Document of such Subsidiary Borrower. The qualification by any Lender or the Administrative Agent for admission to do business under the laws of such Subsidiary Borrower's Home Country does not constitute a condition to, and the failure to so qualify does not affect, the exercise by any Lender or the Administrative Agent of any right, privilege, or remedy afforded to any Lender or the Administrative Agent in connection with the Loan Documents to which such Subsidiary Borrower is a party or the enforcement of any such right, privilege, or remedy against such Subsidiary Borrower. The performance by any Lender or the Administrative Agent of any action required or permitted under the Loan

                  Documents will not (i) violate any law or regulation of such Subsidiary Borrower's Home Country or any political subdivision thereof, (ii) result in any tax or other monetary liability to such party pursuant to the laws of such Subsidiary Borrower's Home Country or political subdivision or taxing authority thereof (provided that, should any such action result in any such tax or other monetary liability to the Lender or the Administrative Agent, the Borrowers hereby agree to indemnify such Lender or the Administrative Agent, as the case may be, against (x) any such tax or other monetary liability and (y) any increase in any tax or other monetary liability which results from such action by such Lender or the Administrative Agent and, to the extent the Borrowers make such indemnification, the incurrence of such liability by the Administrative Agent or any Lender will not constitute a Default) or (iii) violate any rule or regulation of any federation or organization or similar entity of which the such Subsidiary Borrower's Home Country is a member.

         (E) No Immunity. Neither such Subsidiary Borrower nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process. Such Subsidiary Borrower's execution and delivery of the Loan Documents to which it is a party constitute, and the exercise of its rights and performance of and compliance with its obligations under such Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

         (F) Application of Representations and Warranties. It is understood and agreed by the parties hereto that the representations and warranties of each Subsidiary Borrower (other than any Subsidiary Borrower that shall be a Subsidiary Borrower as of the original date of the Existing Agreement) in this Section 6.22 shall only be applicable to such Subsidiary Borrower on and after the date of its execution of an Assumption Letter and, if applicable, an Alternate Currency Addendum.

         6.23 Foreign Employee Benefit Matters. (a) Each Foreign Employee Benefit Plan is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan; (b) the aggregate of the accumulated benefit obligations under all Foreign Pension Plans does not exceed to any material extent the current fair market value of the assets held in the trusts or similar funding vehicles for such Plans; (c) with respect to any Foreign Employee Benefit Plan maintained or contributed to by the Company or any Subsidiary or any member of its Controlled Group (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained; and (d) there are no material actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Company and its Subsidiaries, threatened against the Company or any Subsidiary of it or any member of its Controlled Group with respect to any Foreign Employee Benefit Plan.

ARTICLE VII:  COVENANTS

         The Company covenants and agrees that so long as any Revolving Loan Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than contingent indemnity obligations) and termination of all Letters of Credit, unless the Required Lenders shall otherwise give prior written consent:

         7.1      Reporting. The Company shall:

         (A)      Financial Reporting. Send to the Agents and the Lenders:

                  (i) Quarterly Reports. As soon as practicable and in any event within forty-five (45) days after the end of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, consolidated and consolidating unaudited balance sheets as at the end of each such period and consolidated and consolidating statement of income and consolidated and consolidating statement of changes in owners' equity, and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, presented on the same basis as described in Section 7.1(A)(ii) and on a comparative basis with the statements for such period in the prior fiscal year of the Company.

                  (ii) Annual Reports. As soon as practicable, and in any event within ninety (90) days after the end of each of its fiscal years, (a) an audit report, certified (as to consolidated, but not consolidating statements) by internationally recognized independent certified public accountants, prepared in accordance with generally accepted accounting principles, on a consolidated and consolidating basis for itself and the Subsidiaries, including balance sheets as of the end of such period, related statement of income and consolidated and consolidating statement of changes in owners' equity, and a statement of cash flows, which audit report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of operations and cash flows for the periods indicated in conformity with generally accepted accounting principles and that the examination by such accountants in connection with such consolidated and consolidating financial statements has been made in accordance with generally accepted auditing standards and (b) projected balance sheets, statements of income and cash flows for the three succeeding fiscal years, prepared in accordance with generally accepted accounting principles, on a consolidated basis, together with the appropriate supporting details and a statement of underlying assumptions, all in form similar to those delivered to the Lead Arrangers prior to the Closing Date.

                  (iii) Officer's Certificate. Together with each delivery of any financial statement (a) pursuant to clauses (i) and (ii) of this
         Section 7.1(A), an Officer's Certificate of the Company, substantially in the form of Exhibit E attached hereto and made a part hereof, signed by the Company's chief financial officer, chief accounting officer or treasurer, setting forth calculations for the period then ended for Section 2.5(B), if applicable, which demonstrate compliance, when applicable, with the provisions of Sections 7.3(A) through (G) and
         Section 7.4, and which calculate the Leverage Ratio for purposes of determining the then Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage.

         (B) Notice of Default. Promptly upon any of the chief executive officer, chief operating officer, chief financial officer, treasurer, controller or general counsel of the Company obtaining actual knowledge (i) of any condition or event which constitutes a Default or Unmatured Default, or becoming aware that any Lender or Administrative Agent has given any written notice to any Authorized Officer with respect to a claimed Default or Unmatured Default under this Agreement, or (ii) that any Person has given any written notice to any Authorized Officer or any Subsidiary of the Company or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.1(D), the Company shall deliver to the Administrative Agent and the Lenders an Officer's Certificate specifying (a) the nature and period of existence of any such claimed default, Default, Unmatured Default, condition or event, (b) the notice given or action taken by such Person in connection therewith, and (c) what action the Company has taken, is taking and proposes to take with respect thereto.

         (C) Lawsuits. (i) Promptly upon the Company obtaining actual knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration, by or before any Governmental Authority, against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries not previously disclosed pursuant to Section 6.7, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Company's reasonable judgment, the Company or any of its Subsidiaries to liability in an amount aggregating $10,000,000 or more (exclusive of claims covered by insurance policies of the Company or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims and exclusive of claims covered by the indemnity of a financially responsible indemnitor in favor of the Company or any of its Subsidiaries unless the indemnitor has disclaimed or reserved the right to disclaim coverage thereof), give written notice thereof to the Administrative Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; and (ii) in addition to the requirements set forth in clause
                  (i) of this Section 7.1(C), upon request of the Administrative Agent or the Required Lenders, promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) above and provide such other information as may be reasonably available to it that would not jeopardize any attorney-client privilege by disclosure to the Lenders to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.

         (D) ERISA Notices. Deliver or cause to be delivered to the Administrative Agent and the Lenders, at the Company's expense, the following information and notices as soon as reasonably possible, and in any event:

                  (i) within ten (10) Business Days after the Company, or within twenty-five (25) Business Days after any member of the Controlled Group, obtains knowledge that a Termination Event has occurred which could reasonably be expected to subject the Company to liability in excess of $25,000,000, a written statement of the chief financial officer, treasurer or designee of the Company describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

                  (ii) within ten (10) Business Days after the Company, or within twenty-five (25) Business Days after any of its Subsidiaries, obtains knowledge that a material non-exempt prohibited transaction (defined in Sections 406 of ERISA and Section 4975 of the Code) has occurred, a statement of the chief financial officer, treasurer or designee of the Company describing such transaction and the action which the Company or such Subsidiary has taken, is taking or proposes to take with respect thereto;

                  (iii) within ten (10) Business Days after the Company, or within twenty-five (25) Business Days after any of its Subsidiaries, receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code, copies of each such letter;

                  (iv) within ten (10) Business Days with respect to the Company, and within twenty-five (25) Business Days with respect to a member of the Controlled Group, after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Company or a member of the Controlled Group with respect to such request;

                  (v) within ten (10) Business Days after receipt by the Company, or within twenty-five (25) Business Days after receipt by any member of the Controlled Group, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

                  (vi) within ten (10) Business Days after the Company, or within twenty-five (25) days after any member of the Controlled Group, fails to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment, a notification of such failure;

                  (vii) within ten (10) Business Days after the establishment of any Foreign Employee Benefit Plan or the commencement of, or obligation to commence, contributions to any Foreign Employee Benefit Plan to which the Company or any Subsidiary was not previously contributing, where the aggregate annual contributions to such Plan(s) resulting therefrom are or could reasonably be expected to be in excess of $10,000,000, notification of such establishment, commencement or obligation to commence and the amount of such contributions; and

For purposes of this Section 7.1(D), the Company, any of its Subsidiaries and any member of the Controlled Group shall be deemed to know all facts known by the administrator of any Plan which is a Single Employer Plan and which is sponsored by such Company, Subsidiary or member of the Controlled Group, respectively, and shall be deemed to know all facts known by the administrator of any other Plan which is a Single Employer Plan 15 days after knowledge by such administrator.

         (E) Labor Matters. Notify the Administrative Agent and the Lenders in writing, promptly upon an Authorized Officer learning of
                  (i) any material labor dispute to which the Company or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities and (ii) any material Worker Adjustment and Retraining Notification Act liability incurred with respect to the closing of any plant or other facility of the Company or any of its Subsidiaries.

         (F) Other Indebtedness. Deliver to the Administrative Agent (i) a copy of each regular report, notice or communication regarding potential or actual defaults (including any accompanying officer's certificate) delivered by or on behalf of the Company to the holders of funded Indebtedness with an aggregate outstanding principal amount in excess of $10,000,000 pursuant to the terms of the agreements governing such Indebtedness, such delivery to be made at the same time and by the same means as such notice of default is delivered to such holders, and (ii) a copy of each notice or other communication received by the Company from the holders of funded Indebtedness with an aggregate outstanding principal amount in excess of $10,000,000 regarding potential or actual defaults pursuant to the terms of such Indebtedness, such delivery to be made promptly after such notice or other communication is received by the Company.

         (G) Other Reports. Deliver or cause to be delivered to the Administrative Agent and the Lenders copies of (i) all financial statements, reports and non-routine notices, if any, sent or made available generally by the Company to its securities holders or filed with the Commission by the Company, and (ii) all notifications received from the Commission by the Company or its Subsidiaries pursuant to the Securities Exchange Act of 1934 and the rules promulgated thereunder other than routine reminders or notices that do not relate to specific violations of rules promulgated by the Commission. The Company shall include the Administrative Agent and the Lenders on its standard distribution lists for all press releases made available generally by the Company or any of the Company's Subsidiaries to the public concerning material developments in the business of the Company or any such Subsidiary.

         (H) Environmental Notices. As soon as possible and in any event within fifteen (15) days after receipt by the Company, deliver to the Administrative Agent and the Lenders a copy of (i) any notice or claim to the effect that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the Release by the Company, any of its Subsidiaries, or any other Person of any Contaminant into the environment, and (ii) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by the Company or any of its Subsidiaries if, in either case, such notice or claim relates to an event which could reasonably be expected to subject the Company and each of its Subsidiaries to liability individually or in the aggregate in excess of $10,000,000.

         (I) Other Information. Promptly upon receiving a request therefor from the Administrative Agent, prepare and deliver to the Administrative Agent and the Lenders such other information with respect to the Company or any of its Subsidiaries, as from time to time may be reasonably requested by the Administrative Agent.

         7.2      Affirmative Covenants.

         (A) Corporate Existence, Etc. The Company shall, and shall cause each of its Subsidiaries to, at all times maintain its corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses except where, in the case of Subsidiaries, failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (B) Corporate Powers. The Company shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or could reasonably be expected to have a Material Adverse Effect.

         (C) Compliance with Laws, Etc. The Company shall, and shall cause its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, prospects, properties, assets or operations of such Person, and (b) obtain as needed all permits necessary for its operations and maintain such permits in good standing unless failure to comply or obtain such permits could not reasonably be expected to have a Material Adverse Effect.

         (D) Payment of Taxes and Claims; Tax Consolidation. The Company shall pay, and cause each of its Subsidiaries to pay, (i) all material taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for material sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 7.3(C)) upon any of the Company's or such Subsidiary's property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (i) above or claims referred to in clause (ii) above (and interest, penalties or fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with Agreement Accounting Principles shall have been made therefor.

         (E) Insurance. The Company will maintain, and will cause to be maintained on behalf of each of its Subsidiaries, insurance coverage by financially sound and reputable insurance companies or associations, against such casualties and contingencies, of such types and in such amounts as are customary for companies engaged in similar businesses and owning and operating similar properties, it being understood that the Company and its Subsidiaries may self-insure against hazards and risks with respect to which, and in such amounts, as the Company in good faith determines prudent and consistent with sound financial practice, and as are customary for companies engaged in similar businesses and owning and operating similar properties. The Company shall furnish to any Lender upon request full information as to the insurance carried.

         (F) Inspection of Property; Books and Records; Discussions. The Company shall permit and cause each of the Company's Subsidiaries to permit, any authorized representative(s) designated by either the Administrative Agent or any Lender (unless a Default has occurred and is continuing, only in conjunction with an inspection conducted by the Administrative Agent) to visit and inspect, for a reasonable purpose, any of the properties of the Company or any of its Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and their independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. The Company shall keep and maintain, and cause each of the Company's Subsidiaries to keep and maintain proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities.

         (G) ERISA Compliance. The Company shall, and shall cause each of the Company's Subsidiaries to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans, except for failures to comply which, in the aggregate, would not be reasonably likely to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $10,000,000.

         (H) Maintenance of Property. The Company shall cause all property used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the

                  Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times and except to the extent that the failure to so maintain such property could not be reasonably expected to have a Material Adverse Effect.

         (I) Environmental Compliance. The Company shall, and shall cause each of the Company's Subsidiaries to comply with, all Environmental, Health or Safety Requirements of Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

         (J) Use of Proceeds. The Borrowers shall use the proceeds of the Advances to fund the Dividend in whole or in part and to provide funds for the additional working capital needs and other general corporate purposes of the Company and its Subsidiaries, including, without limitation, the financing of Permitted Acquisitions. The Company will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to make any Acquisition other than a Permitted Acquisition made pursuant to Section 7.3(G).

         (K) Subsidiary Guarantees; Subsidiary Subordination Agreement. The Company will:

         (a) cause each Subsidiary Borrower that is a Domestic Subsidiary and each Domestic Subsidiary which is a Wholly-Owned Subsidiary and has assets with a book value in excess of $10,000,000 to execute the Guaranty (and from and after the Closing Date cause each other Subsidiary Borrower that is a Domestic Subsidiary and each other Domestic Subsidiary which is a Wholly-Owned Subsidiary and has such assets to execute and deliver to the Administrative Agent, within ten (10) days after becoming a Subsidiary Borrower or another Domestic Subsidiary which is a Wholly-Owned Subsidiary and has such assets, as applicable, an assumption or joinder agreement pursuant to which it agrees to be bound by the terms and provisions of the Guaranty (whereupon such Subsidiary shall become a "Guarantor" under this Agreement));

         (b) in the event that at any time the book value of the assets of all Domestic Subsidiaries which are not Wholly-Owned Subsidiaries and are not Guarantors exceeds $100,000,000, within ten (10) days thereafter cause one or more of such Subsidiaries to execute and deliver to the Administrative Agent an assumption or joinder agreement pursuant to which it or they agree to be bound by the terms and provisions of the Guaranty (whereupon each such Subsidiary shall become a "Guarantor" under this Agreement) such that, after giving effect thereto, the book value of the assets of all Domestic Subsidiaries which are not Wholly-Owned Subsidiaries and are not Guarantors does not exceed $100,000,000;

         (c) cause each Subsidiary, before it makes a loan to any of the Borrowers, to execute the Subordination Agreement (and from and after the Closing Date cause each other Subsidiary to execute and deliver to the Administrative Agent, within ten
                  (10) days after becoming a Subsidiary, as applicable, an assumption or joinder agreement pursuant to which it agrees to be bound by the terms and provisions of the Subordination Agreement);

         (d) deliver and cause such Subsidiaries to deliver corporate resolutions, opinions of counsel, and such other corporate documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent; and

         (e) cause each Subsidiary which is a Subsidiary Borrower to be a Wholly-Owned Subsidiary for so long as it remains a Subsidiary Borrower; provided, however, that Sections 7.2(K)(a) and 7.2(K)(b) shall not apply to any Domestic Subsidiary that is organized by the Company to serve as a so-called "bankruptcy remote subsidiary" in connection with a securitization of Receivables, to the extent such securitization is permitted under Sections 7.3(A) and 7.3(D)(vii).

         (L) Year 2000 Issues. The Company shall, and shall cause each of its Subsidiaries to, take all actions reasonably necessary to address the Year 2000 Issues so that any such Year 2000 Issues will not have a Material Adverse Effect. The Company shall provide the Administrative Agent and each of the Lenders information regarding the Company's and its Subsidiaries' program to address Year 2000 Issues. The Company shall advise the Administrative Agent, if after the date hereof, it determines that Year 2000 Issues could reasonably be expected to have a Material Adverse Effect.

         (M) Foreign Employee Benefit Compliance. The Company shall, and shall cause each of its Subsidiaries and each member of its Controlled Group to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans, except for failures to comply which, in the aggregate, would not be reasonably likely to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $10,000,000.

         (N) Pledge Agreements. Within 60 days after the date of the Existing Agreement, the Company and/or its Subsidiaries shall
                  (a) grant, or cause to be granted, to the Collateral Agent, to equally and ratably secure the Obligations, the "Obligations" under the 364-Day Credit Agreement and all obligations of the Company or its Subsidiaries under Hedging Agreements entered into in connection with this Agreement or the 364-Day Credit Agreement, a pledge of 65% (or such lesser percentage as is owned by the Company or applicable Subsidiary which is not a Foreign Subsidiary) of the shares of the capital stock of each Subsidiary listed on Schedule 7.2, in each case pursuant to a Pledge Agreement and (b) deliver to the Collateral Agent such Pledge Agreements, stock certificates and stock powers relating to such shares and such opinions of counsel and other documentation as the Collateral Agent may reasonably request. Notwithstanding the foregoing, the Collateral Agent may, in its discretion, extend the time period for delivery of the Pledge Agreements, stock certificates and stock powers referenced in the preceding sentence. In addition, within 30 days (or, as long as the Company uses its best efforts, such reasonably longer time as the Company may need) after the date that any other Subsidiary is or becomes a Foreign Subsidiary which is a

                  Wholly-Owned Subsidiary, has assets with a book value in excess of $10,000,000 and is owned by the Company and/or one or more Domestic Subsidiaries, the Company shall, or as applicable shall cause its Domestic Subsidiaries to, grant or cause to be granted to the Collateral Agent a pledge of such Foreign Subsidiary's capital stock to the extent, in the manner and accompanied by the documentation described in the preceding sentence.

         7.3      Negative Covenants.

         (A) Sale of Receivables. The Company shall not, nor shall it permit any Subsidiary to, sell or otherwise dispose of any Receivables, with or without recourse, except that the Company and the Subsidiaries may sell, transfer or pledge any of their respective Receivables; provided, in the case of United States domestic Receivables that the proceeds from the sale of such Receivables are used to prepay the Term Loans in accordance with Section 2.5(C).

         (B) Sales of Assets. The Company shall not, nor shall it permit any Subsidiary to, consummate any Asset Sale, except:

                  (i) Asset Sales in connection with the sale of Receivables permitted under Section 7.3(A);

                  (ii) transfers of assets to any Company, between the Company and any Guarantor which is a Domestic Subsidiary or between any such Guarantors; and

                  (iii) sales, assignments, transfers, lease conveyances or other dispositions of other assets if such transaction (a) is for not less than fair market value (as determined in good faith by the Company's chief financial officer), and (b) when combined with all such other transactions (each such transaction being valued at book value) and all Sale and Leaseback Transactions (each such Sale and Leaseback Transaction being valued at book value) during the period from the Closing Date to the date of such proposed transaction, represents the disposition of not greater than ten percent (10%) of the Company's Consolidated Net Assets at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into.

         (C) Liens. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly create, incur, assume or permit to exist a Lien on or with respect to the Capital Stock of any Subsidiary of the Company. In addition, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective other property or assets except:

                  (i)      Permitted Existing Liens;

                  (ii)     Customary Permitted Liens;

                  (iii) Liens with respect to property acquired by the Company or any of its Subsidiaries after the date hereof (and not created in contemplation of such acquisition) pursuant to a Permitted Acquisition; provided, that such Liens shall extend only to the property so acquired;

                  (iv) Liens on Receivables created in connection with a transaction permitted under Section 7.3(A); provided, that each such Lien represents an interest no greater than the related purchaser's pro-rata interest in the pool of eligible Receivables so sold;

                  (v) Liens securing Indebtedness of a Subsidiary to the Company;

                  (vi) Additional Liens, provided the Indebtedness secured thereby does not exceed in the aggregate $10,000,000;

                  (vii) Liens, if any, created by the Loan Documents or otherwise securing the Obligations and Liens securing Indebtedness under the 364-Day Credit Agreement only to the extent such Liens are equal and ratable with, or subordinate to, any Liens granted to the Administrative Agent for the benefit of the Lenders; and

                  (viii) The replacement, extension or renewal of any Lien permitted above upon or in the same property theretofore subject thereto in connection with the replacement, extension or renewal (pursuant to Permitted Refinancing Indebtedness) of the obligations secured thereby.

         (D) Indebtedness. The Company shall not, nor shall it permit any Subsidiary to, cause or permit, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                  (i)      the Obligations;

                  (ii) Permitted Existing Indebtedness and related Permitted Refinancing Indebtedness of the type described in clause (i) of the definition thereof;

                  (iii) Indebtedness in an aggregate principal amount not to exceed $200,000,000 at any time incurred in connection with the 364-Day Credit Agreement and related Permitted Refinancing Indebtedness of the type described in clause (i) of the definition thereof;

                  (iv) Indebtedness arising from intercompany loans and advances from the Company or any Subsidiary to any Domestic Subsidiary which is a Guarantor; provided, that such Indebtedness shall be expressly subordinate to the payment in full in cash of the Obligations;

                  (v)      Contingent Obligations to the extent permitted under
         Section 7.3(E);

                  (vi)     Hedging Obligations;

                  (vii) Indebtedness incurred in connection with a securitization to the extent such transaction is otherwise permitted pursuant to Section 7.3(A);

                  (viii) additional unsecured Indebtedness in an aggregate amount at any time outstanding not exceeding (a) $150,000,000, less (b) the aggregate Dollar Amount of securitized (i) United States domestic Receivables in excess of $250,000,000, and (ii) European Receivables in excess of $100,000,000, less (c) the amount of Permitted Existing Indebtedness, of which not more than $50,000,000 may be incurred by Subsidiaries which are not Subsidiary Borrowers or Guarantors; and

                  (ix) additional unsecured Indebtedness, the proceeds of which are used to repay the Term Loans.

         (E) Contingent Obligations. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly create or become or be liable with respect to any Contingent Obligation, except: (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (ii) Permitted Existing Contingent Obligations;
                  (iii) obligations, warranties, guaranties and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business and not for the benefit of or in favor of an Affiliate of the Company or such Subsidiary; (iv) Contingent Obligations of the Subsidiaries of the Company (a) under the Guaranty to which they are a party and (b) as guarantors of the 364-Day Credit Agreement, (v) obligations arising under or related to the Loan Documents; (vi) Contingent Obligations in respect of other Indebtedness permitted by Section 7.3(D) above, and
                  (vii) additional Contingent Obligations in an aggregate amount not to exceed in the aggregate five percent (5%) of Consolidated Net Worth at any one time outstanding.

         (F) Restricted Payments. The Company shall not, nor shall it permit any Subsidiary to, make or declare any Restricted Payments (other than (i) the Dividend, and (ii) Restricted Payments to the Company or to a Wholly-Owned Subsidiary of the Company); provided, however, that so long as no Default or an Unmatured Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom, the Company may make Restricted Payments (in addition to the Dividend) in an aggregate amount of up to 25% of Net Income for the prior fiscal year.

         (G) Conduct of Business; Subsidiaries; Acquisitions. The Company shall not, nor shall it permit any Subsidiary to, engage in any business other than the businesses engaged in by the Company on the date hereof and any business or activities which are similar, related or incidental thereto or logical extensions thereof. The Company shall not create, acquire or capitalize any Subsidiary after the date hereof unless (i) no Default or Unmatured Default which is not being cured shall have occurred and be continuing or would result therefrom;
                  (ii) after such creation, acquisition or capitalization, all of the representations and warranties contained herein shall be true and correct in all material respects (unless such representation and warranty is made as of a specific date, in which case, such representation or warranty shall be true in all material respects as of such date); and (iii) after such creation, acquisition or capitalization the Company shall be in compliance with the terms of Section 7.2(K). The Company shall not make any Acquisitions, other than Acquisitions meeting the following requirements (each such Acquisition constituting a "PERMITTED ACQUISITION"):

                  (i) no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or the incurrence of any Indebtedness in connection therewith;

                  (ii) the purchase is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis and approved by the target company's board of directors (and shareholders, if necessary) prior to the consummation of the Acquisition;

                  (iii) if the purchase price payable in respect to any such Acquisition (including, without limitation, cash or stock consideration paid and Indebtedness or other liabilities assumed) exceeds $25,000,000, prior to each such Acquisition, the Company shall have delivered to the Administrative Agent and the Lenders a certificate from one of the Authorized Officers, demonstrating that after giving effect to such Acquisition, on a pro forma basis in respect of each such Acquisition as if the Acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Company's most recently completed fiscal quarter, the Company would have been in compliance with the financial covenants in Section 7.4 and not otherwise in Default;

                  (iv) if the purchase price for the Acquisition exceeds, together with all other Permitted Acquisitions permitted under this
         Section 7.3(G) during the same fiscal year, $150,000,000 (the "Permitted Acquisition Basket") (including the incurrence or assumption of any Indebtedness in connection therewith), the Required Lenders shall have consented to such Acquisition; provided that (a) if the Term Loans have been repaid and all of the Term Loan Commitments have been irrevocably terminated, the Permitted Acquisition Basket shall be $250,000,000 and (b) if the Term Loans have been repaid and all of the Term Loan Commitments have been irrevocably terminated and the Company's senior unsecured debt is rated "BBB" or better by Standard & Poor's Ratings Group or "Baa" or better by Moody's Investors Services, Inc., the Permitted Acquisition Basket shall be $350,000,000;

                  (v) the businesses being acquired shall be similar to that of the Company and its Subsidiaries as of the Closing Date, related or incidental thereto or logical extensions thereof; and

                  (vi) such Acquisition shall be structured as an asset acquisition, as an acquisition of one hundred percent (100%) of the outstanding voting securities of the target company or as a merger permitted hereby.

         (H) Investments. Neither the Company nor any of its Subsidiaries shall purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company, except for:

                  (i) Investments by the Company or any Subsidiary in any Wholly-Owned Subsidiary which is a Guarantor;

                  (ii) Investments incurred in order to consummate Permitted Acquisitions otherwise permitted herein;

                  (iii)    Investments in Cash Equivalents; and

                  (iv) other Investments in an aggregate amount not to exceed $20,000,000 (based on the initial amount invested).

         (I) Transactions with Shareholders and Affiliates. Neither the Company nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or make loans or advances to, any Affiliate of the Company which is not its Wholly-Owned Subsidiary, on terms that are less favorable to the Company or any of its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate, except for (i) Restricted Payments permitted by Section 7.3(F) and (ii) as otherwise contemplated by the Spin-off Materials.

         (J) Restriction on Fundamental Changes. Neither the Company nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Company's consolidated business or property (each such transaction a "FUNDAMENTAL CHANGE"), whether now or hereafter acquired, except (i) Fundamental Changes permitted under Sections 7.3(B), 7.3(D) or 7.3(G), (ii) a Subsidiary of the Company may be merged into or consolidated with the Company or any Wholly-Owned Subsidiary of the Company (in which case the Company or such Wholly-Owned Subsidiary shall be the surviving corporation); provided that if the predecessor Subsidiary was a Guarantor, the surviving Subsidiary, if applicable, shall be a Guarantor hereunder, (iii) any liquidation of any Subsidiary of the Company into the Company or another Subsidiary of the Company, as applicable, and (iv) the Company may merge with any other Person, or any Subsidiary of the Company may consolidate or merge with any other Person, provided, that (A) no Default or Unmatured Default shall exist immediately after giving effect to such Fundamental Change, (B) in the case of any merger of the Company, the Company is the surviving corporation in such merger and such merger is with a Person in a line of business substantially similar to that of the Company and its Subsidiaries as of the Closing Date or any business or activities which are similar, related or incidental thereto or logical extensions thereof, and (C) in the case of any merger or consolidation of any Subsidiary of the Company, the surviving corporation in such Fundamental Change is or becomes as a result thereof a Wholly-Owned Subsidiary of the Company and if the predecessor Subsidiary was a Guarantor, the surviving Subsidiary shall be a Guarantor hereunder, and (D) such transaction is with a Person in a line of business substantially similar to that of the Company and its Subsidiaries as of the Closing Date.

         (K) Margin Regulations. Neither the Company nor any of its Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

         (L)      ERISA. (a) The Company shall not:

                  (i) engage, or permit any of its Subsidiaries to engage, in any material prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

                  (ii) permit to exist any material accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), with respect to any Benefit Plan, whether or not waived;

                  (iii) fail, or permit any Controlled Group member to fail, to pay timely required material contributions or material annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                  (iv) terminate, or permit any Controlled Group member to terminate, any Benefit Plan which would result in any material liability of the Company or any Controlled Group member under Title IV of ERISA;

                  (v) fail to make any material contribution or payment to any Multiemployer Plan which the Company or any Controlled Group member may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

                  (vi) permit any material unfunded liabilities with respect to any Foreign Pension Plan except to the extent that any such unfunded liabilities are being funded by annual contributions made by the Borrower or any member of its Controlled Group and such annual contributions are not less than the minimum amounts, if any, required under applicable local law;

                  (vii) fail, or permit any of its Subsidiaries or Controlled Group members to fail, to pay any required contributions or payments to a Foreign Pension Plan on or before the due date for such required installment or payment;

                  (viii) fail, or permit any Controlled Group member to fail, to pay any required material installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment; or

                  (ix) amend, or permit any Controlled Group member to amend, a Plan resulting in a material increase in current liability for the plan year such that the Company or any Controlled Group member is required to provide security to such Plan under Section 401(a)(29) of the Code.

         (b) For purposes of this Section 7.3(L), "material" means any noncompliance or basis for liability which could reasonably be likely to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $25,000,000.

         (M) Certain Documents. Neither the Company nor any of its Subsidiaries shall amend, modify or otherwise change any of the terms or provisions of the Distribution Agreement, the Tax Disaffiliation Agreement (as such terms are referenced in the definition of "Spin-off Materials") or of any of their respective constituent documents as in effect on the date hereof in any manner materially adverse to the interests of the Lenders.

         (N) Fiscal Year. Neither the Company nor any of its consolidated Subsidiaries shall change its fiscal year for accounting or tax purposes from a period consisting of the twelve-month period ending on the Friday nearest to the last day of June of each year, except as required by Agreement Accounting Principles or by law and disclosed to the Lenders and the Administrative Agent.

         (O) Subsidiary Covenants. The Company will not, and will not permit any Subsidiary to, create or otherwise permit to exist or cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to pay dividends or make any other distribution on its stock, or make any other Restricted Payment, pay any Indebtedness or other Obligation owed to the Company or any other Subsidiary, make loans or advances or other Investments in the Company or any other Subsidiary, or sell, transfer or otherwise convey any of its property to the Company or any other Subsidiary.

         (P) Hedging Obligations. The Company shall not and shall not permit any of its Subsidiaries to enter into any interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreements evidencing Hedging Obligations, other than interest rate, foreign currency or commodity exchange, swap, collar, cap or similar agreements entered into by the Company or its Subsidiaries pursuant to which the Company or its Subsidiaries has hedged its actual or anticipated interest rate, foreign currency or commodity exposure. Such permitted hedging agreements entered into by the Company or its Subsidiaries and any Lender or any Affiliate of any Lender are sometimes referred to herein as "HEDGING AGREEMENTS."

         (Q) Capital Expenditures. The Company shall not, and shall not permit any of its Subsidiaries to, make Capital Expenditures in any fiscal year to the extent that during any fiscal year the aggregate amount of Capital Expenditures for the Company and its Subsidiaries would exceed (i) for fiscal years ending prior to the third anniversary of the Closing Date, $150,000,000, and (ii) thereafter, $175,000,000, in each case excluding any amount attributable to a Permitted Acquisition.

         (R) Restrictive Agreements. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into any indenture, agreement, instrument or other arrangement which directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the ability of the Company or any Subsidiary to create Liens upon their assets securing the Obligations or of any Subsidiary to (a) pay dividends or make other distributions (i) on its Capital Stock or (ii) with respect to any other interest or participation in, or measured by, its profits, (b) make loans or advances to the Company or any Subsidiary, (c) repay loans or advances from the Company or any Subsidiary or (d) transfer any of its properties to the Company or any Subsidiary.

         7.4      Financial Covenants.

         (A) Minimum Coverage Ratio. The Company shall maintain as of the end of each fiscal quarter set forth below a ratio of (i) EBITDAR for the four fiscal quarter period then ending to (ii) Interest Expense plus Rentals for such period of not less than the ratio set forth below opposite such period:

                           FISCAL QUARTER ENDING                    RATIO
                           ---------------------                    -----
                  December 31, 1999 through June 30, 2000            2.75
                  July 1, 2000 through June 29, 2001                 2.75
                  June 30, 2001 through June 28, 2002                3.00
                  June 29, 2002 through June 27, 2003                3.25
                  June 28, 2003 through July 2, 2004                 3.50
                  July 3, 2004 and thereafter                        3.75

         (B) Maximum Leverage Ratio. The Company shall maintain as of the end of each fiscal quarter set forth below a Leverage Ratio for the four fiscal quarter period then ending of not greater than the ratio set forth below opposite such period:

                           FISCAL QUARTER ENDING                    RATIO
                           ---------------------                    -----
                  December 31, 1999 through June 30, 2000            3.25
                  July 1, 2000 through June 29, 2001                 3.00
                  June 30, 2001 through June 28, 2002                2.75
                  June 29, 2002 through June 27, 2003                2.50
                  June 28, 2003 through July 2, 2004                 2.25
                  July 3, 2004 and thereafter                        2.00

         (C) Minimum Consolidated Net Worth. The Company shall not permit its Consolidated Net Worth at any time to be less than the sum of (a) 85% of Consolidated Net Worth on the date immediately following the Closing Date plus (b) fifty percent (50%) of Net Income (if positive) calculated separately for (i) the remainder of the quarterly accounting period in which the Closing Date occurs and (ii) each subsequent quarterly accounting period, in each case, excluding changes in cumulative foreign exchange translation adjustment.

ARTICLE VIII: DEFAULTS

         8.1 Defaults. Each of the following occurrences shall constitute a Default under this Agreement:

         (A) Failure to Make Payments When Due. The Company or any Subsidiary Borrower shall (i) fail to pay when due any of the Obligations consisting of principal with respect to any Loan or (ii) shall fail to pay within five (5) Business Days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.

         (B) Breach of Certain Covenants. The Company or any Subsidiary Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on it under:

                  (i)      Sections 7.1(B), 7.2(J), 7.2(K), 7.3 or 7.4 or

                  (ii) any section of this Agreement or any other Loan Document not covered by Section 8.1(A) or 8.1(B)(i) and such failure shall continue unremedied for thirty (30) days after the occurrence thereof.

         (C) Breach of Representation or Warranty. Any representation or warranty made or deemed made by the Company or any Subsidiary Borrower to the Administrative Agent or any Lender herein or by the Company or any Subsidiary Borrower or any of their Subsidiaries in any of the other Loan Documents or in any statement or certificate or information at any time given by any such Person pursuant to any of the Loan Documents shall be false as to a material fact or matter on the date as of which made or deemed made.

         (D)      Default as to Other Indebtedness.

                  (i) The Company or any of its Subsidiaries shall fail to pay when due any Indebtedness in excess of $10,000,000 or any Indebtedness arising under the 364-Day Credit Agreement (any such Indebtedness being "MATERIAL INDEBTEDNESS"); or the Company or any of its Subsidiaries shall fail to perform (beyond the applicable grace period with respect thereto, if any) any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof.

         (E)      Involuntary Bankruptcy; Appointment of Receiver, Etc.

                  (i) An involuntary case shall be commenced against the Company or any of the Company's Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within forty-five (45) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any of the Company's Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

                  (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of the Company's Subsidiaries or over all or a substantial part of the property of the Company or any of the Company's Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Company or any of the Company's Subsidiaries or of all or a substantial part of the property of the Company or any of the Company's Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Company or any of the Company's Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within forty-five (45) days after entry, appointment or issuance.

         (F) Voluntary Bankruptcy; Appointment of Receiver, Etc. The Company or any of the Company's Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,
                  (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property,
                  (iv) make any assignment for the benefit of creditors or (v) take any corporate action to authorize any of the foregoing.

         (G) Judgments and Attachments. Any money judgment(s) (other than a money judgment covered by insurance as to which the applicable insurance company has not disclaimed or reserved the right to disclaim coverage), writ or warrant of attachment, or similar process against the Company or any Material Subsidiary or any of their respective assets involving in any single case or in the aggregate an amount in excess of $10,000,000 is or are entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than fifteen (15) days prior to the date of any proposed sale thereunder.

         (H) Dissolution. Any order, judgment or decree shall be entered against the Company or any Material Subsidiary decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of forty-five (45) days; or the Company or any Material Subsidiary shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

         (I) Termination Event. Any Termination Event occurs which the Required Lenders believe is reasonably likely to subject the Company to liability in excess of

                  $25,000,000. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $50,000,000.

         (J) Waiver of Minimum Funding Standard. If the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and any Lender believes the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either the Company or any Controlled Group member to liability in excess of $25,000,000.

         (K)      Change of Control. A Change of Control shall occur.

         (L) Guarantor Revocation. Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect; in each case other than a Guarantor's ceasing to be a Subsidiary Borrower pursuant to
                  Section 2.24 hereof or the disposition of such Guarantor in any transaction permitted by Section 7.3(B) hereof.

         (M)      Spin-off. The Spin-off shall not be consummated within three
                  (3) Business Days after the making of the initial Loans.

         (N) Pledge Agreement. Any Pledge Agreement shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Pledge Agreement, or any pledgor under any Pledge Agreement shall fail to comply with any of the terms or provisions of such Pledge Agreement or shall deny, or give notice to such effect, that it has any further liability under such Pledge Agreement.

         A Default shall be deemed "continuing" until cured or until waived in writing in accordance with Section 9.2.

ARTICLE IX: ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND REMEDIES

         9.1 Termination of Revolving Loan Commitments; Acceleration. If any Default described in Section 8.1(E) or 8.1(F) occurs with respect to the Company or any Subsidiary Borrower, the obligations of the Lenders to make Loans (including, without limitation, Alternate Currency Loans) hereunder and the obligation of any Issuing Banks to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans (including, without limitation, Alternate Currency Loans) hereunder and the obligation of the Issuing Banks to issue Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers expressly waive.

         9.2 Amendments. Subject to the provisions of this Article IX, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

                  (i) Postpone or extend the Revolving Loan Termination Date, the Term Loan Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (except with respect to a waiver of the application of the default rate of interest pursuant to Section 2.11 hereof).

                  (ii) Reduce the principal amount of any Loans or L/C Obligations, or reduce the rate or extend the time of payment of interest or fees thereon.

                  (iii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders hereunder specified to be the applicable percentage in this Agreement to act on specified matters or amend the definitions of "Required Lenders", "Pro Rata Revolving Share", "Pro Rata Share", "Pro Rata Term Share", "Pro Rata Tranche A Revolving Share" or "Pro Rata Tranche B Revolving Share".

                  (iv) Increase the amount of the Revolving Loan Commitment or Term Loan Commitment of any Lender hereunder or increase any Lender's Pro Rata Share, Pro Rata Revolving Share, Pro Rata Term Share, Pro Rata Tranche A Revolving Share or Pro Rata Tranche B Revolving Share.

                  (v) Permit the Company or any Subsidiary Borrower to assign its rights under this Agreement or any Guaranty.

                  (vi) Release the Company or any Guarantor from any of its obligations under the Guaranty set forth in Article X hereof or any other Guaranty.

                  (vii)    Amend this Section 9.2.

                  (viii) Release all or any substantial portion of the collateral pledged pursuant to the Pledge Agreements.

                  (ix) Release any Subsidiary from any of its obligations under Section 3 of the Subordination Agreement.

         No amendment of any provision of this Agreement relating to (a) the Administrative Agent shall be effective without the written consent of the Administrative Agent, (b) any Issuing Bank shall be effective without the written consent of such Issuing Bank and (c) any Swing Line

Loan or Swing Line Bank shall be effective without the written consent of the applicable Swing Line Bank. The Administrative Agent may waive payment of the fee required under Section 14.3(B) without obtaining the consent of any of the Lenders.

         9.3 Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Company or any other Borrower to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the requisite number of Lenders required pursuant to Section 9.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

ARTICLE X: GUARANTY

         10.1 Guaranty. For valuable consideration, the receipt of which is hereby acknowledged, and to induce the Lenders to make advances to each Subsidiary Borrower and to make, issue and participate in Letters of Credit, Swing Line Loans and Alternate Currency Loans, the Company hereby absolutely and unconditionally guarantees prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future obligations including without limitation the Obligations, of each Subsidiary Borrower to the Agents, the Lenders, the Swing Line Banks, the Issuing Lenders, the Alternate Currency Banks, or any of them, under or with respect to the Loan Documents or under or with respect to any Hedging Agreement entered into in connection with this Agreement, whether for principal, interest, fees, expenses or otherwise (collectively, the "GUARANTEED OBLIGATIONS", and each such Subsidiary Borrower being an "OBLIGOR" and collectively, the "OBLIGORS").

         10.2 Waivers. The Company waives notice of the acceptance of this guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. The Company further waives presentment, protest, notice of notices delivered or demand made on any Obligor or action or delinquency in respect of the Guaranteed Obligations or any part thereof, including any right to require the Administrative Agent and the Lenders to sue any Obligor, any other guarantor or any other Person obligated with respect to the Guaranteed Obligations or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Obligations or any part thereof, and provided further that if at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any of the Obligors or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made and whether or not the Administrative Agent or the Lenders are in possession of this guaranty. The Administrative Agent and the Lenders shall have no obligation to disclose or discuss with the Company their assessments of the financial condition of the Obligors.

         10.3 Guaranty Absolute. This guaranty is a guaranty of payment and not of collection, is a primary obligation of the Company and not one of surety, and the validity and enforceability of this guaranty shall be absolute and unconditional irrespective of, and shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral; (c) any waiver of any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto or with respect to any collateral; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any Person with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral;
(f) the application of payments received from any source to the payment of obligations other than the Guaranteed Obligations, any part thereof or amounts which are not covered by this guaranty even though the Administrative Agent and the Lenders might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations or to amounts which are not covered by this guaranty; (g) any change in the ownership of any Obligor or the insolvency, bankruptcy or any other change in the legal status of any Obligor; (h) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (i) the failure of the Company or any Obligor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this guaranty; (j) the existence of any claim, setoff or other rights which the Company may have at any time against any Obligor, or any other Person in connection herewith or an unrelated transaction; (k) the Administrative Agent's or any Lender's election, in any case or proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of section 1111(b)(2) of the Bankruptcy Code; (l) any borrowing, use of cash collateral, or grant of a security interest by the Company, as debtor in possession, under section 363 or 364 of the United States Bankruptcy Code; (m) the disallowance of all or any portion any Lender's claims for repayment of the Guaranteed Debt under section 502 or 506 of the United States Bankruptcy Code; or (n) any other circumstances, whether or not similar to any of the foregoing, which could constitute a defense to a guarantor other than the defense of payment; all whether or not the Company shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (n) of this paragraph. It is agreed that the Company's liability hereunder is several and independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Obligations or any part thereof and that the Company's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by any Obligor of the Guaranteed Obligations in the manner agreed upon between the Obligor and the Administrative Agent and the Lenders.

         10.4 Acceleration. The Company agrees that, as between the Company on the one hand, and the Lenders and the Administrative Agent, on the other hand, the obligations of each Obligor guaranteed under this Article X may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in Section 9.1 hereof for purposes of this Article X, notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting such Obligor or otherwise) preventing such declaration as against such Obligor and that, in the event of such declaration or automatic acceleration, such obligations (whether or not due and payable by such Obligor) shall forthwith become due and payable by the Company for purposes of this Article X.

         10.5 Marshaling; Reinstatement. None of the Lenders nor the Administrative Agent nor any Person acting for or on behalf of the Lenders or the Administrative Agent shall have any obligation to marshall any assets in favor of the Company or against or in payment of any or all of the Guaranteed Obligations. If the Company, any Borrower or any other guarantor of all or any part of the Guaranteed Obligations makes a payment or payments to any Lender or the Administrative Agent, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Borrower, the Company, such other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, the Company, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Guaranteed Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

         10.6 Subrogation. Until the irrevocable payment in full of the Obligations and termination of all commitments which could give rise to any Guaranteed Obligation, the Company hereby (i) waives and postpones any right of subrogation with respect to the Guaranteed Obligations, (ii) waives and postpones any right to enforce any remedy which the Administrative Agent and/or the Lenders now has or may hereafter have against the Company, any endorser or any other guarantor of all or any part of the Guaranteed Obligations, and (iii) waives and postpones any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent and/or the Lenders to secure payment of the Guaranteed Obligations or any part thereof or any other liability of any Obligor to the Administrative Agent and/or the Lenders.

         10.7 Termination Date. This guaranty shall continue in effect until the later of (a) the Facility Termination Date, and (b) the date on which this Agreement has otherwise expired or been terminated in accordance with its terms and all of the Guaranteed Obligations have been paid in full in cash.

ARTICLE XI: GENERAL PROVISIONS

         11.1 Survival of Representations. All representations and warranties of the Company contained in this Agreement shall survive delivery of this Agreement and the making of the Loans herein contemplated so long as any principal, accrued interest, fees, or any other amount due and payable under any Loan Document is outstanding and unpaid (other than contingent reimbursement and indemnification obligations) and so long as the Revolving Loan Commitments have not been terminated.

         11.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Company or any other Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         11.3 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.


         11.4 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Agents and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Agents and the Lenders relating to the subject matter thereof other than the Fee Letters.

         11.5 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Lender (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         11.6     Expenses; Indemnification.

         (A) Expenses. The Borrowers shall reimburse the Administrative Agent for any reasonable costs and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Administrative Agent, Issuing Banks, Swing Line Banks and Alternative Currency Banks paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery, syndication, review, proposed or completed amendment, waiver or modification, and administration of the Loan Documents. The Borrowers also agree to reimburse the Agents, each Alternate Currency Bank, and each Lead Arranger and each of the Lenders for any reasonable costs and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agents, each Alternate Currency Bank, each Lead Arranger and each Lender, which attorneys and paralegals may be employees of such Agent, such Alternate Currency Bank, such Lead Arranger, or the Lenders) paid or incurred by the Agents, the Alternate Currency Banks or the Lead Arrangers or any Lender in connection with the collection of the Obligations and enforcement of the Loan Documents. The Administrative Agent shall provide the Borrowers with a detailed statement of all reimbursements requested under this
                  Section 11.6(A).

         (B) Indemnity. The Borrowers hereby further agree to indemnify the Agents, the Lead Arrangers, the Alternate Currency Banks, the Issuing Banks and each and all of the Lenders and each of their respective Affiliates, and each of such Agent's, Lead Arranger's, Alternate Currency Bank's, Issuing Bank's, Lender's and Affiliate's directors, officers, employees, attorneys and agents (all such persons, "INDEMNITEES") against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not such Indemnitee is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification.

         (C) Waiver of Certain Claims. The Borrowers further agree to assert no claim against any of the Indemnitees on any theory of liability seeking consequential, special, indirect, exemplary or punitive damages.

         (D) Survival of Agreements. The obligations and agreements of the Borrowers under this Section 11.6 shall survive the termination of this Agreement.

         11.7 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

         11.8 Accounting. Except with respect to the pricing grid calculations in Section 2.15 and the financial covenant calculations in Section
7.4 both of which shall be made in accordance with Agreement Accounting Principles as in effect on the date hereof, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with generally accepted accounting principles as in effect from time to time, consistently applied.

         11.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         11.10 Nonliability of Lenders. The relationship between the Borrowers and the Lenders and the Administrative Agent shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrowers or the Guarantors. Neither the Administrative Agent nor any Lender undertakes any responsibility to any Borrower or Guarantor to review or inform any Borrower or Guarantor of any matter in connection with any phase of the Borrowers' business or operations.

         11.11 GOVERNING LAW. ANY DISPUTE BETWEEN ANY BORROWER AND THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY OTHER HOLDER OF OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (BUT WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

         11.12    CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

         (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

         (B) OTHER JURISDICTIONS. EACH BORROWER AGREES THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY OTHER HOLDER OF OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST EACH BORROWER OR ITS RESPECTIVE PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER ANY BORROWER OR (2) IN ORDER TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. EACH BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE UNRELATED COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON ANY SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. EACH BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).

         (C) VENUE. EACH BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE

                  LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

         (D) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         (E) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF SECTION 11.6 AND THIS SECTION 11.12, WITH ITS COUNSEL.

         11.13 Other Transactions. Each of the Agents, the Lead Arrangers, the Lenders, the Issuing Banks, the Swing Line Banks and the Borrowers acknowledge that the Agents and the Lenders (or Affiliates of the Agents and the Lenders) may, from time to time, effect transactions for their own accounts or the accounts of customers, and hold positions in loans or options on loans of the Company, the Company's Subsidiaries and other companies that may be the subject of this credit arrangement and nothing in this Agreement shall impair the right of any such Person to enter into any such transaction (to the extent it is not expressly prohibited by the terms of this Agreement) or give any other Person any claim or right of action hereunder as a result of the existence of the credit arrangements hereunder, all of which are hereby waived. In addition, certain Affiliates of one or more of the Lenders are or may be securities firms and as such may effect, from time to time, transactions for their own accounts or for the accounts of customers and hold positions in securities or options on securities of the Company, the Company's Subsidiaries and other companies that may be the subject of this credit arrangement and nothing in this Agreement shall impair the right of any such Person to enter into any such transaction (to the extent it is not expressly prohibited by the terms of this Agreement) or give any other Person any claim or right of action hereunder as a result of the existence of the credit arrangements hereunder, all of which are hereby waived. Other business units affiliated with each of the Agents may from time to time provide other financial services and products to the Company and its Subsidiaries.

ARTICLE XII: THE ADMINISTRATIVE AGENT

         12.1 Appointment; Nature of Relationship. ABN is appointed by the Lenders as the Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article XII. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Holder of Obligations by reason of this Agreement and that the Administrative Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent (i) does not assume any fiduciary duties to any of the Holders of Obligations, (ii) is a "representative" of the Holders of Obligations within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders, for itself and on behalf of its Affiliates as Holders of Obligations, agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Holder of Obligations waives.

         12.2 Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Administrative Agent.

         12.3 General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Company, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen primarily from the gross negligence or willful misconduct of such Person.

         12.4 No Responsibility for Loans, Creditworthiness, Recitals, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document;
(iii) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered solely to the Administrative Agent; (iv) the existence or possible existence of any Default or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Company or any of its Subsidiaries.

         12.5 Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all owners of Loans and on all Holders of Obligations. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         12.6 Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as the Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

         12.7 Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

         12.8 The Administrative Agent's, Issuing Banks' and Alternate Currency Banks' Reimbursement and Indemnification. (a) The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Pro Rata Shares (i) for any expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (ii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen primarily from the gross negligence or willful misconduct of the Administrative Agent.

                  (b) The Lenders with a Revolving Loan Commitment agree to reimburse and indemnify the Administrative Agent, the Issuing Banks, the Swing Line Banks and the Alternate Currency Banks ratably in proportion to their respective Pro Rata Revolving Shares (i) any amounts not reimbursed by any Borrower for which the Administrative Agent, the Issuing Banks, the Swing Line Banks and the Alternate Currency Banks are entitled to reimbursement by any Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent, any Issuing Bank, any Swing Line Bank or any Alternate Currency Bank on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and
(iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, any Issuing Bank, any Swing Line Bank or any Alternate Currency Bank in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen primarily from the gross negligence or willful misconduct of the Administrative Agent, the applicable Issuing Bank, the applicable Swing Line Bank or the applicable Alternate Currency Bank.

         12.9 Rights as a Lender. With respect to its Revolving Loan Commitment, Loans made by it, Swing Line Loans made by it, and Letters of Credit issued by it, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders", "Swing Line Bank", "Swing Line Banks", "Issuing Bank" or "Issuing Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

         12.10 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Lead Arrangers or any other Lender and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Lead Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         12.11 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Company prior to the occurrence of a Default (which consent shall not be unreasonably withheld), to appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. If no successor

Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

         12.12 No Duties Imposed Upon Syndication Agent, Documentation Agent or Lead Arrangers. None of the Persons identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as a "Syndication Agent" or "Documentation Agent" or "Lead Arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, if such Person is a Lender, those applicable to all Lenders as such. Without limiting the foregoing, none of the Persons identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreements as a "Syndication Agent" or "Documentation Agent" or "Lead Arranger" shall have or be deemed to have any fiduciary duty to or fiduciary relationship with any Lender. In addition to the agreements set forth in Section 12.10, each of the Lenders acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

         12.13 Collateral Agent. ABN is appointed by the Lenders as the Collateral Agent hereunder and under each of the Pledge Agreements. Each reference to the Administrative Agent in this Article XII shall be deemed to refer also to the Collateral Agent.

ARTICLE XIII: SETOFF; RATABLE PAYMENTS

         13.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs and is continuing, any Indebtedness from any Lender to the Company or any other Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

13.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 4.1, 4.2 or 4.4 and payments expressly hereunder provided to be distributed on other than a pro rata basis or payments made and distributed in accordance with Section 2.12) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligation or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

         13.3 Application of Payments. The Administrative Agent shall apply all payments and prepayments in respect of any Obligations in the following order:

         (A) first, to pay interest on and then principal of any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the applicable Borrower and to pay any Swing Line Loan, Alternate Currency Loan or Reimbursement Obligation that has not been paid;

         (B) second, to the ratable payment of the Obligations then due and payable; and

         (C)      third, to the ratable payment of all other Obligations.

         13.4 Relations Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.

ARTICLE XIV: BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         14.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that (A) no Borrower shall have any right to assign its rights or obligations under the Loan Documents without the consent of all of the Lenders, and any such assignment in violation of this Section 14.1(A) shall be null and void, and (B) any assignment by any Lender must be made in compliance with Section 14.3 hereof. Notwithstanding clause (B) of this Section 14.1 or Section 14.3, (i) any Lender may at any time, without the consent of any Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement to a Federal Reserve Bank and (ii) any Lender which is a fund or commingled investment vehicle that invests in commercial loans in the ordinary course of its business may at any time, without the consent of any Borrower or the Administrative Agent, pledge or assign all or any part of its rights under this Agreement to a trustee or other representative of holders of obligations owed or securities issued by such Lender as collateral to secure such obligations or securities; provided, however, that no such assignment or pledge shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat each Lender as the owner of the Loans made by such Lender hereunder for all purposes hereof unless and until such Lender complies with Section 14.3 hereof in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Loan, Revolving Loan Commitment, L/C Interest or any other interest of a lender under the Loan Documents agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of any Loan, shall be conclusive and binding on any subsequent owner, transferee or assignee of such Loan.

         14.2     Participations.

         (A) Permitted Participants; Effect. Subject to the terms set forth in this Section 14.2, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Revolving Loan Commitment of such Lender, any L/C Interest of such Lender or any other interest of such Lender under the Loan Documents on a pro rata or non-pro rata basis. Notice of such participation to the Company and the Administrative Agent shall be required prior to any participation becoming effective with respect to a Participant which is not a Lender or an Affiliate thereof. Upon receiving said notice, the Administrative Agent shall record the participation in the Register it maintains. Moreover, notwithstanding such recordation, such participation shall not be considered an assignment under Section 14.3 of this Agreement and such Participant shall not be considered a Lender. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of all Loans made by it for all purposes under the Loan Documents, all amounts payable by the applicable Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the applicable Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents except that, for purposes of Article IV hereof, the Participants shall be entitled to the same rights as if they were Lenders.

         (B) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan, Letter of Credit or Revolving Loan Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable pursuant to the terms of this Agreement with respect to any such Loan or Revolving Loan Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Revolving Loan Commitment.

         14.3     Assignments.

         (A) Permitted Assignments. (i) Any Lender (each such assigning Lender under this Section 14.3 being a "SELLER") may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities (other than the Company or any of its Affiliates) ("PURCHASERS") all or a portion of its rights and obligations under this Agreement (including, without limitation, its Tranche A Revolving Loan Commitment, its Tranche B Revolving Loan Commitment, any Loans owing to it, all of its participation interests in existing Letters of Credit, Swing Line Loans and

                  Alternate Currency Loans, and its obligation to participate in additional Letters of Credit, Swing Line Loans and Alternate Currency Loans hereunder) in accordance with the provisions of this Section 14.3. Such assignment shall be substantially in the form of Exhibit D hereto and shall not be permitted hereunder unless such assignment is either for all of such Seller's rights and obligations under the Loan Documents or, without the prior written consent of the Administrative Agent and the Company, involves loans and commitments as a consequence of which neither the Seller nor the Purchaser will have a Commitment of less than $5,000,000 (for Sellers which are Managing Agents or Agents) or $10,000,000 (for all other Sellers); provided that the foregoing restrictions with respect to Commitments having a minimum aggregate amount (i) shall not apply to any assignment between Lenders, or to an Affiliate or Approved Fund of any Lender, and (ii) in any event may be waived by the Administrative Agent and the Company). The written consent of the Administrative Agent, and, prior to the occurrence of a Default, the Company (which consent, in each such case, shall not be unreasonably withheld), shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate or Approved Fund of such Lender.

         (ii) Notwithstanding anything to the contrary contained herein, any Lender (each such Lender, a "GRANTING BANK") may grant to a special purpose funding vehicle (each such special purpose funding vehicle, a "SPC"), identified as such in writing from time to time by the applicable Granting Bank to the Administrative Agent and the Company, the option to provide to the Company and the other Borrowers all or any part of any Advance that such Granting Bank would otherwise be obligated to make to the applicable Borrower pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to make any Advance, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the applicable Granting Bank shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by any SPC hereunder shall utilize the Revolving Loan Commitment of the applicable Granting Bank to the same extent, and as if, such Advance were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or other similar payment obligation under this Agreement (all liability for which shall remain with the applicable Granting Bank). All notices hereunder to any Granting Bank or the related SPC, and all payments in respect of the Obligations due to such Granting Bank or the related SPC, shall be made to such Granting Bank. In addition, each Granting Bank shall vote as a Lender hereunder without giving effect to any assignment under this Section 14.3(A)(ii), and not SPC shall have any vote as a Lender under this Agreement for any purpose. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereto. In addition, notwithstanding anything to the contrary contained in this Section 14.3, any SPC may (i) with notice to, but without the prior written consent of, the Company and the Administrative Agent and without paying any processing or administrative fee therefor, assign all or a portion of its interest in any Advances to the Granting Bank or to any financial institutions (consented to by the Company and the Administrative Agent in accordance with the terms of Section 14.3(A)(i)) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Advances and (ii) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 14.3(A)(ii) may not be amended without the written consent of each SPC affected thereby.

         (B) Effect; Effective Date. Upon (i) delivery to the Administrative Agent and the Alternate Currency Banks of a notice of assignment, substantially in the form attached as Appendix I to Exhibit D hereto (a "NOTICE OF ASSIGNMENT"), together with any consent required by Section 14.3(A) hereof,
                  (ii) payment of a $3,500 fee by the assignee or the assignor (as agreed) to the Administrative Agent for processing such assignment (other than an assignment by a Lender to an Affiliate of such Lender or an Approved Fund of such Lender), and (iii) the completion of the recording requirements in
                  Section 14.3(C), such assignment shall become effective on the later of such date when the requirements in clauses (i), (ii), and (iii) are met or the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Revolving Loan Commitment, Loans and L/C Obligations under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by any Borrower, the Lenders, the Alternate Currency Banks or the Administrative Agent shall be required to release the Seller with respect to the percentage of the Aggregate Revolving Loan Commitment, Loans and Letter of Credit, Swing Line Loans and Alternate Currency Loan participations assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this
                  Section 14.3(B), the Seller, the Administrative Agent, the Alternate Currency Banks and the Borrowers shall make appropriate arrangements so that, to the extent notes have been issued to evidence any of the transferred Loans, replacement notes are issued to such Seller and new notes or, as appropriate, replacement notes, are issued to such Purchaser, in each case in principal amounts reflecting their Revolving Loan Commitment, as adjusted pursuant to such assignment. Notwithstanding anything to the contrary herein, no Borrower shall, at any time, be obligated to pay under
                  Section 2.15(E) to any Lender that is a Purchaser, assignee or transferee any sum in excess of the sum which such Borrower would have been obligated to pay to the Lender that was the Seller, assignor or transferor had such assignment or transfer not been effected.

         (C) The Register. Notwithstanding anything to the contrary in this Agreement, each Borrower hereby designates the Administrative Agent, and the Administrative Agent hereby accepts such designation, to serve as such Borrower's contractual representative solely for purposes of this Section 14.3(C). In this connection, the Administrative Agent shall maintain at its address referred to in Section 15.1 a copy of each assignment delivered to and accepted by it pursuant to this Section 14.3 and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitment of, principal amount of and interest on the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this Section
                  14.3. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company and each of its Subsidiaries, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         14.4 Confidentiality. Subject to Section 14.5, the Administrative Agent and the Lenders and their respective representatives shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by the Company or any other Borrower in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound commercial lending or investment practices and in any event may make disclosure reasonably required by a prospective Transferee in connection with the contemplated participation or assignment or as required or requested by any Governmental Authority or any securities exchange or similar self-regulatory organization or representative thereof or pursuant to a regulatory examination or legal process, or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor. In no event shall the Administrative Agent or any Lender be obligated or required to return any materials furnished by the Company; provided, however, each prospective Transferee shall be required to agree that if it does not become a participant or assignee it shall return all materials furnished to it by or on behalf of the Company in connection with this Agreement.

         14.5 Dissemination of Information. Each Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the Company and its Subsidiaries; provided that prior to any such disclosure, such prospective Transferee shall agree to preserve in accordance with Section 14.4 the confidentiality of any confidential information described therein.

ARTICLE XV: NOTICES

         15.1 Giving Notice. Except as otherwise permitted by Section 2.14 with respect to Borrowing/Conversion/Continuation Notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

         15.2 Change of Address. The Borrowers, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

         15.3 Authority of Company. Each of the Subsidiary Borrowers, by its execution hereof or of an Assumption Letter (i) irrevocably authorizes the Company, on behalf of such Subsidiary Borrower, to give and receive all notices under the Loan Documents and to make all elections under the Loan Documents and to give all Borrowing/Conversion/Continuation Notices on its behalf, (ii) agrees to be bound by any such notices or elections and (iii) agrees that the Administrative Agent and Lenders may rely upon any such policies or elections as if they had been given or made by such Subsidiary Borrower.

ARTICLE XVI: COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Company, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by telex or telephone, that it has taken such action.


                   Remainder of This Page Intentionally Blank

         IN WITNESS WHEREOF, the Company, the Subsidiary Borrowers, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

                                  LANIER WORLDWIDE, INC., as the Company



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  LANIER EUROPE AG, as a Subsidiary Borrower



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  LANIER EUROPE B.V., as a Subsidiary
                                  Borrower



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  LANIER HOLDINGS, INC., as a Subsidiary
                                  Borrower



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  LANIER PUERTO RICO, INC., as a Subsidiary
                                  Borrower



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  ABN AMRO BANK N.V., as Administrative
                                  Agent, Issuing Bank, Dollar Swing Line Bank,
                                  Alternate Currency Bank, and Lender



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


        [Signature page to Amended and Restated 5-Year Credit Agreement]

                                  ABN AMRO BANK N.V., BELGIUM
                                  BRANCH, as Multicurrency Swing Line Bank and
                                  Lender



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  SUNTRUST BANK, ATLANTA, as Syndication
                                  Agent and Lender



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  WACHOVIA BANK N.A., as Documentation
                                  Agent and Lender



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  FIRST UNION NATIONAL BANK., as Lender



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  BANK ONE, NA (MAIN CHICAGO OFFICE),
                                  as Lender



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  BANCO POPULAR DE PUERTO RICO, as
                                  Lender



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  BANK OF MONTREAL, as Lender



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


        [Signature page to Amended and Restated 5-Year Credit Agreement]

                                  THE BANK OF NEW YORK, as Lender



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  THE BANK OF NOVA SCOTIA, as Lender



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  THE BANK OF TOKYO-MITSUBISHI LTD.,
                                  as Lender



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  BANQUE NATIONALE DE PARIS, as Lender



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  CREDIT SUISSE FIRST BOSTON, as Lender



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  DRESDNER BANK LATEINAMERIKA
                                  AKTIENGESELLSCHAFT, MIAMI AGENCY, as Lender



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  FIRSTAR BANK N.A., as Lender



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


        [Signature page to Amended and Restated 5-Year Credit Agreement]

                                  THE MITSUBISHI TRUST AND BANKING
                                  CORPORATION, as Lender



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  REGIONS BANK, as Lender



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  BANCA DI ROMA, NEW YORK BRANCH, as
                                  Lender



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  ERSTE BANK, NEW YORK BRANCH, as
                                  Lender



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  HIBERNIA NATIONAL BANK, as Lender



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  COMERICA BANK, as Lender



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


        [Signature page to Amended and Restated 5-Year Credit Agreement]